FIFTH AMENDED AND RESTATED AGENCY AGREEMENT


                                  BY AND AMONG


                         TOYOTA MOTOR CREDIT CORPORATION

                                    AS ISSUER

                                      -AND-

                            JPMORGAN CHASE BANK, N.A.

                                    AS AGENT

                                      -AND-

                        J.P. MORGAN BANK LUXEMBOURG S.A.

                                 AS PAYING AGENT




                         DATED AS OF SEPTEMBER 30, 2005

                                 IN RESPECT OF A

                               U.S.$20,000,000,000
                          EURO MEDIUM-TERM NOTE PROGRAM






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                                TABLE OF CONTENTS

                                                                           PAGE




1.       DEFINITIONS AND INTERPRETATIONS......................................2

2.       APPOINTMENT OF AGENT AND PAYING AGENTS...............................7

3.       ISSUE OF TEMPORARY GLOBAL NOTES......................................8

4.       ISSUE OF PERMANENT GLOBAL NOTES......................................9

5.       ISSUE OF DEFINITIVE NOTES...........................................10

6.       EXCHANGES...........................................................11

7.       TERMS OF ISSUE......................................................11

8.       PAYMENTS............................................................13

9.       DETERMINATIONS AND NOTIFICATIONS IN RESPECT OF NOTES................15

10.      NOTICE OF ANY WITHHOLDING OR DEDUCTION..............................16

11.      DUTIES OF THE AGENT IN CONNECTION WITH EARLY REDEMPTION.............17

12.      PUBLICATION OF NOTICES..............................................17

13.      CANCELLATION,  RESALE  AND  REISSUANCE  OF  NOTES,  RECEIPTS,
         COUPONS  AND TALONS.................................................17

14.      ISSUE OF REPLACEMENT NOTES, RECEIPTS, COUPONS AND TALONS............19

15.      COPIES OF THIS AGREEMENT AND EACH FINAL TERMS AVAILABLE FOR
         INSPECTION..........................................................20

16.      COMMISSIONS AND EXPENSES............................................20

17.      INDEMNITY...........................................................21

18.      REPAYMENT BY THE AGENT..............................................21

19.      CONDITIONS OF APPOINTMENT...........................................21

20.      COMMUNICATION BETWEEN THE PARTIES...................................23

21.      CHANGES IN AGENT AND PAYING AGENTS..................................23

22.      MERGER AND CONSOLIDATION............................................25

23.      NOTIFICATIONS.......................................................25

24.      CHANGE OF SPECIFIED OFFICE..........................................26

25.      NOTICES.............................................................26

26.      TAXES AND STAMP DUTIES..............................................26

27.      CURRENCY INDEMNITY..................................................26

28.      AMENDMENTS:  MEETINGS OF HOLDERS....................................27

29.      CALCULATION AGENCY AGREEMENT........................................29

30.      REDENOMINATION AND EXCHANGE.........................................29

31.      DESCRIPTIVE HEADINGS................................................32

32.      GOVERNING LAW.......................................................32

33.      COUNTERPARTS........................................................32




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                                   APPENDICES

                                                                           Page

APPENDIX A
Terms and Conditions of the Notes...........................................A-1

APPENDIX B
Forms of Global and Definitive Notes, Coupons, Receipts
and Talons..................................................................B-1

Appendix B-1--Form of Temporary Global Notes..............................-1--1

         Schedule One--Part I--Interest Payments.........................B-1--6

         Schedule One--Part II--Installment Payments.....................B-1--7

         Schedule Two--Schedule of Exchanges for Notes
         Represented by a Permanent Global Note or Definitive Notes,
         or Redemptions or Purchases and Cancellations.....................1--8

         Schedule Three--Form of Certificate to be Presented
         by Appropriate Clearing System....................................1--9

         Certificate "A"--Form of Certificate to be Presented
         to Appropriate Clearing System.....................................-11

Appendix B-2--Form of Permanent Global Note...............................-2--1

         Schedule One--Part I--Interest Payments.........................B-2--6

         Schedule One--Part II--Installment Payments.....................B-2--7

         Schedule Two--Schedule of Exchanges of a Temporary
         Global Note and for Definitive Notes, or Redemptions or
         Purchases and Cancellations.......................................2--9

Appendix B-3--Definitive Note.............................................-3--1

Appendix B-4--Form of Coupon..............................................-4--1

Appendix B-5--Form of Receipt.............................................-5--1

Appendix B-6--Form of Talon...............................................-6--1

APPENDIX C
Form of Calculation Agency Agreement........................................C-1

APPENDIX D
Form of Operating & Administrative Procedures Memorandum....................D-1

         Annex A--Settlement Procedures.....................................D-3

         Annex B to Appendix D--Form of Final Terms.........................D-6

         Annex C--Form Letter from Lead Manager/Dealer.....................D-20

         Annex D--Trading Desk Information.................................D-21

APPENDIX E
Form of the Notes..........................................................E-1




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                   FIFTH AMENDED AND RESTATED AGENCY AGREEMENT

                                 in respect of a

                          EURO MEDIUM-TERM NOTE PROGRAM

WHEREAS, the Company has entered into the Fifth Amended and Restated Program Agreement dated September 30, 2005 (the "Program Agreement") with Merrill Lynch International, BNP Paribas, Credit Suisse First Boston (Europe) Limited, Dresdner Bank Aktiengesellschaft, J.P. Morgan Securities Ltd., Morgan Stanley & Co. International Limited, Nomura International plc, and UBS Limited (the "Dealers") pursuant to which the Company may issue notes (the "Notes") in an aggregate principal amount of up to U.S.$20,000,000,000 (or its equivalent in other currencies or currency units) outstanding at any time;

WHEREAS, the Company entered into an Agency Agreement dated October 30, 1992 with JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as agent (the "Agent") and J.P. Morgan Bank Luxembourg S.A. (formerly known as Chase Manhattan Bank Luxembourg S A.), as paying agent (the "Paying Agent") in connection with the issuance of Notes under the Program Agreement (the "Original Agreement"), which Original Agreement was amended by Amendment No. 1 dated July 26, 1993;

WHEREAS, the Company entered into an Amended and Restated Agency Agreement dated July 28, 1994 with the Agent and the Paying Agent, as amended by Amendment No. 1 dated as of July 27, 1995 and Amendment No. 2 dated July 19, 1996 (the "First Amended and Restated Agency Agreement");

WHEREAS, the Company entered into a Second Amended and Restated Agency Agreement dated July 24, 1997 with the Agent and the Paying Agent, as amended by Amendment No. 1 dated July 24, 1998, Amendment No. 2 dated July 23, 1999, and Amendment No. 3 dated July 28, 2000 (as amended, the "Second Amended and Restated Agency Agreement");

WHEREAS, the Company entered into a Third Amended and Restated Agency Agreement dated October 4, 2000 with the Agent and the Paying Agent, as amended by Amendment No. 1 dated October 3, 2001 (as amended, the "Third Amended and Restated Agency Agreement"); and

WHEREAS, the Company entered into a Fourth Amended and Restated Agency Agreement dated October 1, 2002 with the Agent and the Paying Agent, as amended by Amendment No. 1 dated September 30, 2003 and Amendment No. 2 dated September 29, 2004 (as amended, the "Fourth Amended and Restated Agency Agreement"); and

WHEREAS, as permitted by Clause 28 of the Fourth Amended and Restated Agency Agreement, the parties desire to amend and restate in its entirety the Fourth Amended and Restated Agency Agreement.

NOW, THEREFORE, BE IT RESOLVED that the Fourth Amended and Restated Agency Agreement is hereby amended and restated in its entirety to read as follows:

THIS FIFTH AMENDED AND RESTATED AGENCY AGREEMENT (the "Agreement") is made as of September 30, 2005 BY AND AMONG:

(1) Toyota Motor Credit Corporation of Torrance, California, U.S.A. (the "Company");

(2) JPMorgan Chase Bank, N.A. of Trinity Tower, 9 Thomas More Street, London E1W 1YT (the "Agent", which expression shall include any successor agent appointed in accordance with Clause 21); and

(3) J.P. Morgan Bank Luxembourg S.A. of 6 route de Treves, L-2633 Senningerberg (Municipality of Niederanven), Luxembourg (together with the Agent, the "Paying Agents", which expression shall include any additional or successor paying agent appointed in accordance with Clause 21 and "Paying Agent" shall mean any of the Paying Agents).

1.       Definitions and Interpretations

(1)      The following expressions shall have the following meanings:

         "Agreement Date" means, with respect to any Note, the date on which agreement is reached for the issuance of such Note as contemplated in Clause 2 of the Program Agreement, which in the case of Notes issued on a syndicated basis shall be the date the applicable Syndicate Purchase Agreement, the form of which is attached as Appendix F to the Program Agreement, is signed by all parties;

         "Arranger" means Merrill Lynch International, and any company appointed to the position of arranger for the Program, and references in this Agreement to the Arranger shall be references to all of them;

         "BALO" means the Bulletin des Annonces Legales Obligatoires;


         "Base Prospectus" means, as of any Agreement Date, any base prospectus, including the Offering Circular and the documents specifically referred to therein as constituting a base prospectus but excluding any documents incorporated by reference that are not expressly stated as being incorporated by reference into such base prospectus, with regard to the issue by the Company of Notes (other than unlisted Notes) approved under the Prospectus Rules by the Financial Services Authority in accordance with the provisions of section 87A of the FSMA (including any supplementary prospectus published in accordance with the provisions of this Agreement or otherwise);

         "Clearstream" and "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme;
         "Conditions" means, in respect of any Series of Notes, the terms and conditions of the Notes of such Series, such terms and conditions being in the form or substantially in the form set out in Appendix A hereto or in such other form, having regard to the terms of the relevant Series, as may be agreed between the Company, the Agent and the relevant Purchaser or Purchasers as from time to time;

         "Coupon" has the meaning ascribed thereto in the Conditions;

         "Dealer" means each of Merrill Lynch International, BNP Paribas, Credit Suisse First Boston (Europe) Limited, Dresdner Bank Aktiengesellschaft, J.P. Morgan Securities Ltd., Morgan Stanley & Co. International Limited, Nomura International plc, and UBS Limited, and any other entities appointed as dealers from time to time pursuant to the Program Agreement;

         "Definitive Note" means a Note in definitive form substantially in the form set out in Appendix B-3 hereto (or in such other form as may be agreed between the Company, the Agent and the relevant Purchaser or Purchasers) issued or to be issued by the Company pursuant to this Agreement in exchange for the whole or part of a Temporary Global or a Permanent Global Note;

         "Dual Currency Notes" means Notes in respect of which principal and/or interest is payable in one or more Specified Currencies other than the Specified Currency in which they are denominated;

         "Established Rate" means the rate for the conversion of the Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Community regulations) into euro established by the Council of the European Union pursuant to Article 109l(4) of the Treaty;

         "Euro", "euro" and "(euro)" mean the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty;

         "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system;

         "Final Terms" means the Final Terms issued in relation to each Series of Notes (substantially in the form of Annex B to the Procedures Memorandum) as a supplement to the Offering Circular and giving details of that Tranche;

         "FSMA" means the Financial Services and Markets Act 2000 of the United Kingdom, as amended;

         "Global Note" means a Temporary Global Note or a Permanent Global Note;


         "ISDA Definitions" means the 2000 ISDA Definitions published by the International Swaps and Derivatives Association, Inc., as amended, supplemented or updated from time to time;

         "Issue Date" means, in respect of any Note, the date of issue and purchase of such Note pursuant to Clause 2 of the Program Agreement, being in the case of any Note in the form of a Definitive Note, the same date as the date of issue of the Global Note which initially represented such Note;

         "Listing Agent" means, in relation to any Notes which are, or are to be, listed on a Stock Exchange other than the London Stock Exchange, such listing agent as the Company may from time to time appoint for purposes of liaising with such Stock Exchange or other relevant authority;

          "Listing Rules" means:

(a) in the case of Notes which are, or are to be, admitted to the Official List, the listing rules made under section 73A of the FSMA; and

(b) in the case of Notes which are, or are to be, listed on a Stock Exchange other than the London Stock Exchange, the listing rules and regulations for the time being in force for such Stock Exchange;

         "London Stock Exchange" means the London Stock Exchange plc or such other body to which its functions have be transferred;

         "Member State" means a member state of the European Union;


         "Note" means any note issued or to be issued by the Company pursuant to the Program Agreement, which Note may be represented by a Global Note or a Definitive Note;

         "Noteholders" means the several persons who are for the time being holders of outstanding Notes save that for so long as any of the Notes are represented by a Global Note, each person who is for the time being shown in the records of Euroclear, Clearstream, or such other applicable clearing agency as the holder of a particular principal amount of such Notes (other than a clearing agency (including Clearstream and Euroclear) that is itself an account holder of Clearstream, Euroclear or any other applicable clearing agency for a Series of Notes) (in which regard any certificate or other document issued by Euroclear, Clearstream or such other applicable clearing agency as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Company, the Agent and any other Paying Agent as a holder of such nominal amount of such Notes for all purposes other than for the payment of principal (including premium (if any)) or interest on such Notes, the right to which shall be vested, as against the Company, the Agent and any other Paying Agent, solely in the bearer of the Global Note in accordance with and subject to its terms (and the expressions "Noteholder", "holder of Notes" and related expressions shall be construed accordingly);

         "Offering Circular" means the Offering Circular relating to the Program which, excluding all documents incorporated by reference that are not expressly stated as being incorporated by reference into the Base Prospectus, will constitute a base prospectus for the purposes of
         Article 5.4 of the Prospectus Directive, as revised, supplemented, amended or updated from time to time, including in relation to each Tranche of Notes, the Final Terms relating to such Tranche, and such other documents as are from time to time incorporated therein by reference;

         "Official List" has the meaning ascribed thereto in section 103 of the FSMA;


         "Outstanding" means, in relation to the Notes, all the Notes issued other than (a) those which have been redeemed in full in accordance with this Agreement or the Conditions, (b) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys therefor (including all interest (if any) accrued thereon to the date for such redemption and any interest (if any) payable under the Conditions after such date) have been duly paid to the Agent as provided herein (and, where appropriate, notice has been given to the Noteholders in accordance with Condition 16) and remain available for payment against presentation of Notes, (c) those which have become void under Condition 15, (d) those which have been purchased or otherwise acquired and cancelled as provided in Condition 5 and those which have been purchased or otherwise acquired and are being held by the Company for subsequent resale or reissuance as provided in Condition 5 during the time so held, (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 14, (f) (for the purposes only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 14 and (g) Temporary Global Notes to the extent that they shall have been duly exchanged in whole for Permanent Global Notes or Definitive Notes and Permanent Global Notes to the extent that they shall have been duly exchanged in whole for Definitive Notes, in each case pursuant to their respective provisions;

         "Permanent Global Note" means a Global Note substantially in the form set out in Appendix B-2 hereto (or in such other form as may be agreed between the Company, the Agent and the relevant Purchaser or Purchasers) comprising Notes issued or to be issued by the Company in exchange for the whole or part of a Temporary Global Note issued in respect of the Notes of the same Series;

         "Procedures Memorandum" means the Operating & Administrative Procedures Memorandum attached as Appendix D to this Agreement as amended or varied from time to time by agreement between the parties hereto with written approval of the Agent.

         "Program" means the Euro Medium-Term Note Program established by the Program Agreement;

         "Program Agreement" means the Fifth Amended and Restated Program Agreement dated September 30, 2005 between the Company and the Dealers concerning the purchase of Notes to be issued by the Company and includes any subsequent amendment or supplement thereto;

         "Prospectus Directive" means Directive 2003/71/EC;

         "Prospectus Rules" means (i) in the case of Notes which are, or are to be, admitted to the Official List and admitted to trading on the London Stock Exchange, the prospectus rules made under the FSMA; and (ii) in the case of Notes which are, or are to be, listed on a Stock Exchange other than the London Stock Exchange, the legal provisions and/or the rules and regulations relating to prospectuses for the time being in force for that Stock Exchange;

         "Purchaser" means a Dealer or any third party other than a dealer (as defined in Section 2(12) of the United States Securities Act of 1933, as amended), who agrees to purchase Notes pursuant to the Program Agreement and references to a relevant Purchaser or Purchasers mean in relation to any Note, the Purchaser or Purchasers to whom the Company has agreed to issue and sell such Note;

         "Receipt" has the meaning ascribed thereto in the Conditions;


         "Redenomination Date" means in the case of interest bearing Notes, any date for payment of interest under the Notes or in the case of Zero Coupon Notes, any date, in each case specified by the Company in the notice given to Noteholders pursuant to Clause 30 and which falls on or after the start of the third stage of European economic and monetary union pursuant to the Treaty, or if the country of the Specified Currency is not one of the countries then participating in such third stage, which falls on or after such later date as it does so participate and which falls before the date on which the Specified Currency ceases to be a sub-division of the Euro;

         "Series" means all Notes which are denominated in the same currency and which have the same Maturity Date, Interest Basis, Redemption/Payment Basis and interest payment dates (if any)
         (all as indicated in the applicable Final Terms)and the terms of which (except for the Issue Date or Interest Commencement Date(as the case may be) and/or the Issue Price (all as indicated as aforesaid)) are otherwise identical (including whether or not the Notes are listed); and the expressions "Notes of the relevant Series" and "holders of Notes of the relevant Series" and related expressions shall be construed accordingly;

         "Specified Currency" means the currency (which expression shall include euro and other currency units) in which Notes are denominated and, in the case of Dual Currency Notes, the currency or currencies in which payment in respect of the Notes is to be made;

         "Stock Exchange" means the Official List, the London Stock Exchange or any other or further stock exchange(s) or relevant authority on which any Notes may from time to time be listed or admitted to trading; and references in this Agreement to the "relevant Stock Exchange" shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are from time to time, or are intended to be, listed or admitted to trading;

         "Talon" has the meaning ascribed thereto in the Conditions;


         "TARGET system" means the Trans-European Automated Real-time Gross Settlement Express Transfer System;

         "Temporary Global Note" means a Global Note substantially in the form set out in Appendix B-1 hereto (or in such other form as may be agreed between the Company, the Agent and the relevant Purchaser or Purchasers) comprising Notes issued or to be issued by the Company pursuant to the Program Agreement and issued in respect of the Notes of the same Series;

         "Tranche" means all Notes of the same Series with the same Issue Date and Interest Commencement Date;

         "Treaty" means the Treaty establishing the European Community, as amended by the Treaty on Economic Union;

         "UK Listing Authority" means the name by which the Financial Services Authority is known being the body appointed under FSMA as "competent authority" to decide on the admission of securities to the Official List; and

         "U.S.$" and "U.S. dollar" mean the lawful currency for the time being of the United States.

(2) Terms and expressions (including the definitions of currencies or composite currencies) defined in the Conditions or Appendices or used in the applicable Final Terms shall have the same meanings in this Agreement, except where the context requires otherwise.

(3) Any references to Notes shall, unless the context otherwise requires, include any Temporary Global Notes, Permanent Global Notes and Definitive Notes.

(4) As used herein, in relation to any Notes which are to have a "listing" or to be "listed" on the London Stock Exchange, "listing" or "listed" shall be construed to mean that such Notes have been admitted to the Official List and admitted to trading on the London Stock Exchange.

2.       Appointment of Agent and Paying Agents

(1) The Agent is hereby appointed as agent of the Company, to act as issuing and principal paying agent, upon the terms and subject to the conditions set out below, for the purposes of, inter alia:

(a)                        completing, authenticating and issuing Notes;

(b) exchanging Temporary Global Notes for Permanent Global Notes or Definitive Notes and in the case where Temporary Global Notes are initially exchanged for Permanent Global Notes, exchanging Permanent Global Notes for Definitive Notes in accordance with the terms of such Global Notes;

(c) paying sums due on Global Notes and Definitive Notes, Receipts and Coupons;

(d) determining the interest and/or other amounts payable in respect of the Notes in accordance with the Conditions;

(e) arranging on behalf of the Company for notices to be communicated to the Noteholders and the relevant Stock Exchanges;

(f) ensuring that all necessary action is taken to comply with the periodic reporting and notification requirements of the Ministry of Finance of Japan (including any monthly reports or such other reports as may be required) and other applicable Japanese authorities, or any other competent authority of any relevant currency with respect to the Notes to be issued under the Program;

(g) receiving notice from Euroclear, Clearstream and/or such other applicable clearing agency relating to the certificates of non-U.S. beneficial ownership of the Notes;

(h) upon certification by the participating Dealer or Dealers to the Agent that the distribution with respect to a particular Tranche of Notes has been completed, determining and certifying to Clearstream, Euroclear or such other applicable clearing agency the applicable Exchange Date;

(i) performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

(j) Any of the duties and obligations of the Agent in its capacity of issuing and principal paying agent set forth in Subclauses (a), (b), (c), (d), (e), (f),
                           (g), (h) and (i) may, with the consent of the Company, be delegated by the Agent with respect to a particular Series of Notes to a third party, provided such third party's performance is subject to the overall supervision and control of the Agent.

(2) Each Paying Agent is hereby appointed as paying agent of the Company, upon the terms and subject to the conditions set out below, for the purposes of paying sums due on Notes, Receipts and Coupons.

3.      Issue of Temporary Global Notes

(1) Subject to Subclause 3(2), following receipt of the applicable Final Terms signed by the Company with respect of an issue of Notes in accordance with the provisions of the Procedures Memorandum set out in Appendix D hereto (as from time to time varied, with the prior approval of the Agent, by the Company and the relevant Purchaser or Purchasers of the Notes of such issue), the Agent will take the steps required of the Agent in the Procedures Memorandum. For this purpose the Agent is authorized on behalf of the
                           Company:

(a) to prepare a Temporary Global Note or Temporary Global Notes containing the relevant Conditions and to complete, in accordance with such Final Terms, the necessary details on such Temporary Global Note(s);

(b)                        to authenticate such Temporary Global Note(s); and

(c)                        to  deliver  such  Temporary  Global  Note(s)
                           (i) to the specified common depositary of Euroclear, Clearstream and/or such other applicable clearing agency as is specified in the related Final Terms against receipt from such common depositary of confirmation that such common depositary is holding the Temporary Global Note(s) in safe custody for the account of Euroclear, Clearstream or such other applicable clearing agency and to instruct Euroclear,Clearstream and/or such other applicable clearing agency (as the case may be) to credit the Notes represented by such Temporary Global Notes(s), unless otherwise agreed in writing between the Agent and the Company, to the Agent's distribution account (or in the case of a syndicated bond issue, the lead manager's account), or (ii) as otherwise agreed in writing between the Company and the Agent.

(2) The Agent shall only be required to perform its obligations under Subclause
3(1) if it holds a master Temporary Global Note duly executed by a person or persons authorized to execute the same on behalf of the Company, which may be used by the Agent for the purpose of preparing Temporary Global Note(s) in accordance with Subclause 3(1)(a).

(3) The Agent shall provide Euroclear, Clearstream and/or such other applicable clearing agency with the notifications, instructions or other information to be given by the Agent to Euroclear, Clearstream and/or such other applicable clearing agency.

(4) Any of the duties and obligations of the Agent set forth in this Clause 3 may, with the consent of the Company, be delegated by the Agent with respect to a particular Series of Notes to a third party, provided such third party's performance is subject to the overall supervision and control of the Agent.

4.       Issue of Permanent Global Notes

(1) Subject to Subclause 4(2), upon the occurrence of any event which pursuant to the terms of a Temporary Global Note requires the issue of a Permanent Global Note, the Agent shall issue a Permanent Global Note in accordance with the terms of the Temporary Global Note. For this purpose the Agent is authorized on behalf of the Company:

(a) to prepare a Permanent Global Note containing the relevant Conditions and to complete, in accordance with the terms of the Temporary Global Note, the necessary details on such Permanent Global Note and attach a copy of the applicable Final Terms to such Permanent Global Note;

(b)                         to authenticate such Permanent Global Note; and

(c) (i) where the Temporary Global Note is being held by a common depositary as aforesaid, to deliver such Permanent Global Note to the specified common depositary that is holding the Temporary Global Note for the time being on behalf of Euroclear, Clearstream and/or such other applicable clearing agency as is specified in the related Final Terms in exchange for such Temporary Global Note or, in the case of a partial exchange, after noting the details of such exchange in the appropriate spaces on both the Temporary Global Note and the Permanent Global Note, and in either case against receipt from the common depositary of confirmation that such common depositary is holding the Permanent
                            Global Note in safe custody for the account of Euroclear, Clearstream and/or such other applicable clearing agency (as the case may be); or (ii) where the Temporary Global Note is not being held by a common depositary, as otherwise agreed in writing between the Company and the Agent.

(2) The Agent shall only be required to perform its obligations under Subclause 4(l) if it holds a master Permanent Global Note duly executed by a person or persons authorized to execute the same on behalf of the Company, which may be used by the Agent for the purpose of preparing Permanent Global Notes(s) in accordance with Subclause 4(1)(a).

(3) The Agent shall provide Euroclear, Clearstream or such other applicable clearing agency with the notifications, instructions or other information to be given by the Agent to Euroclear, Clearstream or such other applicable clearing agency.

(4) Any of the duties and obligations of the Agent set forth in this Clause 4 may, with the consent of the Company, be delegated by the Agent with respect to a particular Series of Notes to a third party, provided such third party's performance is subject to the overall supervision and control of the Agent.

5.        Issue of Definitive Notes

(1) Upon notice from Euroclear, Clearstream or such applicable clearing agency pursuant to the terms of a Temporary Global Note or Permanent Global Note, as the case may be, requiring the issue of one or more Definitive Note(s), the Agent shall deliver the relevant Definitive Note(s) in accordance with the terms of the relevant Global Note. For this purpose, the Agent is hereby authorized on behalf of the
                           Company:

(a) to authenticate or arrange for authentication on its behalf (if so instructed by the Company) of such Definitive Note(s); and

(b) to deliver such Definitive Note(s) to or to the order of Euroclear,Clearstream and/or such other applicable clearing agency as is specified in the related Final Terms either in exchange for such Global Note or, in the case of a partial exchange, on entering details of any partial exchange of the Global Note in the relevant space in Schedule Two of such Global Note; provided that the Agent shall only permit a partial exchange of Notes represented by a Permanent Global Note for Definitive Notes if the Notes which continue to be represented by such Permanent Global Note are regarded as fungible by Euroclear, Clearstream and/or such other applicable clearing agency with the Definitive Notes issued in partial exchange therefor.

                           The Agent shall notify the Company forthwith upon receipt of a request for issue of Definitive Note(s) in accordance with the provisions of a Global Note (and the aggregate principal amount of such Temporary Global Note or Permanent Global Note,as the case may be, to be exchanged in connection therewith).

(2) The Company undertakes to deliver to the Agent, pursuant to a request for the issue of Definitive Notes under the terms of the relevant Global Note, sufficient numbers of executed Definitive Notes to enable the Agent to comply with its obligations under this Clause 5.

(3) Any of the duties and obligations of the Agent set forth in this Clause 5 may, with the consent of the Company, be delegated by the Agent with respect to a particular Series of Notes to a third party, provided such third party's performance is subject to the overall supervision and control of the Agent.

6.      Exchanges

                           Upon any exchange of all or a portion of an interest in a Temporary Global Note for an interest in a Permanent Global Note or for Definitive Notes or upon any exchange of all or a portion of an interest in a Permanent Global Note for Definitive Notes, the Global Note shall be endorsed to reflect the reduction of its principal amount by the aggregate principal amount so exchanged. Until exchanged in full, the holder of an interest in any Global Note shall in all respects be entitled to the same benefits as the holder of Notes,Receipts and Coupons authenticated and delivered hereunder, subject as set out in the Conditions. The Agent is hereby authorized on behalf of the Company (a) to endorse or to arrange for the endorsement of the relevant Global Note to reflect the reduction in the principal amount represented thereby by the amount so exchanged and, if appropriate, to endorse the Permanent Global Note to reflect any increase in the principal amount represented thereby, and in either case, to sign in the relevant space on the relevant Global Note recording such exchange or increase; and (b) in the case of a total exchange, to cancel or arrange for the cancellation of the relevant Global Note. Any of the duties and obligations of the Agent set forth in this Clause 6 may,with the consent of the Company, be delegated by the Agent with respect to a particular Series of Notes to a third party, provided such third party's performance is subject to the overall supervision and control of the Agent.

7.       Terms of Issue

(1) The Agent shall cause all Temporary Global Notes, Permanent Global Notes and Definitive Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that such Notes are issued only in accordance with the provisions of this Agreement and the relevant Global Note and Conditions.

(2) Subject to the procedures set out in the Procedures Memorandum, for the purposes of Subclause (1) the Agent is entitled to treat a telephone, telex or facsimile communication from a person purporting to be (and who the Agent, after making reasonable investigation, believes in good faith to be) the authorized representative of the Company named in the list referred to in, or notified pursuant to, Subclause 19(7) as sufficient instructions and authority of the Company for the Agent to act in accordance with Subclause 7(1).

(3) In the event that a person who has signed on behalf of the Company a master Temporary Global Note, a master Permanent Global Note or Definitive Notes not yet issued but held by the Agent in accordance with Subclause 5(1) ceases to be authorized as described in Subclause 19(7), the Agent shall (unless the Company gives notice to the Agent that Notes signed by that person do not constitute valid and binding obligations of the Company or otherwise until replacements have been provided to the Agent) continue to have authority to issue any such Notes, and the Company hereby warrants to the Agent that such Notes shall, unless notified as aforesaid, be valid and binding obligations of the Company. Promptly upon such person ceasing to be authorized, the Company shall provide the Agent with replacement master Temporary Global Notes, master Permanent Global Notes and Definitive Notes and the Agent shall cancel and destroy the master Temporary Global Notes, master Permanent Global Notes and Definitive Notes held by it which are signed by such person and shall provide to the Company a confirmation of destruction in respect thereof specifying the Notes so cancelled and destroyed.

(4) Unless otherwise agreed in writing between the Company and the Agent, each Note credited to the Agent's distribution account with Euroclear, Clearstream or such other applicable clearing agency following the delivery of a Temporary Global Note or Permanent Global Note to a common depositary pursuant to Subclause 3(1)(c) or Subclause 4(l)(c), respectively, shall be held to the order of the Company. The Agent shall procure that the principal amount of Notes which the relevant Purchaser has agreed to purchase is:

(a)                        debited from the Agent's distribution account; and

(b) credited to the securities account of such Purchaser with Euroclear, Clearstream or such other clearing agency (as specified in the Letter from Lead Manager/Dealer as provided for in Annex C to the Procedures Memorandum set forth in Appendix D to this Agreement), in each case only upon receipt by the Agent on behalf of the Company of the purchase price due from the relevant Purchaser in respect of such Notes.

(5) Unless otherwise agreed in writing between the Company and the Agent, if on the relevant Issue Date a Purchaser does not pay the full purchase price due from it in respect of any Note (the "Defaulted Note") and, as a result, the Defaulted Note remains in the Agent's distribution account with Euroclear, Clearstream or other applicable clearing agency after such Issue Date, the Agent will continue to hold the Defaulted Note to the order of the Company. The Agent shall notify the Company forthwith of the failure of the Purchaser to pay the full purchase price due from it in respect of any Defaulted Note and, subsequently, shall notify the Company forthwith upon receipt from the Purchaser of the full purchase price in respect of such Defaulted Note.

(6) Unless otherwise agreed in writing between the Company and the Agent, if the Agent pays an amount (the "Advance") to the Company on the basis that a payment(the "Payment") will be received from a Purchaser and if the Payment is not received by the Agent on the date the Agent pays the Company, the Agent shall notify the Company by telex or facsimile that the Payment has not been received and the Company shall repay to the Agent the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date such Advance is made to (but excluding) the earlier of repayment of the Advance and receipt by the Agent of the Payment (at a rate quoted at that time by the Agent as its cost of funding the Advance).

(7) In the event of an issue of Notes, the Agent will promptly, and in any event prior to the Issue Date in respect of such issue, send the Final Terms to the Company, relevant Stock Exchange and the relevant Dealers.

8.       Payments

(1) The Agent shall advise the Company, no later than ten Business Days (as defined below) immediately preceding the date on which any payment is to be made to the Agent pursuant to this Subclause 8(1), of the payment amount, value date and payment instructions and the Company shall on each date on which any payment in respect of any Notes becomes due, transfer to an account specified by the Agent not later than the Payment Time such amount in the relevant currency as shall be sufficient for the purposes of such payment in funds settled through such payment system as the Agent and the Company may agree. As used in this Subclause 8(1), the term "Payment Time" means 2:00 p.m. local time in the principal financial center of the country of the currency in which the payment falls is to be made (which in the case of payment of euro is London).

(2) The Agent shall advise the Company, no later than ten Business Days immediately preceding the date on which any payment is to be made to the Agent pursuant to Subclause 8(l), of the payment amount, value date and payment instructions and the Company shall ensure that, no later than the third Business Day immediately preceding the date on which any payment is to be made to the Agent pursuant to Subclause 8(1), the Agent shall receive a confirmation from the Company that payment will be made. For the purposes of this Clause 8, "Business Day" means (unless otherwise stated in the applicable Final Terms) a day which is:

(a) a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London;

(b) either (i) in relation to a payment to be made in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial center of the country of the relevant Specified Currency (if other than London), or (ii) in relation to a payment to be made in euro, a day on which the TARGET system is open; and

(c) a day (other than a Saturday or Sunday) on which banks are open for business in the relevant place of business of the Agent.

                           Unless otherwise provided in the applicable Final Terms, the principal financial center of any country for any Series of Notes for the purposes of this Subclause 8(2) shall be as provided in the ISDA Definitions on the Issue Date of such Series of Notes (except in the case of New Zealand and Australia, where the principal financial center will be as specified in the applicable Final Terms).

(3) Subject to the Agent being satisfied in its sole discretion that payment will be duly made as provided in Subclause 8(1), the Agent or the relevant Paying Agent shall pay or cause to be paid all amounts due in respect of the Notes on behalf of the Company in the manner provided in the Conditions. If any payment provided for in Subclause 8(1) is made late but otherwise in accordance with the provisions of this Agreement, the Agent and each Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment.

(4) If for any reason the Agent considers in its sole discretion that the amounts to be received by the Agent pursuant to Subclause 8(1) will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, the Agent shall then forthwith notify the Company of such insufficiency and, until such time as the Agent has received the full amount of all such payments, neither the Agent nor any Paying Agent shall be obliged to pay any such claims.

(5) Without prejudice to Subclauses 8(3) and 8(4), if the Agent pays any amounts to the holders of Notes, Receipts or Coupons or to any Paying Agent at a time when it has not received payment in full in respect of the relevant Notes in accordance with Subclause 8(1) (the excess of the amounts so paid over the amounts so received being the "Shortfall"), the Company shall, in addition to paying amounts due under Subclause 8(1), pay to the Agent on demand interest (at a rate which represents the Agent's actual overnight cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Agent of the Shortfall. The Agent shall notify the Company by tested telex or facsimile as soon as practicable, it being understood that the Company shall have the right to make such payment subsequently with good value as of such Business Day.

(6) The Agent shall on demand promptly reimburse each Paying Agent for payments in respect of Notes properly made by such Paying Agent in accordance with this Agreement and the Conditions unless the Agent has notified the Paying Agent, prior to the opening of business in the location of the office of the Paying Agent through which payment in respect of the Notes can be made on the due date of a payment in respect of the Notes, that the Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of such Notes.

9.      Determinations and Notifications in Respect of Notes

(1) The Agent shall make all such determinations and calculations (howsoever described) as it is required to do under the Conditions, all subject to and in accordance with the Conditions provided that certain calculations with respect to any Series of Notes may be made by an agent (the "Calculation Agent") appointed by the Company and acceptable to the Agent. The Agent may decline to act in the capacity described above in relation to a particular Series of Notes if (i) the Agent does not have the capacity to determine the rate of interest or redemption amount or any other calculation to be made in relation to such Series of Notes and (ii) such decision to decline is notified to the Issuer by the Agent as soon as reasonably practicable after receipt by the Agent of the terms of such Series of Notes and, in any event, prior to the issue of such Series of Notes.

(2) The Agent shall not be responsible to the Company or to any third party (except in the event of negligence, willful default or bad faith) as a result of the Agent having acted on any quotation given by any Reference Bank which subsequently may be found to be incorrect.

(3) The Agent shall promptly notify the Company, the other Paying Agents and (in respect of a Series of Notes listed on a Stock Exchange) the relevant Stock Exchange of, inter alia, each Rate of Interest, Interest Amount and Interest Payment
                           Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions as soon as practicable after the determination thereof (and in any event no later than the tenth Business Day (as defined in Clause 8) immediately preceding the date on which any payment is to be made to the Agent pursuant to Subclause 8(1)) and of any subsequent amendment thereto pursuant to the Conditions.

(4) The Agent shall use its best efforts to cause each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions (or which is provided to the Agent by any other Calculation Agent appointed by the Company as provided in Subclause 9(1)) to be published as required in accordance with the Conditions as soon as possible after their determination or calculation.

(5) If the Agent does not at any material time for any reason determine and/or calculate and/or publish the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this Clause 9, it shall forthwith notify the Company and the other Paying Agents of such fact.

(6) The Agent shall provide to the Dealer or Dealers with respect to any Series of Notes certification as to the completion of distribution of such Series of Notes.

(7) For purposes of monitoring the aggregate principal amount of Notes issued under the Program, the Agent shall determine the U.S. dollar equivalent of the principal amount of each issue of Notes denominated in another currency, each issue of Dual Currency Notes and each issue of Index Linked Notes as follows:

(a) the U.S. dollar equivalent of Notes denominated in a currency other than U.S. dollars shall be determined by the Agent as of 2:30 p.m. London time on the Issue Date for such Notes by reference to the spot rate displayed on a page on the Reuters Monitor Money Rates Service or the Dow Jones Markets Limited or such other service as is agreed between the Agent and the Company from time to time;

(b) the U.S. dollar equivalent of Dual Currency Notes and Index Linked Notes shall be determined in the manner specified above by reference to the original principal amount of such Notes;

(c) the U.S. dollar equivalent of Zero Coupon Notes and other Notes issued at a discount shall be calculated in the manner specified above by reference to the net proceeds received by the Company for the relevant issue; and

(d) the U.S. dollar equivalent of Partly Paid Notes shall be the principal amount regardless of the amount paid up on such Notes.

                           The Agent shall promptly notify the Company of each determination made as aforesaid.

10.      Notice of Any Withholding or Deduction

                  If the Company is, in respect of any payments, compelled to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the Conditions, the Company shall give notice thereof to the Agent as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Agent such information as it shall require to enable it to comply with such requirement.

11.       Duties of the Agent in Connection with Early Redemption

(1) If the Company decides to redeem any Notes for the time being outstanding prior to their Maturity Date in accordance with the Conditions, the Company shall give notice of such decision to the Agent not less than 5 days before the relevant redemption date or such shorter period that is acceptable to the Agent and is set forth in the applicable Final Terms.

(2) If only some of the Notes of like tenor and of the same Series are to be redeemed on such date the Agent shall make the required drawing in accordance with the Conditions.

(3) The Agent shall publish the notice required in connection with any such redemption and shall at the same time also publish a separate list of serial numbers of any Notes previously drawn and not presented for redemption. Such notice shall specify the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption, the serial numbers of the Notes to be redeemed. Such notice will be published in accordance with the Conditions.

12.       Publication of Notices

                 On behalf of and at the request and expense of the Company, the Agen shall cause to be published all notices required to be given by the Company in accordance with the Conditions. Forthwith upon the receipt by the Agent of a demand or notice from any Noteholder in accordance with the Conditions, the Agent shall forward a copy thereof to the Company.

13.        Cancellation, Resale and Reissuance of Notes,
           Receipts, Coupons and Talons

(1) All Notes which are purchased or otherwise acquired pursuant to the Conditions by the Company, together (in the case of Definitive Notes) with all unmatured Receipts, Coupons or Talons (if any) attached thereto or purchased therewith, may, at the option of the Company, either be (i) resold or reissued, or held by the Company for subsequent resale or reissuance, or (ii) cancelled in which event such Notes, Receipts and Coupons may not be resold or reissued. Where any Notes, Receipts, Coupons or Talons are purchased and cancelled, resold or reissued, or held by the Company for subsequent resale or reissuance, as aforesaid, the Company shall procure that all relevant details are promptly given to the Agent and that all Notes, Receipts, Coupons or Talons so cancelled are delivered to the Agent.

(2)              A certificate stating:

(a) the aggregate principal amount of Notes which have been redeemed and the aggregate amount paid in respect thereof;

(b) the number of Notes cancelled together (in the case of Definitive Notes) with details of all unmatured Receipts, Coupons or Talons (if any) attached thereto or delivered therewith;

(c) the aggregate amount paid in respect of interest on the Notes;

(d) the total number by maturity date of Receipts, Coupons and Talons so cancelled; and

(e) (in the case of Definitive Notes) the serial numbers of such Notes,

                  shall be given to the Company by the Agent as soon as reasonably practicable and in any event within 30 days after the date of such repayment or, as the case may be, payment or exchange.

(3) Subject to being duly notified in due time, the Agent shall give a certificate to the Company, within three months of the date of purchase and cancellation or purchase and subsequent resale or reissuance of Notes as aforesaid, stating:

(a) the principal amount of Notes so purchased and cancelled, resold or reissued;

(b)               the serial numbers of such Notes; and

(c) the total number by maturity date of the Receipts, Coupons and Talons (if any) appertaining thereto and surrendered therewith or attached thereto.

(4) The Agent shall destroy all cancelled Notes, Receipts, Coupons and Talons (unless otherwise instructed by the Company) and, forthwith upon destruction, furnish the Company with a certificate of the serial numbers of the Notes and the number by maturity date of Receipts, Coupons and Talons so destroyed.

(5) Without prejudice to the obligations of the Agent pursuant to Subclause 13(2), the Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons (other than serial numbers of Coupons, except those which have been replaced pursuant to Condition 14) and of all replacement Notes,Receipts, Coupons or Talons issued in substitution for mutilated, defaced, destroyed, lost or stolen Notes, Receipts, Coupons or Talons and of all Notes, Receipts, Coupons or Talons which have been resold or reissued. The Agent shall at all reasonable times make such record available to the Company and any person authorized by the Company for inspection and for the taking of copies thereof or extracts therefrom.

(6) All records and certificates made or given pursuant to this Clause 13 and Clause 14 shall make a distinction between Notes, Receipts, Coupons and Talons of each Series.

14.               Issue of Replacement Notes, Receipts, Coupons and Talons

(1) The Company will cause a sufficient quantity of additional forms of Notes, Receipts, Coupons and Talons to be available, upon request, to the Agent at its specified office for the purpose of issuing replacement Notes, Receipts, Coupons and Talons as provided below.

(2) The Agent will, subject to and in accordance with the Conditions and the following provisions of this Clause 14, cause to be delivered any replacement Notes, Receipts, Coupons and Talons which the Company may determine to issue in place of Notes, Receipts, Coupons and Talons which have been lost, stolen, mutilated, defaced or destroyed.

(3) In the case of a mutilated or defaced Note, the Agent shall ensure that (unless otherwise covered by such indemnity as the Company may require) any replacement Note will only have attached to it Receipts, Coupons and Talons corresponding to those (if any) attached to the mutilated or defaced Note which is presented for replacement.

(4) The Agent shall not issue any replacement Note, Receipt, Coupon or Talon unless and until the applicant therefor shall have:

(a)               paid such costs as may be incurred in connection therewith;

(b) furnished it with such evidence (including evidence as to the serial number of such Note, Receipt, Coupon or Talon) and indemnity or other security (which may include a bank guarantee and/or security) or otherwise as the Company and the Agent may reasonably require; and

(c) in the case of any mutilated or defaced Note, Receipt, Coupon or Talon, surrendered the same to the Agent.

(5) The Agent shall cancel any mutilated or defaced Notes, Receipts, Coupons and Talons in respect of which replacement Notes, Receipts, Coupons and Talons have been issued pursuant to this Clause 14 and shall furnish the Company with a certificate stating the serial numbers of the Notes, Receipts, Coupons and Talons so cancelled and, unless otherwise instructed by the Company in writing, shall destroy such cancelled Notes, Receipts, Coupons and Talons and furnish the Company with a destruction certificate containing the information specified in Subclause 13(3).

(6) The Agent shall, on issuing any replacement Note, Receipt, Coupon or Talon, forthwith inform the Company and the Paying Agents of the serial number of such replacement Note, Receipt, Coupon or Talon issued and (if known) of the serial number of the Note, Receipt, Coupon or Talon in place of which such replacement Note, Receipt, Coupon or Talon has been issued. Whenever replacement Receipts, Coupons or Talons are issued pursuant to the provisions of this Clause 14, the Agent shall also notify the Paying Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Receipts, Coupons or Talons and of the replacement Receipts, Coupons or Talons issued.

(7) The Agent shall keep a full and complete record of all replacement Notes, Receipts, Coupons and Talons issued and shall make such record available all at reasonable times to the Company and any persons authorized by the Company for inspection and for the taking of copies thereof or extracts therefrom.

(8) Whenever any Note, Receipt, Coupon or Talon for which a replacement Note, Receipt, Coupon or Talon has been issued and in respect of which the serial number is known is presented to the Agent or any of the Paying Agents for payment, the Agent or, as the case may be, the relevant Paying Agent shall immediately send notice thereof to the Company and the Agent.

(9) Notwithstanding any of the foregoing in this Clause 14, no issue of replacement Notes, Receipts, Coupons and Talons shall be made or delivered in the United States.

15.      Copies of this Agreement and Each Final Terms Available for
         Inspection

                  The Agent and the Paying Agents shall, for as long as any Note remains outstanding, hold copies of this Agreement, each Final Terms, the Company's Articles of Incorporation as amended and restated from time to time and the latest annual and any interim reports of the Company available for inspection; provided, however, that if a Paying Agent acts as a Paying Agent for only some of the Series of Notes issued under the Program, such Paying Agent need only hold the Final Terms for the Series of Notes for which it acts as Paying Agent (and any documents specified in the applicable Final Terms) and the other documents referenced in this Clause 15 shall be obtained by Noteholders from the Agent or from Paying Agents that act as Paying Agents for all Series of Notes issued under the Program. For this purpose, the Company shall furnish the Agent and the Paying Agents with sufficient copies of the documents they are required to hold.

16.       Commissions and Expenses

(1) The Company shall pay to the Agent such fees and commissions as the Company and the Agent may separately agree in respect of the services of the Agent and the Paying Agents hereunder together with any reasonable out-of-pocket expenses (including legal, printing, postage, tax, cable and advertising expenses required in connection with the Notes issued hereunder) incurred by the Agent and the Paying Agents in connection with their said services.

(2) The Agent shall make payment of the fees and commissions due hereunder to the Paying Agents and shall reimburse their expenses promptly after the receipt of the relevant moneys from the Company. The Company shall not be responsible for any such payment or reimbursement by the Agent to the Paying Agents.

17.    Indemnity

(1) The Company shall indemnify the Agent and each of the Paying Agents against any direct losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing but excluding loss of profits) which it may incur or which may be made against the Agent or any Paying Agent as a result of or in connection with its appointment by the Company or the exercise of its powers and duties hereunder except such as may result from its own willful default, negligence or bad faith or that of its officers, directors or employers or the breach by it of the terms of this Agreement.

(2) The Agent and the Paying Agents shall not be liable for any action taken or omitted hereunder except for their own willful default, negligence or bad faith or that of their respective officers, directors or employees or the breach by any of them of the terms of this Agreement.

(3) Neither the Agent nor any of the Paying Agents shall be responsible for the acts or failure to act of any other of them and each of the Agent and the Paying Agents shall indemnify the Company against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which the Company may incur or which may be made against it as a result of the breach by the Agent or such Paying Agents of the terms of this Agreement or its willful default, negligence or bad faith or that of its officers, directors or employees.

18.       Repayment by the Agent

                    The Agent shall, forthwith on demand, upon the Company being discharged from its obligation to make payments in respect of any Notes under the Conditions, provided that there is no outstanding, bona fide and proper claim in respect of any such payments, pay to the Company sums equivalent to any amounts paid to it by the Company in respect of such Notes.

19.        Conditions of Appointment

(1) The Agent shall be entitled to deal with money paid to it by the Company for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:

(a) that it shall not exercise any right of set-off, lien or similar claim in respect thereof;

(b)               as provided in Subclause 19(2) below; and

(c) that it shall not be liable to account to the Company for any interest thereon except as otherwise agreed between the Company and the Agent.

(2) In acting hereunder and in connection with the Notes, the Agent and the Paying Agents shall act solely as agents of the Company and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes, Receipts, Coupons or Talons, except that all funds held by the Agent or the Paying Agents for payment to the Noteholders shall be held in trust, to be applied as set forth herein, but need not be segregated from other funds except as required by law; provided, however,that monies paid by the Company to the Agent for the payment of principal or interest on Notes remaining unclaimed at the end of five years after such principal or interest shall become due and payable shall be repaid to the Company as provided and in the manner set forth in the Notes whereupon all liability of the Agent with respect thereto shall cease.

(3) The Agent and the Paying Agents hereby undertake to the Company to perform such obligations and duties, and shall be obliged to perform such duties and only such duties, as are herein, in the Conditions and in the Procedures Memorandum specifically set forth, or are otherwise agreed to in writing by the Company, the Agent and the Paying Agents as applicable, and no implied duties or obligations shall be read into this Agreement or the Notes against the Agent and the Paying Agents.

(4) The Agent may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

(5) Each of the Agent and the Paying Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Company or any notice, resolution, direction, consent, certificate, affidavit, statement, cable, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Company.

(6) Any of the Agent and the Paying Agents and their officers, directors and employees may become the owner of, or acquire any interest in, any Notes, Receipts, Coupons or Talons with the same rights that it, he or she would have if the Agent or the relevant Paying Agent, as the case may be, concerned were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or in connection with any other obligations of the Company as freely as if the Agent or the relevant Paying Agent, as the case may be, were not appointed hereunder.

(7) The Company shall provide the Agent with a certified copy of the list of persons authorized to execute documents and take action on behalf of the Company in connection with this Agreement and shall notify the Agent promptly in writing if any of such persons ceases to be so authorized or if any additional person becomes so authorized together, in the case of an additional authorized person, with evidence satisfactory to the Agent that such person has been so authorized.

20.   Communication Between the Parties

                  A copy of all communications relating to the subject matter of this Agreement between the Company and any holders of Notes, Receipts or Coupons and any of the Paying Agents shall be sent to the Agent by the relevant Paying Agent and the Agent shall forthwith promptly deliver a copy of any such communication to the Company.

21.   Changes in Agent and Paying Agents

(1) The Company agrees that, until no Note is outstanding or until moneys for the payment of all amounts in respect of all outstanding Notes have been made available to the Agent (whichever is the later):

(a) so long as any Notes (i) are listed on the London Stock Exchange, there will at all times be a Paying Agent (or the Agent) having a specified office in London; and (ii) are listed on any other Stock Exchange, there will at all times be a Paying Agent in any such location as may be required by the rules and regulations of the relevant Stock Exchange;

(b) there will at all times be a Paying Agent (or the Agent) with a specified office in a city approved by the Company and the Agent in continental Europe;

(c)               there will at all times be an Agent; and

(d) if any tax, assessment or other governmental charge required to be withheld or deducted by any Paying Agent from any payment of principal or interest in respect of any Note, Receipt or Coupon, where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with or introduced to conform to, such Directive, the Company will ensure that it maintains a Paying Agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to any such Directive or law.

                  In addition, the Company shall appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 6(b). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days prior notice thereof shall have been given to the Noteholders in accordance with Condition 16.

(2) The Agent may (subject as provided in Subclause 21(4)) at any time resign as Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall never be less than three months after the receipt of such notice by the Company unless the Company agrees to accept less notice.

(3) The Agent may (subject as provided in Subclause 21(4)) be removed at any time by the filing with it of an instrument in writing signed on behalf of the Company specifying such removal and the date when it shall become effective.

(4) Any resignation under Subclause 21(2) or removal under Subclause 21(3) shall only take effect upon the appointment by the Company of a successor Agent and (other than in cases of insolvency of the Agent) on the expiry of the notice to be given under Clause 23. If, by the day falling 10 days before the expiry of any notice under Subclause 21(2), the Company has not appointed a successor Agent, then the Agent shall be entitled, on behalf of the Company, to appoint as a successor Agent in its place such reputable financial institution of good standing as it may reasonably determine to be capable of performing the duties of the Agent hereunder.

(5) In case at any time the Agent resigns, or is removed, or becomes incapable of action or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or if an administrator, liquidator or administrative or other receiver of it or all or a substantial part of its property is appointed, or it admits in writing its inability to pay or meet its debts as they become due, or if an order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, administration or liquidation, a successor Agent may be appointed by the Company by an instrument in writing filed with the successor Agent. Upon the appointment as aforesaid of a successor Agent and acceptance by the latter of such appointment and (other than in the case of insolvency of the Agent) upon expiry of the notice to be given under Clause 23, the Agent so superseded shall cease to be the Agent hereunder.

(6) Subject to Subclause 21(1), the Company may, after prior consultation with the Agent, terminate the appointment of any of the Paying Agents at any time and/or appoint one or more further Paying Agents located outside the United States (either for all Notes issued under the Program or with respect to a particular Series of Notes) by giving to the Agent, and to the relevant Paying Agent, at least 45 days notice in writing to that effect, or such lesser notice as is agreed to by the Agent, the Company and the relevant Paying Agent.

(7) Subject to Subclause 21(1), all or any of the Paying Agents may resign their respective appointments hereunder at any time by giving the Company and the Agent at least 45 days written notice to that effect.

(8) Upon its resignation or removal becoming effective, the Agent or the relevant Paying Agent:

(a) shall, in the case of the Agent, forthwith transfer all moneys held by it hereunder and the records referred to in Subclauses 13(5) and 14(7) to the successor Agent hereunder; and

(b) shall be entitled to the payment by the Company of its commissions and fees for the services theretofore rendered hereunder in accordance with the terms of Clause 16 and to the reimbursement of all reasonable out-of-pocket expenses (including legal fees and together with any applicable value added tax or similar tax thereon) incurred in connection therewith.
(9) Upon its appointment becoming effective, a successor Agent and any new Paying Agent shall, without further act, deed or conveyance, become vested with all the authority, rights, powers, trust, immunities, duties and obligations of such predecessor with like effect as if originally named as Agent or (as the case may be) a Paying Agent hereunder.

22.      Merger and Consolidation

         Any corporation into which the Agent or any Paying Agent may be merged, or any corporation with which the Agent or any of the Paying Agents may be consolidated, or any corporation resulting from any merger or consolidation to which the Agent or any of the Paying Agents shall be a party, or any corporation to which the Agent or any of the Paying Agents shall sell or otherwise transfer all or substantially all the assets of the Agent or any Paying Agent shall, on the date when such merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent or, as the case may be, Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto, unless otherwise required by the Company, and after the said effective date all references in this Agreement to the Agent or, as the case may be, such Paying Agent shall be deemed to be references to such corporation. Notice of any such merger, consolidation or transfer shall forthwith be given to the Company by the relevant Agent or Paying Agent.

23.      Notifications

         Following receipt of notice of resignation from the Agent or any Paying Agent and forthwith upon appointing a successor Agent or, as the case may be, further or other Paying Agents for any Series of Notes outstanding prior to the date of such appointment or on giving notice to terminate the appointment of any Agent or, as the case may be, Paying Agent, the Company shall give or cause to be given not more than 45 days nor less than 30 days notice thereof to any Noteholders affected by such termination or appointment in accordance with the Conditions.

24.      Change of Specified Office

         If the Agent or any Paying Agent determines to change its specified office, it shall give to the Company and (if applicable) the Agent written notice of such determination giving the address of the new specified office which shall be in the same city and stating the date on which such change is to take effect, which shall not be less than 45 days thereafter. The Agent (on behalf of the Company) shall within 15 days of receipt of such notice (unless the appointment of the Agent or the relevant Paying Agent, as the case may be, is to terminate pursuant to Clause 21 on or prior to the date of such change) give or cause to be given not more than 45 days nor less than 30 days notice thereof to the Noteholders in accordance with the Conditions; provided, however, that if a Paying Agent acts as Paying Agent for only some of the Series of Notes under the Program, notice need be given only to Noteholders for whom the Paying Agent acts as Paying Agent.

25.      Notices

         Any notice or communication given hereunder shall be sufficiently given or served:

(a) if delivered in person to the relevant address specified on the signature pages hereof (or to such other address as is specified in writing and delivered to all parties to this Agreement) and, if so delivered, shall be deemed to have been delivered at time of receipt; or

(b) if sent by facsimile or telex to the relevant number specified on the signature pages hereof (or to such other facsimile or telex numbers as are specified in writing and delivered to all parties to this Agreement) and, if so sent, shall be deemed to have been delivered upon transmission provided such transmission is confirmed by the answer back of the recipient (in the case of telex) or when an acknowledgment of receipt is received (in the case of facsimile).

26.      Taxes and Stamp Duties

         The Company agrees to pay any and all stamp and other documentary taxes or duties (other than any interest or penalties arising as a result of a failure by any other person to account promptly to the relevant authorities for any such duties or taxes after such person shall have received from the Company the full amount payable in respect thereof) which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

27.      Currency Indemnity

         If, under any applicable law and whether pursuant to a judgment being made or registered against the Company or for any other reason, any payment under or in connection with this Agreement is made or is to be satisfied in a currency (the "other currency") other than that in which the relevant payment is expressed to be due (the "required currency") under this Agreement, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the Agent or the relevant Paying Agent to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the Agent or the relevant Paying Agent falls short of the amount due under the terms of this Agreement, the Company shall, as a separate and independent obligation, indemnify and hold harmless the Agent against the amount of such shortfall.

         For the purposes of this Clause 27, "rate of exchange" means the rate at which the Agent is able on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other costs of exchange.

28.      Amendments:  Meetings of Holders

         For purposes of this Clause 28, the term "outstanding" excludes those Notes which have been purchased or otherwise acquired and are being held by the Company for subsequent resale or reissuance as provided in Condition 5 during the time so held.

(1) This Agreement, the Notes and any Receipts and Coupons attached to the Notes may be amended by the Company and the Agent, without consent of the holder of any Note, Receipt or Coupons (a) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or therein, or to evidence the succession of another corporation to the Company as provided in Condition 11, (b) to make any further modifications of the terms of this Agreement necessary or desirable to allow for the issuance of any additional Notes (which modifications shall not be materially adverse to holders of outstanding Notes), or (c) in any manner which the Company (and, in the case of this Agreement, the Agent) may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of the Notes, Receipts and Coupons. In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes then outstanding affected thereby, or by a resolution adopted by a majority in aggregate principal amount of such
         outstanding   Notes  affected  thereby  present  or represented  at a
         meeting of such holders at which a quorum is present, this Agreement and the terms and conditions of the Notes, Receipts and Coupons may be modified or amended by the parties hereto, and future compliance and past defaults waived, in each case as provided in Conditions 12 and 13 and subject to the limitations therein provided.

(2) A meeting of holders of Notes may be called by the holders of at least 10 per cent. in principal amount of the outstanding Notes at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Notes to be made, given or taken by holders of Notes.

(3) The Agent may at any time call a meeting of holders of Notes for any purpose specified in Subclause 28(1) to be held at such time and at such place in The City of New York or in London, as the Agent and the Company shall determine. Notice of every meeting of holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Agent to the Company and to the holders of the Notes, in the same manner as provided in Condition 16, not less than 21 nor more than 180 days prior to the date fixed for the meeting. In the case at any time the Company or the holders of at least 10 per cent. in principal amount of the outstanding Notes shall have requested the Agent to call a meeting of the holders to take any action authorized in Subclause 28(1), by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Agent shall not have given notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company, or the holders of Notes in the amount above-specified, as the case may be, may determine the time and the place in The City of New York or London for such meeting and may call such meeting by giving notice thereof as provided in this Subclause 28(3).

(4) To be entitled to vote at any meeting of holders of Notes, a person shall be a holder of outstanding Notes at the time of such meeting, or a person appointed by an instrument in writing as proxy for such holder.

(5) The persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum. In the absence of a quorum, within 30 minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Subclause 28(3) except that such notice need be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the outstanding Notes which shall constitute a quorum.

         Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25 per cent. in principal amount of the outstanding Notes shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Any meeting of holders of Notes at which a quorum is present may be adjourned from time to time by vote of a majority in principal amount of the outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters shall be effectively passed and decided if passed or decided by the persons entitled to vote a majority in principal amount of the outstanding Notes represented and voting at such meeting, provided that such amount approving such resolution shall be not less than 25 per cent. in principal amount of the outstanding Notes.

(6) The Agent may make such reasonable regulations as it may deem advisable for any meeting of holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. The Agent shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or holders of Notes as provided above, in which case the Company or the holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting. The chairman of the meeting shall have no right to vote, except as a holder of Notes or proxy.
        A record, at least in triplicate, of the proceedings of each meeting of holders of Notes shall be prepared, and one such copy shall be delivered to the Company and another to the Agent to be preserved by the Agent.

29.  Calculation Agency Agreement

         A form of calculation agency agreement is set out in Appendix C to this Agreement. Where the Conditions require functions to be carried out by a Calculation Agent other than the Agent, the Company may execute such an agreement or an agreement in such other form as the Company and the Calculation Agent may agree.

30.      Redenomination and Exchange

(1)      Redenomination

         Where redenomination ("Redenomination") is specified in the applicable Final Terms as being applicable, and unless otherwise specified in the applicable Final Terms, the Company may, without the consent of any Noteholder, Receiptholder or Couponholder, on giving prior notice to Euroclear, Clearstream and the Agent and at least 30 days' prior notice to Noteholders as provided in Condition 16, designate a Redenomination Date. With effect from the Redenomination Date, notwithstanding the other provisions of the Conditions:

(a) The Notes and Receipts shall (unless already so provided by mandatory provisions of applicable law) be deemed to be redenominated in euro in the denomination of euro 0.01 with a principal amount for each Note and Receipt equal to the principal amount of the Note or Receipt in the original Specified Currency, converted into euro at the Established Rate, and the Specified Currency shall be deemed to be Euro; provided that, if the Company determines, after consultation with the Agent, that the then market practice in respect of the redenomination into euro of internationally offered securities is different from the provisions specified above in this Subclause 30(1)(a) or in the applicable Final Terms, such provisions shall be deemed to be amended so as to comply with such market practice and the Company shall promptly notify the Noteholders, the stock exchange (if any) on which the Notes may be listed and the Agent and Paying Agent(s) of such deemed amendments.

(b) If definitive Notes are required to be issued after the Redenomination Date, they shall be issued at the expense of the Company in the denominations of euro 1,000, euro 10,000 and euro 100,000 and (but only to the extent of any remaining amounts less than euro 1,000 or such smaller denominations as the Agent may approve) euro 0.01 and such other denominations as the Company, after consultation with the Agent, shall determine and notify to Noteholders.

(c) If definitive Notes have been issued, all unmatured Coupons and Receipts denominated in the original Specified Currency (whether or not attached to the Notes) will become void and no payments will be made in respect of them with effect from the date on which the Company gives notice (the "Exchange Notice") that Euro-denominated Notes, Receipts and Coupons are available for exchange (provided that such securities are so available). New certificates in respect of Euro-denominated Notes, Receipts and Coupons will be issued in exchange for Notes, Receipts and Coupons in the original Specified Currency in such manner as the Company, after consultation with the Agent, may specify and shall be notified to Noteholders in the Exchange Notice. No Exchange Notice may be given less than 15 days prior to any date for payment of principal or interest on the Notes.

(d) After the Redenomination Date, all payments in respect of the Notes, the Receipts and the Coupons (other than, unless the Redenomination Date is on or after such date as the original Specified Currency ceases to be a subdivision of the Euro, payments of interest in respect of periods commencing before the Redenomination Date) will be made solely in euro as though references in the Notes, the Receipts and the Coupons to the Specified Currency were to Euro. Such payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or by check; provided, however, that a check may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in, the United States of America or its possessions except as provided in Condition 6(b).

(e) After the Redenomination Date, "Business Day" in relation to any sum payable in euro shall mean a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London and New York and a day on which the TARGET system is open. After the Redenomination Date, "Payment
        Business Day" shall mean (A) a "Business Day" as defined herein and
        (B) a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in the relevant place of presentation.

(f) If definitive Notes have been issued, after the Redenomination Date, the amount of interest due in respect of Notes will be calculated by reference to the aggregate nominal amount of Notes presented (or, as the case may be, in respect of which Receipts or Coupons are presented) for payment by the relevant holder and the amount of such payment shall be rounded down to the nearest euro 0.01. If the Notes are in global form, after the Redenomination Date, the amount of interest due in respect of Notes represented by the Global Note will be calculated by reference to the aggregate nominal amount of such Notes and the amount of such payment shall be rounded down to the nearest euro 0.01.

(g) The applicable Final Terms will specify any relevant changes to the provisions relating to interest, including without limitation, any change to the applicable Day Count Fraction and Business Day Convention.

(2)     Exchange

                  Where exchange ("Exchange") is specified in the applicable Final Terms as being applicable, and unless otherwise specified in the applicable Final Terms, the Company may, without the consent of any Noteholder, Receiptholder or Couponholder, on giving prior notice to Euroclear, Clearstream and the Agent and at least 30 days' prior notice to the Noteholders as provided in Condition 16, elect that, with effect from the Redenomination Date specified in the notice, the Notes shall be exchangeable for Notes expressed to be denominated in euro in accordance with such arrangements as the Company may decide, after consultation with the Agent, and as may be specified in the notice, including arrangements under which Receipts and Coupons (which expression shall for this purpose include Coupons to be issued on an exchange of matured Talons) unmatured at the date so specified become void.

(3)      Amendments and Modifications

                  The applicable Final Terms in relation to any Notes may specify other Terms and Conditions which shall, to the extent so specified or to the extent inconsistent with the provisions herein, replace or modify the provisions for the purpose of such Notes. In addition, the Company and the Agent may make any changes, without the consent of, but with notification to (in accordance with Condition 16 and this Clause 30), any Noteholder, Receiptholder or Couponholder, to this Agreement necessary to implement the provisions of Condition 17 and this Clause 30.

                  Notwithstanding anything to the contrary contained in this Clause 30, if the Company determines, after consultation with the Agent, that the then market practice in respect of the redenomination into euro of internationally offered securities or Euro-denominated internationally offered securities is different from that specified in this Clause 30, the Company may (but shall not be required to) amend the provisions of this Clause 30 and any provision of the Conditions, as applicable, so as to comply with such market practice, and the Company shall promptly notify Noteholders, the stock exchange (if any) on which the Notes may be listed, the Paying Agents and the Agent of such deemed amendments. Such changes will not take effect until after they have been notified to Noteholders in accordance with Condition 16 and this Clause 30.

31.      Descriptive Headings

         The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

32.      Governing Law

         This Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.

33.      Counterparts

         This Agreement may be executed in one or more counterparts all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


The Company

TOYOTA MOTOR CREDIT CORPORATION
19001 South Western Avenue
Torrance, California 90501

Telephone:       (310) 468-4001
Telefax:         (310) 468-6194

Attention:       Vice President, Treasury

By:          /s/ George E. Borst
         ----------------------------------------------------------------------
         George E. Borst
         President and Chief Executive Officer

The Agent

JPMorgan Chase Bank, N.A.
Trinity Tower
9 Thomas More Street
London E1W 1YT

Telephone:        01202 347430
Fax:              01202 347601
Telex:   8954681 CMB G
Attention:        Manager, Institutional Trust Services

By:          /s/ Jeffrey Griffey

The Other Paying Agent

J.P. Morgan Bank Luxembourg S.A. 6 route de Treves L-2633 Senningerberg (Municipality of Niederanven) Luxembourg

Telephone:        00 352 4626 85236
Fax:              00 352 4626 85380
Telex:   1233 CHASE LU
Attention:        Manager, Institutional Trust Services

By:          /s/ Jeffrey Griffey

                                 Appendix A -35



                                  Appendix A--1


LA1:1087269.6
                                   APPENDIX A

                        TERMS AND CONDITIONS OF THE NOTES


         The following are the Terms and Conditions (the "Terms and Conditions" or the "Conditions") of the Notes issued on or after the date of this Offering Circular which (subject to completion and amendment and to the extent applicable) will be attached to or incorporated by reference into each global Note and will be incorporated by reference or endorsed upon each definitive Note. The applicable Final Terms in relation to any Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes. The applicable Final Terms will be endorsed upon, or attached to, each temporary global Note, permanent global Note and definitive Note. Reference should be made to "Form of the Notes" in the Offering Circular dated September 30, 2005 (the "Offering Circular"), for the form of Final Terms which will include the definitions of certain terms used in the following Terms and Conditions

         This Note is one of a Series (as defined below) of Notes (the "Notes," which expression shall mean (i) in relation to any Notes represented by a global Note, units of the lowest Specified Denomination in the Specified Currency of the relevant Notes, (ii) definitive Notes issued in exchange (or partial exchange) for a temporary or permanent global Note, and (iii) any global Note) issued subject to, and with the benefit of, a Fifth Amended and Restated Agency Agreement dated as of September 30, 2005 (the "Agency Agreement"), and made between Toyota Motor Credit Corporation ("TMCC", which reference does not include the subsidiaries of TMCC) and JPMorgan Chase Bank, N.A., as issuing agent and (unless specified otherwise in the applicable Final Terms) principal paying agent and (unless specified otherwise in the applicable Final Terms) as calculation agent (the "Agent", which expression shall include any successor agent or any other Calculation Agent specified in the applicable Final Terms) and the other paying agents named therein (together with the Agent, the "Paying Agents", which expression shall include any additional or successor paying agents).

         Interest-bearing definitive Notes will (unless otherwise indicated in the applicable Final Terms) have interest coupons ("Coupons") and, if indicated in the applicable Final Terms, talons for further Coupons ("Talons") attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Definitive Notes repayable in installments will have receipts ("Receipts") for the payment of the installments of principal (other than the final installment) attached on issue. The Notes, Receipts and Coupons have the benefits of certain credit support agreements governed by Japanese law, one between Toyota Motor Corporation ("TMC") and Toyota Financial Services Corporation ("TFS") dated July 14, 2000, and the other between TFS and TMCC, dated October 1, 2000. However, the credit support agreements do not constitute a direct or indirect guarantee by TMC or TFS thereof.

         As used herein, "Series" means all Notes which are denominated in the same currency and which have the same Maturity Date, Interest Basis, Redemption/Payment Basis and Interest Payment Dates (if any) (all as indicated in the applicable Final Terms) and the terms of which (except for the Issue Date or the Interest Commencement Date (as the case may be) and /or the Issue Price (as indicated as aforesaid)) are otherwise identical (including whether or not the Notes are listed) and the expressions "Notes of the relevant Series" and "holders of Notes of the relevant Series" and related expressions shall be construed accordingly. As used herein, "Tranche" means all Notes of the same Series with the same Issue Date and Interest Commencement Date (if applicable).

         The Final Terms applicable to any particular Note or Notes is attached hereto or endorsed hereon and supplements these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of such Note or Notes. References herein to the "applicable Final Terms" shall mean the Final Terms attached hereto or endorsed hereon.

         Copies of the Agency Agreement (which contains the form of Final Terms), the Offering Circular and the Final Terms applicable to any particular Note or Notes (if listed) are available for inspection at the specified offices of the Agent and each of the other Paying Agents. The holders of the Notes (the "Noteholders"), which expression shall, in relation to any Notes represented by a global Note, be construed as provided in Condition 1, the holders of the Coupons (the "Couponholders") and the holders of Receipts (the "Receiptholders") are deemed to have notice of the Agency Agreement, the applicable Final Terms and the Offering Circular, and are entitled to the benefit of all the provisions of the Agency Agreement and the applicable Final Terms, which are binding on them.

         A temporary or permanent global Note will be exchangeable in whole, but not in part, for security printed definitive Notes with, where applicable, Receipts, Coupons and Talons attached not earlier than the date (the "Exchange Date") which is 40 days after completion of the distribution of the relevant Tranche, provided that certification of non-U.S. beneficial ownership has been received: (i) at the option of TMCC; (ii) unless stated otherwise in the applicable Final Terms, at the option of holders of an interest in the temporary or permanent global Note upon such notice as is specified in the applicable Final Terms from Euroclear Bank S.A./N.V., Boulevard du Roi Albert II, B-1210, Brussels as operator of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme, L-2967, Luxembourg ("Clearstream, Luxembourg") (as the case may be) acting on instructions of the holders of interest in the temporary or permanent global Note and/or subject to the payment of costs in connection with the printing and distribution of the definitive Notes, if specified in the applicable Final Terms; (iii) if, after the occurrence of an Event of Default, holders representing at least a majority of the outstanding principal amount of the Notes of a Series, acting together as a single class, advise the Agent through Euroclear and Clearstream, Luxembourg that they wish to receive definitive Notes; or (iv) Euroclear, Clearstream, Luxembourg and any other relevant clearance system for the temporary or permanent global Note are all no longer willing or able to discharge properly their responsibilities with respect to such Notes and the Agent and TMCC are unable to locate a qualified successor.

         Words and expressions defined in the Agency Agreement, defined elsewhere in the Offering Circular or used in the applicable Final Terms shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and the applicable Final Terms, the applicable Final Terms will prevail.

1.       FORM, DENOMINATION AND TITLE

         The Notes in this Series are in bearer form and, in the case of definitive Notes, serially numbered in the Specified Currency (or Currencies in the case of Dual Currency Notes) and in the Specified Denomination(s) specified in the applicable Final Terms.

         This Note may be a Note bearing interest on a fixed rate basis ("Fixed Rate Note"), a Note bearing interest on a floating rate basis ("Floating Rate Note"), a Note issued on a non-interest bearing basis ("Zero Coupon Note"), a Note with respect to which interest is calculated by reference to an index and/or a formula ("Index Linked Interest Note") or any combination of the foregoing, depending upon the Interest Basis specified in the applicable Final Terms. This Note may be a Note with respect to which principal is calculated by reference to an index and/or a formula ("Index Linked Redemption Note"), a Note redeemable in installments ("Installment Note"), a Note with respect to which principal and/or interest is payable in one or more Specified Currencies other than the Specified Currency in which it is denominated ("Dual Currency Note"), a Note which is issued on a partly paid basis ("Partly Paid Note") or a combination of any of the foregoing, depending on the Redemption/Payment Basis shown in the applicable Final Terms. (Where appropriate in the context, "Index Linked Interest Notes" and "Index Linked Redemption Notes" are referred to collectively as "Index Linked Notes".) The appropriate provisions of these Terms and Conditions will apply accordingly.

         Notes in definitive form are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to interest (other than interest due after the Maturity Date), Coupons and Couponholders in these Terms and Conditions are not applicable. Wherever Dual Currency Notes or Index Linked Notes are issued to bear interest on a fixed or floating rate basis or on a non-interest bearing basis, the provisions in these Terms and Conditions relating to Fixed Rate Notes, Floating Rate Notes and Zero Coupon Notes, respectively, shall, where the context so admits, apply to such Dual Currency Notes or Index Linked Notes.

         Except as set out below, title to the Notes, Receipts and Coupons will pass by delivery. The holder of each Coupon or Receipt, whether or not such Coupon or Receipt is attached to a Note, in his capacity as such, shall be subject to and bound by all the provisions contained in the relevant Note. TMCC and any Paying Agent may deem and treat the bearer of any Note, Receipt or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice to the contrary, including any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any global Note, without prejudice to the provisions set out in the next succeeding paragraph.

         For so long as any of the Notes are represented by a global Note, each person who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular principal amount of Notes other than a clearing agency (including Clearstream, Luxembourg and Euroclear) that is itself an account holder of Clearstream, Luxembourg or Euroclear (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes except in the case of manifest error) shall be treated by TMCC, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal (including premium (if any)) or interest on the Notes, the right to which shall be vested, as against TMCC, the Agent and any other Paying Agent solely in the bearer of the relevant global
Note in accordance with and subject to its terms (and the expressions "Noteholder" and "holder of Notes" and related expressions shall be construed accordingly). Notes which are represented by a global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear or of Clearstream, Luxembourg, as the case may be.

         Any reference herein to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearance system approved by TMCC and the Agent.

         If the Specified Currency of this Note is a currency of one of the member states of the European Union which has not adopted the euro, and if specified in the applicable Final Terms, this Note shall permit redenomination and exchange (as referenced in Condition 17 below or in such other manner as set forth in the applicable Final Terms) at the option of TMCC.

2.       STATUS OF THE NOTES AND THE CREDIT SUPPORT AGREEMENTS

         The Notes will be unsecured general obligations of TMCC and will rank pari passu with all other unsecured and unsubordinated indebtedness for borrowed money of TMCC from time to time outstanding. Holders of the Notes, Receipts and Coupons have the benefits of the credit support agreements governed by Japanese law, one between TMC and TFS dated July 14, 2000 and the other between TFS and TMCC dated October 1, 2000.

3.       FURTHER ISSUES

         If indicated in the applicable Final Terms, TMCC may from time to time, without the consent of the holders of Notes, Receipts or Coupons of a Series, create and issue further Notes of the same Series having the same terms and conditions as the Notes (or the same terms and conditions save for the first payment of interest thereon and the Issue Date thereof) so that the same shall be consolidated and form a single Series with the outstanding Notes and references in the Conditions to "Notes" shall be construed accordingly.

4.       INTEREST

(A) INTEREST ON FIXED RATE NOTES AND BUSINESS DAY CONVENTION FOR NOTES OTHER THAN FLOATING RATE NOTES AND INDEX LINKED INTEREST NOTES

         Each Fixed Rate Note bears interest on its outstanding nominal amount (or if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date which is specified in the applicable Final Terms (or the Issue Date, if no Interest Commencement Date is separately specified) to but excluding the Maturity Date specified in the applicable Final Terms at the rate(s) per annum equal to the Fixed Rate(s) of Interest specified in the applicable Final Terms payable in arrears on the Interest Payment Date(s) in each year and on the Maturity Date so specified if it does not fall on an Interest Payment Date. Except as provided in the applicable Final Terms, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on such date will amount to the Fixed Coupon Amount as specified in the applicable Final Terms. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount(s) so specified. As used in these Conditions, "Fixed Interest Period" means the period from (and including) an Interest Payment Date (or the Interest Commencement Date or Issue Date, as applicable) to (but excluding) the next (or first) Interest Payment Date or Maturity Date.

         Unless specified otherwise in the applicable Final Terms, the "Following Business Day Convention" will apply to the payment of all Notes other than Floating Rate Notes or Index Linked Interest Notes, meaning that if the Interest Payment Date or Maturity Date would otherwise fall on a day which is not a Business Day (as defined in Condition 4(b)(i) below), the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due. If the "Modified Following Business Day Convention" is specified in the applicable Final Terms for any Note (other than a Floating Rate Note or an Index Linked Interest Note), it shall mean that if the Interest Payment Date or Maturity Date would otherwise fall on a day which is not a Business Day (as defined in Condition 4(b)(i) below), the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due unless it would thereby fall into the next calendar month in which event the full amount of payment shall be made on the immediately preceding Business Day as if made on the day such payment was due. Unless specified otherwise in the applicable Final Terms, the amount of interest due shall not be changed if payment is made on a day other than an Interest Payment Date or the Maturity Date as a result of the application of a Business Day Convention specified above or other Business Day Convention specified in the applicable Final Terms.

         If interest is required to be calculated for a period ending other than on an Interest Payment Date (which for this purpose shall not include a period where a payment is made on a day other than an Interest Payment Date or the Maturity Date as a result of the application of a Business Day Convention as provided in the immediately preceding paragraph, unless specified otherwise in the applicable Final Terms) or for Broken Amounts, such interest shall be calculated by applying the Fixed Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Fixed Day Count Fraction or other Day Count Fraction specified in the Final Terms, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

         In these Conditions, "Fixed Day Count Fraction" means:

         (1) if "Actual/Actual (ICMA)" is specified in the applicable Final
Terms,

                  (x) if the number of days in the relevant period from and including the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to but excluding the relevant payment date (the "Accrual Period") is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (i) the number of days in such Determination Period and (ii) the number of Determination Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; or

                  (y) if the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

                  (i) the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (A) the number of days in such Determination Period and (B) the number of Determination Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; and

                  (ii) the number of days in such Accrual Period falling in the next Determination Period divided by the product of (A) the number of days in such Determination Period and (B) the number of Determination Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year;

         (2) if "Actual/Actual (ISDA)" is specified in the applicable Final Terms, the actual number of days in the relevant period from and including the most recent Interest Payment Date (or, if none, the Interest Commencement Date or Issue Date, as applicable) to but excluding the next scheduled Interest Payment Date divided by 365 (or, if any portion of that period falls in a leap year, the sum of (x) the actual number of days in that portion of the period falling in a leap year divided by 366; and (y) the actual number of days in that portion of the period falling in a non-leap year divided by 365); and

         (3) if "30/360" is specified in the applicable Final Terms, the number of days in the period from and including the most recent Interest Payment Date (or, if none, the Interest Commencement Date or Issue Date, as applicable) to but excluding the next scheduled Interest Payment Date (such number of days being calculated on the basis of 12 30-day months) divided by 360 and, in the case of an incomplete month, the number of days elapsed; and

"sub-unit" means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent; and

"Determination Period" means the period from (and including) a Determination Date (as specified in the applicable Final Terms) to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date).

(B)      INTEREST ON FLOATING RATE NOTES AND INDEX LINKED INTEREST NOTES

         (i)  Interest Payment Dates

         Each Floating Rate Note and Index Linked Interest Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date specified in the applicable Final Terms (or the Issue Date, if no Interest Commencement Date is separately specified) and, unless specified otherwise in the applicable Final Terms, such interest will be payable in arrears on the Maturity Date and on either:

         (A) the Specified Interest Payment Date(s) (each, together with the Maturity Date, an "Interest Payment Date") in each year specified in the applicable Final Terms; or

         (B) if no Specified Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each, together with the Maturity Date, an "Interest Payment Date") which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date or Issue Date, as applicable.

         Such interest will be payable in respect of each Interest Period (which expression shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date or Issue Date, as applicable) to (but excluding) the next (or first) Interest Payment
Date).

         If a Business Day Convention is specified in the applicable Final Terms and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day (as defined below), then, if the Business Day Convention specified is:

         (1) in any case where Specified Periods are specified in accordance with Condition 4(b)(i)(B) above, the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below in this subparagraph (1) shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

         (2) the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

         (3) the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

         (4) the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

         If the accrual periods for calculating the amount of interest due on any Interest Payment Date are not to be changed even though an Interest Payment Date is changed because the originally scheduled Interest Payment Date falls on a day which is not a Business Day (as defined below), this will be specified in the Final Terms by the notation "no adjustment for period end dates."

         In these Conditions, "Business Day" means (unless otherwise stated in the applicable Final Terms) a day which is both:

         (A) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London and any other Applicable Business Center specified in the applicable Final Terms; and

(B) either (1) in relation to Notes denominated in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial center of the country of the relevant Specified Currency (if other than London and any other Applicable Business Center specified in the applicable Final Terms), or (2) in relation to Notes denominated in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (the "TARGET system") is open. Unless otherwise provided in the applicable Final Terms, the principal financial center of any country for the purpose of these Terms and Conditions shall be as provided in the 2000 ISDA Definitions, (each as published by the International Swaps and Derivatives Association, Inc.), as amended and updated as of the first Issue Date of the Notes of this Series (the "ISDA Definitions") (except in the case of New Zealand and Australia, where the principal financial center will be as specified in the Final Terms).

         (ii)     Rate of Interest

         The Rate of Interest payable from time to time in respect of each Series of Floating Rate Notes and Index Linked Interest Notes shall be determined in the manner specified in the applicable Final Terms.

         (iii)    ISDA Determination

(A) Where ISDA Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin (if any) as determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms). For the purposes of this sub-paragraph (A), "ISDA Rate" for an Interest Period means a rate equal to the Floating Rate that would be determined under an interest rate swap transaction for that swap transaction under the terms of an agreement (regardless of any event of default or termination event thereunder) incorporating the ISDA Definitions with the holder of the relevant Note and under which:

                  (1) the manner in which the Rate of Interest is to be determined is the "Floating Rate Option" as specified in the applicable Final Terms;

                  (2)      TMCC is the "Floating Rate Payer";

                  (3) the Agent or other person specified in the applicable Final Terms is the "Calculation Agent";

                  (4)      the Interest Commencement Date is the "Effective
                           Date";

                  (5) the aggregate principal amount of the Series is the "Notional Amount";

                  (6) the relevant Interest Period is the "Designated Maturity" as specified in the applicable Final Terms;

                  (7) the Interest Payment Dates are the "Floating Rate Payer Payment Dates";

                  (8)      the Margin is the "Spread";

                  (9) the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate ("LIBOR") or on the Euro-zone inter-bank offered rate ("EURIBOR") for a currency, the first day of that Interest Period or
                           (ii) in any other case, as specified in the applicable Final Terms; and

                  (10) all other terms are as specified in the applicable Final Terms.

         (B) When Condition 4(b)(iii)(A) applies, with respect to each relevant Interest Payment Date:

                  (1) the amount of interest determined for such Interest Payment Date shall be the Interest Amount for the relevant Interest Period for the purposes of these Terms and Conditions as though calculated under Condition 4(b)(vi) below; and

                  (2) (i) "Floating Rate", "Floating Rate Option", "Floating Rate Payer", "Effective Date", "Notional Amount", "Floating Rate Payer Payment Dates", "Spread", "Calculation Agent", "Designated Maturity" and "Reset Date" have the meanings given to those terms in the ISDA Definitions; and (ii) "Euro-zone" means the region comprised of Member States of the European Union that adopt the single currency in accordance with the Treaty establishing the European Communities, as amended by the Treaty on European Union (the "Treaty").

         (iv)     Screen Determination

         Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

         (x)      the offered quotation; or

         (y) the arithmetic mean (rounded, if necessary, to the fifth decimal place with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum), for the Reference Rate (as specified in the applicable Final Terms) which appears or appear, as the case may be, on the Relevant Screen Page (as set forth in the applicable Final Terms) as at 11:00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date (as defined below) in question plus or minus (as specified in the applicable Final Terms) the Margin (if any), all as determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms). Unless specified otherwise in the applicable Final Terms, if five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations. In addition:

(A) if, in the case of (x) above, no such rate appears or, in the case of (y) above, fewer than two of such offered rates appear at such time or if the offered rate or rates which appears or appear, as the case may be, as at such time do not apply to a period of a duration equal to the relevant Interest Period, the Rate of Interest for such Interest Period shall, subject as provided below and except as otherwise indicated in the applicable Final Terms, be the arithmetic mean (rounded, if necessary, to the fifth decimal place with 0.000005 being rounded upwards) of the offered quotations (expressed as a percentage rate per annum), of which the Agent (or such other Calculation Agent specified in the applicable Final Terms) is advised by all Reference Banks (as defined below) as at 11:00 a.m. (London time) on the Interest Determination Date plus or minus (as specified in the applicable Final Terms) the Margin (if any), all as determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms);

         (B) except as otherwise indicated in the applicable Final Terms, if on any Interest Determination Date to which Condition 4(b)(iv)(A) applies two or three only of the Reference Banks advise the Agent (or such other Calculation Agent specified in the applicable Final Terms) of such offered quotations, the Rate of Interest for the next Interest Period shall, subject as provided below, be determined as in Condition 4(b)(iv)(A) on the basis of the rates of those Reference Banks advising such offered quotations;

         (C) except as otherwise indicated in the applicable Final Terms, if on any Interest Determination Date to which Condition 4(b)(iv)(A) applies one only or none of the Reference Banks advises the Agent (or such other Calculation Agent specified in the applicable Final Terms) of such rates, the Rate of Interest for the next Interest Period shall, subject as provided below and except as otherwise indicated in the applicable Final Terms, be whichever is the higher of:

                  (1) the Rate of Interest in effect for the last preceding Interest Period to which Condition 4(b)(iv)(A) shall have applied (plus or minus (as specified in the applicable Final Terms), where a different Margin is to be applied to the next Interest Period than that which applied to the last preceding Interest Period, the Margin relating to the next Interest Period in place of the Margin relating to the last preceding Interest Period); or

                  (2) the reserve interest rate (the "Reserve Interest Rate") which shall be the rate per annum which the Agent (or such other Calculation Agent specified in the applicable Final Terms) determines to be either
                           (x) the arithmetic mean (rounded, if necessary, to the fifth decimal place with 0.000005 being rounded upwards) of the lending rates for the Specified Currency which banks selected by the Agent (or such other Calculation Agent specified in the applicable Final Terms) in the principal financial center of the country of the Specified Currency (which, if Australian dollars, shall be Sydney, if New Zealand dollars, shall be Auckland and if euro, shall be London, unless specified otherwise in the applicable Final Terms) are quoting on the relevant Interest Determination Date for the next Interest Period to the Reference Banks or those of them (being at least two in number) to which such quotations are, in the opinion of the Agent (or such other Calculation Agent specified in the applicable Final Terms), being so made plus or minus (as specified in the applicable Final Terms) the Margin (if any), or (y) in the event that the Agent (or such other Calculation Agent specified in the applicable Final Terms) can determine no such arithmetic mean, the lowest lending rate for the Specified Currency which banks selected by the Agent (or such other Calculation Agent specified in the applicable Final Terms) in the principal financial center of the country of the Specified Currency (which, if Australian dollars, shall be Sydney, if New Zealand dollars, shall be Auckland and if euro, shall be London, unless specified otherwise in the applicable Final Terms) are quoting on such Interest Determination Date to leading European banks for the next Interest Period plus or minus (as specified in the applicable Final Terms) the Margin (if any), provided that if the banks selected as aforesaid by the Agent (or such other Calculation Agent specified in the applicable Final Terms) are not quoting as mentioned above, the Rate of Interest shall be the Rate of Interest specified in (1) above;

         (D) the expression "Reference Screen Page" means such page, whatever its designation, on which the Reference Rate that is for the time being displayed on the Reuters Monitor Money Rates Service or Dow Jones Markets Limited or other such service, as specified in the applicable Final Terms;

         (E) unless otherwise specified in the applicable Final Terms, the Reference Banks will be the principal London offices of JPMorgan Chase Bank, National Westminster Bank PLC, UBS Limited and The Bank of Tokyo-Mitsubishi International PLC. TMCC shall procure that, so long as any Floating Rate Note or Index Linked Interest Note to which Condition 4(b)(iv)(A) is applicable remains outstanding, in the case of any bank being unable or unwilling to continue to act as a Reference Bank, TMCC shall specify the London office of some other leading bank engaged in the eurodollar market to act as such in its place;

(F) the expression "Interest Determination Date" means, unless otherwise specified in the applicable Final Terms, (x) other than in the case of Condition 4(b)(iv)(A), with respect to Notes denominated in any Specified Currency other than Sterling or euro, the second Banking Day in London prior to the commencement of the relevant Interest Period and, in the case of Condition 4(b)(iv)(A), the second Banking Day in the principal financial center of the country of the Specified Currency (which, if Australian dollars, shall be Sydney, if New Zealand dollars, shall be Auckland and if euro, shall be London) prior to the commencement of the relevant Interest Period; (y) with respect to Notes denominated in Sterling, the first Banking Day in London of the relevant Interest Period; and (z) with respect to Notes denominated in euro, the second day on which the TARGET system is open prior to the commencement of the relevant Interest Period.

         (G) the expression "Banking Day" means, in respect of any place, any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in that place or, as the case may be, as indicated in the applicable Final Terms; and

         (H) if the Reference Rate from time to time in respect of Floating Rate Notes or Index Linked Interest Notes is specified in the applicable Final Terms as being other than LIBOR or EURIBOR, any additional provisions relevant in determining the Rate of Interest in respect of such Notes will be set forth in the applicable Final Terms.

         (v)      Minimum and/or Maximum Rate of Interest

         If the applicable Final Terms specifies a Minimum Rate of Interest/Interest Amount for any Interest Period, then in no event shall the Rate of Interest/Interest Amount for such Interest Period be less than such Minimum Rate of Interest/Interest Amount. If the applicable Final Terms specifies a Maximum Rate of Interest/Interest Amount for any Interest Period, then in no event shall the Rate of Interest/Interest Amount for such Interest Period be greater than such Maximum Rate of Interest/Interest Amount.
         (vi) Determination of Rate of Interest and calculation of Interest
Amount

         The Agent (or, if the Agent is not the Calculation Agent, the Calculation Agent specified in the applicable Final Terms) will, at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest (subject to any Minimum or Maximum Rate of Interest/Interest Amount specified in the applicable Final Terms) and calculate the amount of interest (the "Interest Amount") payable on the Floating Rate Notes or Index Linked Interest Notes in respect of each Specified Denomination for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such product by the applicable Day Count Fraction, as specified in the applicable Final Terms, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any sub-unit being rounded upwards or otherwise in accordance with applicable market convention or as specified in the applicable Final Terms.

         "Day Count Fraction" means, in respect of the calculation of an amount of interest for any Interest Period:

         (i) if "Actual/365" or "Actual/Actual" is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

         (ii) if "Actual/365 (Fixed)" is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365;

         (iii) if "Actual/360" is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 360;

(iv) if "30/360", "360/360" or "Bond Basis" is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day in the Interest Period is the 31st day of a month but the first day of the Interest Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Interest Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month);

         (v) if "30E/360" or "Eurobond Basis" is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Interest Period unless, in the case of an Interest Period ending on the Maturity Date, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month); and

         (vi) if "Sterling/FRN" is specified in the applicable Final Terms, the number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366.

         (vii)    Notification of Rate of Interest and Interest Amount

         The Agent will notify or cause to be notified TMCC and any stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are listed of the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date and will cause the same to be published in accordance with Condition 16 as soon as possible after their determination but in no event later than the fourth London Business Day after their determination. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without publication as aforesaid or prior notice in the event of an extension or shortening of the Interest Period in accordance with the provisions hereof. Each stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed will be promptly notified of any such amendment. For the purposes of this subparagraph (vii), the expression "London Business Day" means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London.

         (viii)   Certificates to be final

         All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this paragraph (b), whether by the Agent or other Calculation Agent, shall (in the absence of wilful default, bad faith or manifest error) be binding on TMCC, the Agent, the Calculation Agent, the other Paying Agents and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to TMCC, the Noteholders, the Receiptholders or the Couponholders shall attach to the Agent or the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

         (ix)     Limitations on Interest

         In addition to any Maximum Rate of Interest which may be applicable to any Floating Rate Note or Index Linked Interest Notes pursuant to Condition 4(b)(v) above, the interest rate on Floating Rate Notes or Index Linked Interest Notes shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

         (x)      Indexed Linked Interest Notes

         In the case of Indexed Notes where the rate of interest is to be determined by reference to the Index and or the Formula, the rate of interest shall be determined in accordance with the Index and/or the Formula and in the manner specified in the applicable Final Terms. The date on which the interest rate is to be determined (the "Interest Determination Date") shall be as set forth in the Final Terms.

(C)      INDEX LINKED NOTES AND DUAL CURRENCY NOTES

         In the case of Index Linked Notes or Dual Currency Notes, if the Rate of Interest or Interest Amount cannot be determined by reference to an index and/or a formula or, as the case may be, an exchange rate, such Rate of Interest or Interest Amount payable shall be determined in the manner specified in the applicable Final Terms. The date on which payments under any Index Linked Notes or Dual Currency Notes is to be determined (the "Determination Date") shall be as set forth in the Final Terms. If the applicable Final Terms specify a Minimum Final Redemption Amount then in no event shall the Final Redemption Amount be less than such Minimum Final Redemption Amount. If the applicable Final Terms specify a Maximum Final Redemption Amount then in no event shall the Final Redemption Amount exceed such Maximum Final Redemption Amount.

(D)      ZERO COUPON NOTES

         When a Zero Coupon Note becomes due and repayable prior to the Maturity Date and is not paid when due, the amount due and repayable shall be the Amortized Face Amount of such Note as determined in accordance with Condition 5(f)(iii). As from the Maturity Date, any overdue principal of such Note shall bear interest at a rate per annum equal to the Accrual Yield set forth in the applicable Final Terms.

(E)      PARTLY PAID NOTES

         In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid up nominal amount of such Notes and otherwise as specified in the applicable Final Terms.

(F)      ACCRUAL OF INTEREST

         Each Note (or in the case of the redemption in part only of a Note, such part to be redeemed) will cease to bear interest (if any) from the due date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue (as well after as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the holder of such Note; and (ii) the day on which the Agent has notified the holder thereof (either in accordance with Condition 16 or individually) of receipt of all sums due in respect thereof up to that date.



5.       REDEMPTION AND PURCHASE

(A)      AT MATURITY

         Unless otherwise indicated in the applicable Final Terms and unless previously redeemed or purchased and cancelled as specified below, Notes will be redeemed by TMCC at their Final Redemption Amount specified in, or determined in the manner specified in, the applicable Final Terms in the relevant Specified Currency on the Maturity Date specified in the applicable Final Terms.

(B)      REDEMPTION FOR TAX REASONS

         TMCC may redeem the Notes of this Series as a whole but not in part at any time at their Early Redemption Amount, together, if appropriate, with accrued interest to but excluding the date fixed for redemption, if TMCC shall determine that as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States of America or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in application or official interpretation of such laws, regulations or rulings, which amendment or change is effective on or after the latest Issue Date of the Notes of this Series, TMCC would be required to pay Additional Amounts, as provided in Condition 9, on the occasion of the next payment due in respect of the Notes of this Series.

         The Notes of this Series are also subject to redemption as a whole but not in part in the other circumstances described in Condition 9.

         Notice of intention to redeem Notes will be given at least once in accordance with Condition 16 not less than 30 days nor more than 60 days prior to the date fixed for redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the effective date of such change or amendment and that at the time notice of such redemption is given, such obligation to pay such Additional Amounts remains in effect. From and after any redemption date, if monies for the redemption of Notes shall have been made available for redemption on such redemption date, such Notes shall cease to bear interest, if applicable, and the only right of the holders of such Notes and any Receipts or Coupons appertaining thereto shall be to receive payment of the Early Redemption Amount and, if appropriate, all unpaid interest accrued to such redemption date.

(C)      FINAL TERMS

         The Final Terms applicable to the Notes of this Series shall indicate either:

         (i) that the Notes of this Series cannot be redeemed prior to their Maturity Date (except as otherwise provided in paragraph
                  (b) above and in Condition 13); or

         (ii) that such Notes will be redeemable at the option of TMCC and /or the holders of the Notes prior to such Maturity Date in accordance with the provisions of paragraphs (d) and/or (e) below on the date or dates and at the amount or amounts indicated in the applicable Final Terms.

(D) REDEMPTION AT THE OPTION OF TMCC ("CALL OPTION")

         If so specified in the applicable Final Terms, TMCC may, having given:

         (i) not more than 60 nor less than 30 days notice to the holders of the Notes of this Series in accordance with Condition 16, or such other notice as is specified in the applicable Final Terms; and

         (ii)     not less than 5 days before the date the notice referred to in
                  (i) is required to be given (or such other notice as is specified in the applicable Final Terms), notice to the Agent;

(which notices shall be irrevocable), repay all or some only of the Notes of this Series then outstanding on the Optional Redemption Date(s) and at the Optional Redemption Amount(s) indicated in the applicable Final Terms together, if appropriate, with accrued interest. In the event of a redemption of some only of such Notes of this Series, such redemption must be for an amount being the Minimum Redemption Amount or a Maximum Redemption Amount, as indicated in the applicable Final Terms. In the case of a partial redemption of definitive Notes of this Series, the Notes of this Series to be repaid will be selected individually by lot not more than 60 days prior to the date fixed for redemption and a list of the Notes of this Series called for redemption will be published in accordance with Condition 16 not less than 30 days prior to such date, or such other period as is specified in the applicable Final Terms. In the case of a partial redemption of Notes which are represented by a global Note, the relevant Notes will be redeemed in accordance with the rules of Euroclear and/or Clearstream, Luxembourg. Unless specified otherwise in the applicable Final Terms, if an Optional Redemption Date would otherwise fall on a day which is not a Business Day (as defined in Condition 4(b)(i)), it shall be subject to adjustment in accordance with the Business Day Convention applicable to the Notes or such other Business Day Convention specified in the applicable Final Terms.

(E)      REDEMPTION AT THE OPTION OF THE NOTEHOLDERS ("PUT OPTION")

         Unless otherwise specified in the applicable Final Terms, the Notes will not be subject to repayment at the option of the Noteholders. If the Notes are subject to repayment at the option of the Noteholders, they shall be subject to repayment on the Optional Redemption Date(s) and at the Optional Redemption Amount(s) indicated in the applicable Final Terms together, if appropriate, with accrued interest. The other terms of any such Put Option shall be set forth in the applicable Final Terms.

(F)      EARLY REDEMPTION AMOUNTS

         For the purposes of paragraph (b) above and Condition 13, Notes will be redeemed at an amount (the "Early Redemption Amount") calculated as follows:

         (i) in the case of Notes with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof; or

         (ii) in the case of Notes (other than Zero Coupon Notes) with a Final Redemption Amount which is or may be greater or less than the Issue Price or which is payable in a Specified Currency other than that in which the Notes are denominated, at the amount set out in, or determined in the manner set out in, the applicable Final Terms or, if no such amount or manner is set out in the applicable Final Terms, at their nominal amount; or

         (iii) in the case of Zero Coupon Notes, at an amount (the "Amortized Face Amount") equal to:

                  (A) the sum of (x) the Reference Price specified in the applicable Final Terms and (y) the product of the Accrual Yield specified in the applicable Final Terms (compounded annually) being applied to the Reference Price from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable; or

(B) if the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (b) above or upon its becoming due and repayable as provided in Condition 13 is not paid or available for payment when due, the amount due and repayable in respect of such Zero Coupon Note shall be the Amortized Face Amount of such Zero Coupon Note calculated as provided above as though the references in sub-paragraph (A) to the date fixed for redemption or the date upon which the Zero Coupon Note becomes due and repayable were replaced by references to the date (the "Reference Date") which is the earlier of:

(1) the date on which all amounts due in respect of the Note have been paid; and

                           (2) the date on which the full amount of the moneys repayable has been received by the Agent and notice to that effect has been given in accordance with Condition 16.

         The calculation of the Amortized Face Amount in accordance with this sub-paragraph (B) will continue to be made, after as well as before judgment, until the Reference Date unless the Reference Date falls on or after the Maturity Date, in which case the amount due and repayable shall be the nominal amount of such Note together with interest at a rate per annum equal to the Accrual Yield.

         Unless specified otherwise in the applicable Final Terms, where any such calculation is to be made for a period which is not a whole number of years, it shall be made (I) in the case of a Zero Coupon Note other than a Zero Coupon Note payable in euro, on the basis of a 360-day year consisting of 12 months of 30 days each (or 365/366 days in the case of Notes denominated in Sterling) and, in the case of an incomplete month, the number of days elapsed or
(II) in the case of a Zero Coupon Note payable in euro, on the basis of the actual number of days elapsed divided by 365 (or, if any of the days elapsed falls in a leap year, the sum of (x) the number of those days falling in a leap year divided by 366 and (y) the number of those days falling in a non-leap year divided by 365) or (in either case) on such other calculation basis as may be specified in the applicable Final Terms.

(G)      INSTALLMENTS

         Any Note which is repayable in installments will be redeemed in the Installment Amounts and on the Installment Dates specified in the applicable Final Terms.

(H)      PARTLY PAID NOTES

         If the Notes are Partly Paid Notes, they will be redeemed, whether at maturity, early redemption or otherwise in accordance with the provisions of this Condition 5 as amended or varied by the applicable Final Terms.

(I)      PURCHASES

         TMCC may at any time purchase or otherwise acquire Notes in the open market or otherwise at any price. If purchases are made by tender, tenders must be available to all holders of Notes of a Series alike.

(J) CANCELLATION, RESALE OR REISSUANCE AT THE OPTION OF TMCC

         All Notes redeemed shall be, and all Notes purchased or otherwise acquired as aforesaid (together, in the case of definitive Notes, with all unmatured Coupons or Receipts attached thereto or purchased or acquired therewith) may, at the option of TMCC, either be (i) resold or reissued, or held by TMCC for subsequent resale or reissuance, or (ii) cancelled, in which event such Notes, Receipts and Coupons may not be resold or reissued.

6.       PAYMENTS

(A)      METHOD OF PAYMENT

         Subject as provided below, payments in a currency other than euro will be made by transfer to an account in the Specified Currency (which, in the case of a payment in Yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or by a check in the Specified Currency drawn on, a bank (which, in the case of a payment in Yen to a non-resident of Japan, shall be an authorized foreign exchange bank) in the principal financial center of the country of such Specified Currency (which, if Australian dollars, shall be Sydney and if New Zealand dollars, shall be Auckland).

         Payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or by euro check.

         Notwithstanding the above provisions of this Condition 6(a), a check may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in, the United States of America or its possessions by any office or agency of TMCC, the Agent or any Paying Agent, except as provided in Condition 6(b). Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 9.

(B)      PRESENTATION OF NOTES, RECEIPTS, COUPONS AND TALONS

         Payments of principal in respect of definitive Notes will (subject as provided below) be made in the Specified Currency in the manner provided in paragraph (a) against presentation and surrender (or, in the case of part payment of a sum due only, endorsement) of definitive Notes and payments of interest in respect of the definitive Notes will (subject as provided below) be made in the Specified Currency in the manner provided in paragraph (a) against presentation and surrender (or, in the case of part payment of a sum due only, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States of America and its possessions.

         In the case of definitive Notes, payments of principal with respect to installments (if any), other than the final installment, will (subject as provided below) be made in the manner provided in paragraph (a) against presentation and surrender (or, in the case of part payment of a sum due only, endorsement) of the relevant Receipt. Each Receipt must be presented for payment of the relevant installment together with the relevant definitive Note against which the amount will be payable with respect to that installment. If any definitive Note is redeemed or becomes repayable prior to the stated Maturity Date, principal will be payable in the manner provided in paragraph (a) on presentation and surrender of such definitive Note together with all unmatured Receipts appertaining thereto. Receipts presented without the definitive Note to which they appertain and unmatured Receipts do not constitute valid obligations of TMCC. Upon the date on which any definitive Note becomes due and repayable, unmatured Receipts (if any) appertaining thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

         Upon the date on which any Fixed Rate Notes in definitive form (other than Dual Currency Notes or Index Linked Notes) become due and repayable, such Notes should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons to be issued on exchange of matured Talons) failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the aggregate amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Unless otherwise specified in the applicable Final Terms, each amount of principal so deducted will be paid in the manner mentioned above against surrender of the related missing Coupon at any time before the expiry of five years after the Relevant Date (as defined in Condition 15) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 15). Upon any Fixed Rate Note becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

         Upon the date on which any Floating Rate Note, Dual Currency Note or Index Linked Note in definitive form becomes due and repayable, all unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons, shall be made in respect thereof.

         If the due date for redemption of any Note in definitive form is not an Interest Payment Date, interest (if any) accrued with respect to such Note from and including the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date or Issue Date (as applicable) shall be payable only against surrender of the relevant definitive Note.

         Payments of principal and interest (if any) in respect of Notes of this Series represented by any global Note will (subject as provided below) be made in the manner specified above and otherwise in the manner specified in the relevant global Note against presentation or surrender, as the case may be, of such global Note at the specified office of any Paying Agent located outside the United States except as provided below. A record of each payment made against presentation or surrender of such global Note, distinguishing between any payment of principal and any payment of interest, will be made on such global Note by the Agent and such record shall be prima facie evidence that the payment in question has been made.

         The holder of the relevant global Note shall be the only person entitled to receive payments in respect of Notes represented by such global Note and TMCC will be discharged by payment to, or to the order of, the holder of such global Note with respect to each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes must look solely to Euroclear and /or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by TMCC to, or to the order of, the holder of the relevant global Note. No person other than the holder of the relevant global Note shall have any claim against TMCC in respect of payments due on that global Note.

         Notwithstanding the foregoing, payments in respect of the Notes may be made at the specified office of a Paying Agent in the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction) only if:

         (i) TMCC has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payments in U.S. dollars at such specified offices outside the United States of the full amount owing in respect of the Notes in the manner provided above when due;

         (ii) payment of the full amount owing in respect of the Notes at all such specified offices outside the United States is illegal or effectively precluded by the imposition of exchange controls or other similar restrictions on the full payment or receipt of interest in U.S. dollars; and

         (iii) such payment is then permitted under United States law without involving, in the opinion of TMCC, adverse tax consequences to TMCC.

(C)      PAYMENT BUSINESS DAY

         Unless specified otherwise in the applicable Final Terms, if the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Business Day in a place of presentation, the holder thereof shall not be entitled to payment until the next following Payment Business Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, unless otherwise specified in the applicable Final Terms, "Payment Business Day" means any day which is:

         (i) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

                  (A) the relevant place of presentation;

                  (B)      London; and

                  (C) any other Applicable Business Center specified in the applicable Final Terms; and (ii) either (A) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial center of the country of the relevant Specified Currency (if other than the place of presentation, London and any other Applicable Business Center and which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney or Auckland, respectively, unless specified otherwise in the applicable Final Terms) or (B) in relation to any sum payable in euro, a day on which the TARGET system is open.

(D)      INTERPRETATION OF PRINCIPAL AND INTEREST

         Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

         (i) any Additional Amounts which may be payable under Condition 9 in respect of principal;

         (ii) the Final Redemption Amount of the Notes;

         (iii) the Early Redemption Amount of the Notes;

         (iv) in relation to Notes redeemable in installments, the Installment Amounts;

         (v) any premium and any other amounts which may be payable under or in respect of the Notes;

         (vi) in relation to Zero Coupon Notes, the Amortized Face Amount; and

         (vii) the Optional Redemption Amount(s) (if any) of the Notes.

         Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any Additional Amounts which may be payable under Condition 9, except as provided in clause (i) above.

7.       AGENT AND PAYING AGENTS

         The names of the initial Agent and the other initial Paying Agent and their initial specified offices are set out on the inside back cover page of the Offering Circular. In acting under the Agency Agreement, the Agent and the Paying Agents will act solely as agents of TMCC and do not assume any obligations or relationships of agency or trust to or with the Noteholders, Receiptholders or Couponholders, except that (without affecting the obligations of TMCC to the Noteholders, Receiptholders and Couponholders to repay Notes and pay interest thereon) funds received by the Agent for the payment of the principal of or interest on the Notes shall be held in trust by it for the Noteholders and/or Receiptholders and/or Couponholders until the expiration of the relevant period of prescription under Condition 15. TMCC agrees to perform and observe the obligations imposed upon it under the Agency Agreement and to use its best efforts to cause the Agent and the Paying Agents to perform and observe the obligations imposed upon them under the Agency Agreement. The Agency Agreement contains provisions for the indemnification of the Agent and the Paying Agents and for relief from responsibility in certain circumstances, and entitles any of them to enter into business transactions with TMCC without being liable to account to the Noteholders, Receiptholders or the Couponholders for any resulting profit.

         TMCC is entitled to vary or terminate the appointment of any Paying Agent or any other Paying Agent appointed under the terms of the Agency Agreement and/or appoint additional or other Paying Agents and/or approve any change in the specified office through which any Paying Agent acts, provided that:

         (i) so long as the Notes of this Series are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in each location required by the rules and regulations of the relevant stock exchange or listing authority;

         (ii) there will at all times be a Paying Agent with a specified office in a city approved by the Agent in continental Europe;

         (iii)    there will at all times be an Agent; and

(iv) if any tax, assessment or other governmental charge required to be withheld or deducted by any Paying Agent from any payment of principal or interest in respect of any Note, Receipt or Coupon, where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26th-27th November 2000 on the taxation of savings income or any law implementing or complying with, or introduced to conform to, such Directive, TMCC will ensure that it maintains, if possible, a Paying Agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to any such Directive or law.

         In addition, with respect to Notes denominated in U.S. dollars, TMCC shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 6(b). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days prior notice thereof shall have been given to the Agent and the Noteholders in accordance with Condition 16.

8.       EXCHANGE OF TALONS

         On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to, and including, the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 15. Each Talon shall, for the purposes of these Terms and Conditions, be deemed to mature on the Interest Payment Date on which the final Coupon comprised in the relative Coupon sheet matures.

9.       PAYMENT OF ADDITIONAL AMOUNTS

         Except as specifically provided by this Condition 9, TMCC shall not be required to make any payment in respect of the Notes with respect to any tax, assessment or other governmental charge ("Tax") imposed by any government or a political subdivision or taxing authority thereof or therein.

         TMCC will, subject to certain limitations and exceptions (set forth below), pay to a Noteholder, Receiptholder or Couponholder who is a U.S. Alien (as defined below) such amounts ("Additional Amounts") as may be necessary so that every net payment of principal or interest in respect of the Notes, Receipts or Coupons, after deduction or withholding for or on account of any Tax imposed upon such Noteholder, Receiptholder or Couponholder, or by reason of the making of such payment, by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in the Notes, Receipts or Coupons. However, TMCC shall not be required to make any payment of Additional Amounts for or on account of:

(a) any Tax which would not have been imposed but for (i) the existence of any present or former connection between such Noteholder, Receiptholder or Couponholder or any beneficial owner of a Note, Receipt, or Coupon (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Noteholder, Receiptholder, Couponholder or beneficial owner, if such Noteholder, Receiptholder, Couponholder or beneficial owner is an estate, trust, partnership or corporation) and the United States, including, without limitation, being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein, or (ii) such Noteholder's, Receiptholder's, Couponholder's or beneficial owner's past or present status as a personal holding company, passive foreign investment company, foreign personal holding company, controlled foreign corporation or a private foundation (as those terms are defined for United States tax purposes) or as a corporation which accumulates earnings to avoid U.S. federal income tax;

         (b) any estate, inheritance, gift, sales, transfer, personal property or similar Tax;

         (c) any Tax that would not have been so imposed but for the presentation of a Note, Receipt or Coupon for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

         (d) any Tax which is payable otherwise than by deduction or withholding from payments of principal or interest in respect of the Notes, Receipts or Coupons;

         (e)      any Tax imposed on interest received or beneficially owned by
                  (i) a 10% shareholder of TMCC within the meaning of Internal Revenue Code Section 871(h)(3)(b) or Section 881(c)(3)(b) or
                  (ii) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

         (f) any Tax required to be withheld or deducted by any Paying Agent from any payment of principal or interest in respect of any Note, Receipt or Coupon, if such payment can be made without such withholding or deduction by any other Paying Agent with respect to the Notes;

         (g) any Tax which would not have been imposed but for the failure to comply with certification, information, documentation, or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Noteholder, Receiptholder or Couponholder or of the beneficial owner of such Note, Receipt or Coupon, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such Tax;

         (h) any Tax imposed with respect to a payment on a Note, Receipt or Coupon to any Noteholder, Receiptholder or Couponholder who is a fiduciary or partnership or other than the sole beneficial owner of the Note, Receipt or Coupon to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership or a beneficial owner of the Note, Receipt or Coupon would not have been entitled to payment of the Additional Amounts, had such beneficiary, settlor, member or beneficial owner been the holder of the Note, Receipt or Coupon;

         (i) any Tax required to be withheld or deducted by any Paying Agent from any payment of principal or interest in respect of any Note, Receipt or Coupon, where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced to conform to, such Directive; or

         (j)      any combination of items (a), (b), (c), (d), (e), (f), (g),
                  (h) and (i) above;

         The term "U.S. Alien" means any corporation, individual, fiduciary or partnership that for U.S. federal income tax purposes is a foreign corporation, nonresident alien individual, nonresident alien fiduciary of a foreign estate or trust, or foreign partnership one or more members of which is a foreign corporation, nonresident alien individual or nonresident alien fiduciary of a foreign estate or trust.

         If TMCC shall determine that any payment made outside the United States by TMCC or any of its Paying Agents of the full amount of the next scheduled payment of either principal or interest due in respect of any Note, Receipt or Coupon of this Series would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, information or other reporting requirements of any kind, the effect of which requirements is the disclosure to TMCC, any of its Paying Agents or any governmental authority of the nationality, residence or identity (as distinguished from status as a U.S. Alien) of a beneficial owner of such Note, Receipt or Coupon who is a U.S. Alien (other than such requirements which (i) would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner, or which can be satisfied by such a custodian, nominee or other agent certifying to the effect that such beneficial owner is a U.S. Alien; provided, however, in each case that payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any requirements referred to in this sentence, (ii) are applicable only to payment by a custodian, nominee or other agent of the beneficial owner to or on behalf of such beneficial owner, or (iii) would not be applicable to a payment made by any other paying agent of TMCC), TMCC shall redeem the Notes of this Series as a whole but not in part at a redemption price equal to the Early Redemption Amount together, if appropriate, with accrued interest to, but excluding, the date fixed for redemption, such redemption to take place on such date not later than one year after the publication of notice of such determination. If TMCC becomes aware of an event that might give rise to such certification, information or other reporting requirements, TMCC shall, as soon as practicable, solicit advice of independent counsel selected by TMCC to establish whether such certification, information or other reporting requirements will apply and, if such requirements will apply, TMCC shall give prompt notice of such determination (a "Tax Notice") in accordance with Condition 16 stating in such notice the effective date of such certification, information or other reporting requirements and, if applicable, the date by which the redemption shall take place. Notwithstanding the foregoing, TMCC shall not redeem Notes if TMCC shall subsequently determine not less than 30 days prior to the date fixed for redemption that subsequent payments would not be subject to any such requirements, in which case TMCC shall give prompt notice of such determination in accordance with Condition 16 and any earlier redemption notice shall thereby be revoked and of no further effect.

         Notwithstanding the foregoing, if and so long as the certification, information or other reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, TMCC may elect prior to publication of the Tax Notice to have the provisions described in this paragraph apply in lieu of the provisions described in the preceding paragraph, in which case the Tax Notice shall state the effective date of such certification, information or reporting requirements and that TMCC has elected to pay Additional Amounts rather than redeem the Notes. In such event, TMCC will pay as Additional Amounts such amounts as may be necessary so that every net payment made following the effective date of such certification, information or reporting requirements outside the United States by TMCC or any of its Paying Agents of principal or interest due in respect of a Note, Receipt or Coupon to a holder who certifies to the effect that the beneficial owner of such Note, Receipt or Coupon is a U.S. Alien (provided that such certification shall not have the effect of communicating to TMCC or any of its Paying Agents or any governmental authority the nationality, residence or identity of such beneficial owner), after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge which (i) is imposed as a result of certification, information or other reporting requirements referred to in the second parenthetical clause of the first sentence of the preceding paragraph, or
(ii) is imposed as a result of the fact that TMCC or any of its Paying Agents has actual knowledge that the holder or beneficial owner of such Note, Receipt or Coupon is not a U.S. Alien but is within the category of persons, corporations or other entities described in clause (a)(i) of this Condition 9, or (iii) is imposed as a result of presentation of such Note, Receipt or Coupon for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Note, such Receipt or such Coupon to be then due and payable. In the event TMCC elects to pay such Additional Amounts, TMCC will have the right, at its sole option, at any time, to redeem the Notes of this Series, as a whole but not in part at a redemption price equal to their Early Redemption Amount, together, if appropriate, with accrued interest to the date fixed for redemption including any Additional Amounts required to be paid under this paragraph. If TMCC has made the determination described in the preceding paragraph with respect to certification, information or other reporting requirements applicable to interest only and subsequently makes a determination in the manner and of the nature referred to in such preceding paragraph with respect to such requirements applicable to principal, TMCC will redeem the Notes of this Series in the manner and on the terms described in the preceding paragraph (except as provided below), unless TMCC elects to have the provisions of this paragraph apply rather than the provisions of the immediately preceding paragraph. If in such circumstances the Notes are to be redeemed, TMCC will be obligated to pay Additional Amounts with respect to interest, if any, accrued to the date of redemption. If TMCC has made the determination described in the preceding paragraph and subsequently makes a determination in the manner and of the nature referred to in such preceding paragraph that the level of withholding applicable to principal or interest has been increased, TMCC will redeem the Notes of this Series in the manner and on the terms described in the preceding paragraph (except as provided below), unless TMCC elects to have the provisions of this paragraph apply rather than the provisions of the immediately preceding paragraph. If in such circumstances the Notes are to be redeemed, TMCC will be obligated to pay Additional Amounts with respect to the original level of withholding on principal and interest, if any, accrued to the date of redemption.

10.      NEGATIVE PLEDGE

         The Notes will not be secured by any mortgage, pledge or other lien. TMCC shall not pledge or otherwise subject to any lien, any property or assets of TMCC to secure any indebtedness for borrowed money incurred, issued, assumed or guaranteed by TMCC unless the Notes are secured by the pledge or lien equally and ratably with all other obligations secured thereby so long as such other indebtedness shall be so secured; provided, however, that such covenant will not apply to liens securing indebtedness which does not in the aggregate at any one time outstanding exceed 20 percent of Consolidated Net Tangible Assets (as defined below) of TMCC and its consolidated subsidiaries and also does not apply to:

         (a) the pledge of any assets of TMCC to secure any financing by TMCC of the exporting of goods to or between, or the marketing thereof in, countries other than the United States in connection with which TMCC reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

         (b) the pledge of receivables payable in currencies other than United States dollars to secure borrowings in countries other than the United States;

         (c) any deposit of assets of TMCC in favor of any governmental bodies to secure progress, advance or other payments under a contract or a statute;

         (d) any lien or charge on any property of TMCC, tangible or intangible, real or personal, existing at the time of acquisition or construction of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase or construction price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition or completion of construction thereof for the purpose of financing all or any part of the purchase or construction price thereof;

         (e)      bankers' lien or rights of offset;

         (f) any lien securing the performance of any contract or undertaking of TMCC not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debt, if made and continuing in the ordinary course of business;

         (g) any lien to secure non-recourse obligations in connection with TMCC's engaging in leveraged or single-investor lease transactions;

(h) any lien to secure payment obligations with respect to (x) rate swap transactions, swap options, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, credit protection transactions, credit swaps, credit default swaps, credit default options, total return swaps, credit spread transactions, repurchase transactions, reverse repurchase transactions, buy/sell-back transactions, securities lending transactions, weather index transactions, or forward purchases or sales of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), or
(y) transactions that are similar to those described above; and

         (i) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in clauses (a) through
                  (h) above; provided, however, that the amount of any and all obligations and indebtedness secured thereby will not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal or replacement will be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

         "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of TMCC and its consolidated subsidiaries, all as set forth on the most recent balance sheet of TMCC and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles as practiced in the United States.

11.      CONSOLIDATION OR MERGER

         TMCC may consolidate with, or sell, lease or convey all or substantially all of its assets as an entirety to, or merge with or into any other corporation provided that in any such case, (i) either TMCC shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or any state thereof and such successor corporation shall expressly assume the due and punctual payment of the principal of and interest (including Additional Amounts as provided in Condition 9) on all the Notes, Receipts and Coupons, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Note to be performed by TMCC by an amendment to the Agency Agreement executed by such successor corporation, TMCC and the Agent, and (ii) immediately after giving effect to such transaction, no Event of Default under Condition 13, and no event which, with notice or lapse of time or both, would become such an Event of Default shall have happened and be continuing. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for TMCC, with the same effect as if it had been named herein as TMCC, and the predecessor corporation, except in the event of a conveyance by way of lease, shall be relieved of any further obligation under this Note and the Agency Agreement.

12.      MEETINGS, MODIFICATIONS AND WAIVERS

         The Agency Agreement contains provisions which, unless otherwise provided in the Final Terms, are binding on TMCC, the Noteholders, the Receiptholders and the Couponholders, for convening meetings of holders of Notes, Receipts and Coupons to consider matters affecting their interests, including the modification or waiver of the Terms and Conditions applicable to the Notes.

         The Agency Agreement, the Notes and any Receipts and Coupons attached to the Notes may be amended by TMCC (and, in the case of the Agency Agreement, the Agent) (i) for the purpose of curing any ambiguity, or for curing, correcting or supplementing any defective provision contained therein, or to evidence the succession of another corporation to TMCC as provided in Condition 11, (ii) to make any further modifications of the terms of the Agency Agreement necessary or desirable to allow for the issuance of any additional Notes (which modifications shall not be materially adverse to holders of outstanding Notes) or (iii) in any manner which TMCC (and, in the case of the Agency Agreement, the Agent) may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of the Notes, Receipts and Coupons, to all of which each holder of Notes, Receipts and Coupons shall, by acceptance thereof, consent. In addition, with the written consent of the holders of not less than a majority in aggregate principal amount of the Notes then outstanding affected thereby, or by a resolution adopted by a majority in aggregate principal amount of such outstanding Notes affected thereby present or represented at a meeting of such holders at which a quorum is present, as provided in the Agency Agreement (provided that such resolution shall be approved by the holders of not less than 25 percent of the aggregate principal amount of Notes affected thereby then outstanding), TMCC and the Agent may from time to time and at any time enter into agreements modifying or amending the Agency Agreement or the terms and conditions of the Notes, Receipts and Coupons for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Agency Agreement or of modifying in any manner the rights of the holders of Notes, Receipts and Coupons; provided, however, that no such agreement shall, without the consent or the affirmative vote of the holder of each Note affected thereby, (i) change the stated maturity of the principal of or any installment of interest on any Note, (ii) reduce the principal amount of or interest on any Note, (iii) change the obligation of TMCC to pay Additional Amounts as provided in Condition 9, (iv) reduce the percentage in principal amount of outstanding Notes the consent of the holders of which is necessary to modify or amend the Agency Agreement or the terms and conditions of the Notes or to waive any future compliance or past default, or (v) reduce the percentage in principal amount of outstanding Notes the consent of the holders of which is required at any meeting of holders of Notes at which a resolution is adopted. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the Notes at the time outstanding affected thereby and at any adjourned meeting will be one or more persons holding or representing 25 percent in aggregate principal amount of such Notes at the time outstanding affected thereby. Any instrument given by or on behalf of any holder of a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Note. Any modifications, amendments or waivers to the Agency Agreement or to the terms and conditions of the Notes, Receipts and Coupons will be conclusive and binding on all holders of Notes, Receipts and Coupons, whether or not they have given such consent or were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Notes, Receipts and Coupons. It shall not be necessary for the consent of the holders of Notes under this Condition 12 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

         Notes authenticated and delivered after the execution of any amendment to the Agency Agreement, Notes, Receipts or Coupons may bear a notation in form approved by the Agent as to any matter provided for in such amendment to the Agency Agreement.

         New Notes so modified as to conform, in the opinion of the Agent and TMCC, to any modification contained in any such amendment may be prepared by TMCC, authenticated by the Agent and delivered in exchange for the Notes then outstanding.

         For the purposes of this Condition 12 and Condition 13 below, the term "outstanding" means, in relation to the Notes, all Notes issued under the Agency Agreement other than (i) those which have been redeemed in full in accordance with the Agency Agreement or these Terms and Conditions, (ii) those in respect of which the date for redemption in accordance with these Terms and Conditions has occurred and the redemption moneys therefor (including all interest (if any) accrued thereon to the date for such redemption and any interest (if any) payable under these Terms and Conditions after such date) have been duly paid to the Agent as provided in the Agency Agreement (and, where appropriate, notice has been given to the Noteholders in accordance with Condition 16) and remain available for payment against presentation of the Notes, (iii) those which have become void under Condition 15, (iv) those which have been purchased or otherwise acquired and cancelled as provided in Condition 5, and those which have been purchased or otherwise acquired and are being held by TMCC for subsequent resale or reissuance as provided in Condition 5 during the time so held, (v) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 14, (vi) (for the purposes only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 14 and (vii) temporary global Notes to the extent that they shall have been duly exchanged in whole for permanent global Notes or definitive Notes and permanent global Notes to the extent that they shall have been duly exchanged in whole for definitive Notes, in each case pursuant to their respective provisions.

13.      DEFAULT AND ACCELERATION

         (a) In the event that (each an "Event of Default"):

                  (i) default shall be made in the payment when due of any installment of interest or any Additional Amounts on any of the Notes continued for a period of 30 days after the date when due; or

                  (ii) default shall be made for more than three days in the payment when due of the principal of any Note (whether at maturity or upon redemption or otherwise); or

                  (iii) default in the deposit of any sinking fund payment with respect to any Note when and as due; or

                  (iv) TMCC shall fail to perform or observe any other term, covenant or agreement contained in the Terms and Conditions applicable to any of the Notes or in the Agency Agreement for a period of 60 days after the date on which written notice of such failure, requiring TMCC to remedy the same, first shall have been given to the Agent and TMCC by the holders of at least 25 percent in aggregate principal amount of the Notes then outstanding; or

                  (v) there is an acceleration of, or failure to pay when due and payable, any indebtedness for money borrowed of TMCC exceeding $10,000,000 and such acceleration is not rescinded or annulled, or such indebtedness is not discharged, within 10 days after written notice thereof has first been given to TMCC and the Agent by the holders of not less than 10 percent in aggregate principal amount of Notes then outstanding; or

                  (vi)     the entry by a court having competent jurisdiction of
                           (a) a decree or order granting relief in respect of TMCC in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) a decree or order adjudging TMCC to be insolvent, or approving a
                           petition  seeking  reorganization,   arrangement,
                           adjustment or composition of TMCC and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of TMCC or of any substantial part of the property of TMCC, or ordering up the winding up or liquidation of the offices of TMCC; or

                  (vii) the commencement by TMCC of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent of TMCC to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by TMCC of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by TMCC to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of TMCC or any substantial part of the property of TMCC or the making by TMCC of an assignment for the benefit of creditors, or the taking of corporate action by TMCC in furtherance of any such action;

                           then the holder of any Note may, at its option, declare the principal of such Note and the interest, if any, accrued thereon to be due and payable immediately by written notice to TMCC and the Agent at its main office in London, and unless all such defaults shall have been cured by TMCC prior to receipt of such written notice, the principal of such Note and the interest, if any, accrued thereon shall become and be immediately due and payable.

                           At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due with respect to any Note has been obtained by any Noteholder, such declaration and its consequences may be rescinded and annulled upon the written consent of holders of a majority in aggregate principal amount of the Notes then outstanding, or by resolution adopted by a majority in aggregate principal amount of the Notes present or represented at a meeting of holders of the Notes at which a quorum is present, as provided in the Agency Agreement, if:

         (1) TMCC has paid or deposited with the Agent a sum sufficient to pay

                  (A) all overdue installments of interest on the Notes, and

                  (B) the principal of Notes which has become due otherwise than by such declaration of acceleration; and

         (2) all Events of Default with respect to the Notes, other than the non-payment of the principal of such Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in paragraph (b) below.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

(b) Any Events of Default by TMCC,  other than the events described in paragraph
(a)(i) or (a)(ii) above or in respect of a covenant or provision which cannot be modified and amended without the written consent of the holders of all outstanding Notes, may be waived by the written consent of holders of a majority in aggregate principal amount of the Notes then outstanding affected thereby, or by resolution adopted by the holders of a majority in aggregate principal amount of such Notes then outstanding present or represented at a meeting of holders of the Notes affected thereby at which a quorum is present, as provided in the Agency Agreement.

14.      REPLACEMENT OF NOTES, RECEIPTS, COUPONS AND TALONS

         Should any Note, Receipt, Coupon or Talon be mutilated, defaced or destroyed or be lost or stolen, it may be replaced at the specified office of the Agent in London (or such other place outside the United States as may be notified to the Noteholders), in accordance with all applicable laws and regulations, upon payment by the claimant of the expenses incurred by TMCC and the Agent in connection therewith and on such terms as to evidence, indemnity, security or otherwise as TMCC and the Agent may require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

15.      PRESCRIPTION

         Unless provided otherwise in the applicable Final Terms, the Notes, Receipts and Coupons will become void unless presented for payment within a period of five years from the Relevant Date (as defined below) relating thereto. Any moneys paid by TMCC to the Agent for the payment of principal or interest in respect of the Notes and remaining unclaimed for a period of five years shall forthwith be repaid to TMCC. All liability of TMCC and the Agent with respect thereto shall cease when the Notes, Receipts and Coupons become void.

         As used herein, the "Relevant Date" means:

         (A)      the date on which such payment first becomes due; or

         (B) if the full amount of the moneys payable has not been received by the Agent on or prior to such due date, the date on which the full amount of such moneys having been so received, notice to that effect shall have been given to the Noteholders in accordance with Condition 16.

16.      NOTICES

         All notices regarding the Notes shall be published in one leading English language daily newspaper with circulation in the United Kingdom (which is expected to be the Financial Times) or, if this is not practicable, one other such English language newspaper as TMCC, in consultation with the Agent, shall decide. TMCC shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange on which the Notes are for the time being listed or any other relevant authority. Any notice published as aforesaid shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication. Receiptholders and Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the holders of the Notes in accordance with this Condition.

         Until such time as any definitive Notes are issued, so long as the global Notes for this Series are held in their entirety on behalf of Euroclear and Clearstream, Luxembourg, there may be substituted for such publication in such newspaper the delivery of the relevant notice to Euroclear and Clearstream, Luxembourg for communication by them to the holders of the Notes of this Series; provided that, for so long as the Notes are listed on a stock exchange or are admitted to listing by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by that stock exchange (or that relevant authority). Any notice delivered to Euroclear and Clearstream, Luxembourg shall be deemed to have been given to the holders of the Notes of this Series on the seventh day after the day on which the said notice was given to Euroclear and Clearstream, Luxembourg, or on such other day as is specified in the applicable Final Terms.

         Notices to be given by any holder of the Notes of this Series shall be in writing and given by lodging the same, together with the relevant Note or Notes, with the Agent. While any of the Notes of this Series are represented by a global Note, such notice may be given by any holder of a Note of this Series to the Agent via Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

17.      REDENOMINATION AND EXCHANGE

         TMCC may (if so specified in the applicable Final Terms) without the consent of the holder of any Note, Receipt, Coupon or Talon, redenominate into euro all, but not some only, of the Notes of any Series on or after the date on which the member state of the European Union in whose national currency such Notes are denominated has become a participant member in the third stage of the European economic and monetary union as more fully set out in the applicable Final Terms. TMCC may (if so specified in the applicable Final Terms) without the consent of the holder of any Note, Receipt, Coupon or Talon, elect that the Notes shall be exchangeable for Notes expressed to be denominated in euro in accordance with such arrangements as TMCC may decide.

18.      GOVERNING LAW

         The Agency Agreement and the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.

                                  Appendix B-1


                                   APPENDIX B

                      FORMS OF GLOBAL AND DEFINITIVE NOTES,
                          COUPONS, RECEIPTS AND TALONS

                                Appendix B-1--12

                                  APPENDIX B-1

                        FORM OF TEMPORARY GLOBAL NOTE OF
                         TOYOTA MOTOR CREDIT CORPORATION


ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.(1)

                                          TOYOTA MOTOR CREDIT CORPORATION
                         (Incorporated under the laws of the State of California, U.S.A.)

                              TEMPORARY GLOBAL NOTE

                                  representing
               [Specified Currency and Principal Amount of Series]
                  EURO MEDIUM-TERM NOTES DUE [Year of Maturity]

                                 Series No. [ ]


                    The Notes represented by this Temporary Global Note have
                      been listed on the Official List and admitted for trading by The London Stock Exchange plc
(the "London Stock Exchange")(2)

         This Note is a Temporary Global Note in respect of a duly authorized issue of [Specified Currency and Principal Amount of Series] Euro Medium-Term Notes Dues [Year of Maturity] (the "Notes") of [Specified Currency and Specified Denomination] each of Toyota Motor Credit Corporation (the "Company"). References herein to the Conditions shall be to the Terms and Conditions of the Notes (the "Conditions") as set out in Appendix A to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Final Terms (the "Final Terms") (which are attached hereto), provided that, in the event of any conflict between the provisions of the Conditions and the information set out in the Final Terms, the latter shall prevail. Words and expressions defined in the Conditions and the Final Terms and not otherwise defined herein shall have the same meanings when used herein.

         This Temporary Global Note is issued subject to, and with the benefit of, the Conditions and the Fifth Amended and Restated Agency Agreement dated as of September 30, 2005 (the "Agency Agreement," which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time), between the Company and JPMorgan Chase Bank, N.A. (the "Agent") and the other agents named therein; provided, however, that the reference to the Conditions shall mean the Conditions in effect on the date of this Temporary Global Note and shall not be affected by any amendments to the Conditions which occur thereafter.

         This Temporary Global Note is to be held by a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), Clearstream Banking, societe anonyme ("Clearstream") and/or such other relevant clearing agency as is specified in the related Final Terms on behalf of account holders which have the Notes represented by this Temporary Global Note credited to their respective securities accounts therewith from time to time.

         For value received, the Company, subject to and in accordance with the Conditions, promises to pay to the bearer hereof on [each Installment Date the relevant Installment Amount] the [Maturity Date], or on such earlier date as the Notes may become due and repayable in accordance with the Conditions, the amount payable under the Conditions on redemption of the Notes then represented by this Temporary Global Note and to pay interest (if any) on the principal amount of the Notes from time to time represented by this Temporary Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon presentation and, at maturity, surrender of this Temporary Global Note at the principal office of the Agent in London, England, or at the offices of any of the other paying agents located outside the United States (as defined below) (except as provided in the Conditions) from time to time appointed by the Company in respect of the Notes, but in each case subject to the requirements as to certification provided herein. Any monies paid by the Company to the Agent for the payment of or interest on any Notes and remaining unclaimed at the end of one year after such principal or interest shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall then be repaid to the Company and upon such repayment all liability of the Agent with respect thereto shall thereupon cease, without, however, limiting in any way any obligation the Company may have to pay the principal of or interest on this Note as the same shall become due. On any payment of an installment or interest being made, details of such payment shall be entered by or on behalf of the Company in Schedule One hereto and the relevant space in Schedule One hereto recording any such payment shall be signed by or on behalf of the Company.

         On any redemption or purchase and cancellation of any of the Notes represented by this Temporary Global Note, details of such redemption or purchase and cancellation shall be entered by or on behalf of the Company in Schedule Two hereto and the relevant space in Schedule Two hereto recording any such redemption or purchase and cancellation shall be signed by or on behalf of the Company. Upon any such redemption or purchase and cancellation, the principal amount of this Temporary Global Note and the Notes represented by this Temporary Global Note shall be reduced by the principal amount so redeemed or purchased and canceled.

         Prior to the Exchange Date (as defined below), all payments (if any) on this Temporary Global Note will only be made to the bearer hereof to the extent that there is presented to the Agent by Euroclear, Clearstream and/or such other relevant clearing agency, a certificate, substantially in the form set out in Schedule Three hereto, to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Notes (as shown by its records) a certificate from such person in or substantially in the form of Certificate "A" as set out in Schedule Three hereto. After the Exchange Date the holder of this Temporary Global Note will not be entitled to receive any payment of interest hereon.

         On or after the date which is 40 days after the completion of the distribution of the Notes represented by this Temporary Global Note (the "Exchange Date"), this Temporary Global Note may, under the circumstances set forth in the Conditions and the Final Terms (including, without limitation, certification as to the date on which the distribution of the Notes of this Series was completed), be exchanged, in whole or in part for either Definitive Notes and (if applicable) Receipts, Coupons and Talons in or substantially in the forms set out in Appendices B-3, B-4, B-5 and B-6, respectively, to the Agency Agreement (on the basis that all appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and Talons and the Final Terms (or the relevant provisions of the Final Terms) have either been endorsed on or attached to such Definitive Notes) and/or, a Permanent Global Note in the form set out in Appendix B-2 to the Agency Agreement (together with the Final Terms attached thereto) upon presentation of this Temporary Global Note by the bearer hereof at the offices of the Agent in London, England (or at such other place outside the United States of America, its territories and possessions, any State of the United States and the District of Columbia (the "United States") as the Agent may agree). As specified in the Final Terms, the exchange of this Temporary Global Note for Definitive Notes may also require written notice being given to the Agent by Euroclear, Clearstream or other relevant clearing agency on behalf of holders of Notes and/or the payment of certain costs each of which shall be specified in the Final Terms. Definitive Notes or the Permanent Global Note shall be so issued and delivered in exchange for only that portion of this Temporary Global Note in respect of which there shall have been presented to the Agent by Euroclear, Clearstream and/or such other relevant clearing agency, a certificate, substantially in the form set out in Schedule Three hereto, to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Notes (as shown by its records) a certificate from such person in or substantially in the form of Certificate "A" as set out in Schedule Three hereto and, in the case of Definitive Notes, subject to such notice period and payment of costs as may be specified in the Final Terms. If Definitive Notes and (if applicable) Receipts, Coupons and Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Temporary Global Note may only thereafter be exchanged for Definitive Notes and (if applicable) Receipts, Coupons and Talons pursuant to the terms hereof.

         On an exchange of the whole of this Temporary Global Note, this Temporary Global Note shall be surrendered to the Agent. On an exchange of part only of this Temporary Global Note, details of such exchange shall be entered by or on behalf of the Company in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Company. If, following the issue of a Permanent Global Note in exchange for some of the Notes represented by this Temporary Global Note, further Notes represented by this Temporary Global Note are to be exchanged pursuant to this paragraph, such exchange may be effected, without the issue of a new Permanent Global Note, by the Company or its agent endorsing Schedule Two of the Permanent Global Note previously issued to reflect an increase in the aggregate principal amount of the Permanent Global Note which would otherwise have been issued on such exchange.

         Until the exchange of the whole of this Temporary Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if it were bearer of Definitive Notes, Coupons and Receipts in the form set out in Appendices B-3, B-4 and B-5 to the Agency Agreement.

         This Temporary Global Note is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.

         This Temporary Global Note shall not be valid unless authenticated by the Agent. This Temporary Global Note may be duly executed on behalf of the Company by manual or facsimile signature.

         IN WITNESS WHEREOF, the Company has caused this Temporary Global Note to be duly executed on its behalf.


         Dated:                     TOYOTA MOTOR CREDIT CORPORATION



                                    By:
                                          -------------------------------------
                                          George E. Borst
                                          President and Chief Executive Officer


FISCAL AGENT'S CERTIFICATE                           ATTEST:
OF AUTHENTICATION

This is one of the Temporary
                                                     --------------------------
Global Notes described in the                        David Pelliccioni
within mentioned Agency Agreement                    Secretary


By or on behalf of
  JPMORGAN CHASE BANK, N.A.
  as Fiscal Agent


By:
    -------------------------------------------------
             (Authorized Signatory)

                                  SCHEDULE ONE


                                     PART I


                                INTEREST PAYMENTS


                                                                 Confirmation of
                             Total Amount                        payment by or
Interest       Date of       of Interest        Amount of        on behalf of
Payment Date   Payment       Payable            Interest Paid    the Company

-------------- ------------ ------------------ ---------------- ---------------

First          ____________    ____________       ____________    _____________
Second         ____________    ____________       ____________    _____________

                                     SCHEDULE ONE


                                        PART II


                                  INSTALLMENT PAYMENTS


                                                                 Confirmation of
                                 Total Amount        Amount of     payment by or
                 Date of         of Installments     Installments   on behalf of
Payment Date     Payment         Payable             Paid            the Company

--------------- --------------- ----------------- ---------------- ------------

First            ____________     ____________     ____________    ____________
Second           ____________     ____________     ____________    ____________

                                  SCHEDULE TWO

                              SCHEDULE OF EXCHANGES
               FOR NOTES REPRESENTED BY A PERMANENT GLOBAL NOTE OR DEFINITIVE NOTES, OR REDEMPTIONS OR PURCHASES AND CANCELLATIONS



         The following exchanges of a part of this Temporary Global Note for Notes represented by a Permanent Global Note or Definitive Notes or redemptions or purchases and cancellation of this Temporary Global Note have been made:




                               Part of principal amount
                               of this Temporary Global
                               Note exchanged for Notes
                               represented by a            Remaining principal amount
                               Permanent Global Note or    of this Temporary Global
Date of exchange, or           Definitive Notes or         Note following such
redemption or purchase and     redeemed or purchased and   exchange, or redemption or   Notation made by or on
cancellation                   cancelled                   purchase and cancellation    behalf of the Company

------------------------------ --------------------------- ---------------------------- ---------------------------
============                   ============                ============                 ============
============                   ============                ============                 ============


                                 SCHEDULE THREE

                     FORM OF CERTIFICATE TO BE PRESENTED BY
                           APPROPRIATE CLEARING SYSTEM

                         TOYOTA MOTOR CREDIT CORPORATION

                               -----------------

                               (THE "SECURITIES")

         This is to certify that, based solely on certifications we have received in writing, by telex or by electronic transmission satisfying the requirements set forth in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii) from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Agency Agreement, as of the date hereof, [ ] principal amount of above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, partnerships, corporations or other entities created or organized under the laws of the United States, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust, if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust has in effect a valid election to be treated as a United States person ("United States persons"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and hold the securities through such United States financial institutions on the date hereof (and in either case
(a) or (b), each such United States financial institution has agreed, on its own behalf, or through its agent, that we may advise the Company or the Company's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or
(C) of the Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations thereunder), or (iii) is owned by the United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) (whether or not also described in clauses (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

         As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

         We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such Member Organization certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon at the date hereof.

         We will retain all certificates received from Member Organizations for the period specified in U.S. Treasury Regulation Section
1.163-5(c)(2)(i)(D)(3)(i)(C).

         We understand that this certification is required in connection with certain tax laws of the United States. In connection therewith, if administrative and legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.


Dated:               , ____.

                                Yours faithfully,

                                                 [APPROPRIATE CLEARING SYSTEM]



                               By:
                                                     --------------------------

         * This certificate is not to be dated earlier than five days prior to the Exchange Date or relevant payment date, as applicable.

                                 CERTIFICATE "A"

                     FORM OF CERTIFICATE TO BE PRESENTED TO
                           APPROPRIATE CLEARING SYSTEM

                         TOYOTA MOTOR CREDIT CORPORATION



                               (THE "SECURITIES")

         This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by persons that are not citizens or residents of the United States, partnerships, corporations or other entities created or organized in the United States or under the law of the United States or of any State thereof, any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust, if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust has in effect a valid election to be treated as a United States person ("United States persons"), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or
(b) acquired the Securities through foreign branches of United States financial institutions and hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Company or the Company's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations thereunder), or (iii) are owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) (whether or not also described in clauses (i) or (ii)) this is further to certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

         As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

         We undertake to advise you promptly by tested telex, facsimile or electronic transmission satisfying the requirements set forth in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii) on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

         This certification excepts and does not relate to [ ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities and/or an interest in a Permanent Global Note (or, if relevant, exercise of any right or collection of any interest) cannot be made until we do so certify.

         We understand that this certification is required in connection with certain tax laws of the United States. In connection therewith, if administrative and legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.


Dated:               , _____.

                                Yours faithfully,

                                          [Name of Person Making Certification]



                                          By:
                                                     --------------------------

         * This certificate is not to be dated earlier than fifteen days prior to the Exchange Date or relevant payment date, as applicable.

                                 Appendix B-2--8

                                  APPENDIX B-2

                        FORM OF PERMANENT GLOBAL NOTE OF
                         TOYOTA MOTOR CREDIT CORPORATION

         ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNATIONAL REVENUE CODE.(1)

                                          TOYOTA MOTOR CREDIT CORPORATION
                         (Incorporated under the laws of the State of California, U.S.A.)

                              PERMANENT GLOBAL NOTE

                                  representing
               [Specified Currency and Principal Amount of Series]
                  EURO MEDIUM-TERM NOTES DUE [Year of Maturity]

                                 Series No. [ ]


                    The Notes represented by this Permanent Global Note have
                      been listed on the Official List and admitted for trading by The London Stock Exchange plc
(the "London Stock Exchange")(2)

         This Note is a Permanent Global Note in respect of a duly authorized issue of [Specified Currency and Principal Amount of Series] Euro Medium-Term Notes Due [Year of Maturity] (the "Notes") of [Specified Currency and Specified Denomination] each of Toyota Motor Credit Corporation (the "Company"). References herein to the Conditions shall be to the Terms and Conditions of the Notes (the "Conditions") as set forth out in Appendix A to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Final Terms (the "Final Terms") (which are attached hereto) and, in the event of any conflict between the provisions of the Conditions and the information set out in the Final Terms, the latter shall prevail. Words and expressions defined in the Conditions and the Final Terms and not otherwise defined herein shall have the same meanings when used herein.

         This Permanent Global Note is issued subject to, and with the benefit of, the Conditions and the Fifth Amended and Restated Agency Agreement dated as of September 30, 2005 (the "Agency Agreement," which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time), between the Company and JPMorgan Chase Bank, N.A. (the "Agent") and the other agents named therein; provided, however, that the reference to the Conditions shall mean the Conditions in effect on the date of issue of the Temporary Global Note that originally represented this Note and shall not be affected by any amendments to the Conditions which occur thereafter.

         This Permanent Global Note is to be held by a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), Clearstream Banking, societe anonyme ("Clearstream") and/or such other relevant clearing agency as is specified in the related Final Terms on behalf of account holders which have the Notes represented by this Permanent Global Note credited to their respective securities accounts therewith from time to time.

         For value received, the Company, subject to and in accordance with the Conditions, promises to pay to the bearer hereof on [each Installment Date the relevant Installment Amount] the [Maturity Date], or on such earlier date as the Notes may become due and repayable in accordance with the Conditions, the amount payable under the Conditions on redemption of the Notes then represented by this Permanent Global Note and to pay interest (if any) on the principal amount of the Notes from time to time represented by this Permanent Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon presentation and, at maturity, surrender of this Permanent Global Note at the principal office of the Agent in London, England, or at the offices of any of the other paying agents located outside of the United States (as defined below) (except as provided in the Conditions) from time to time appointed by the Company in respect of the Notes. Any monies paid by the Company to the Agent for the payment of or interest on any Notes and remaining unclaimed at the end of one year after such principal or interest shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall then be repaid to the Company and upon such repayment all liability of the Agent with respect thereto shall thereupon cease, without, however, limiting in any way any obligation the Company may have to pay the principal of or interest on this Note as the same shall become due. On any payment of an installment or interest being made details of such payment shall be entered by or on behalf of the Company in Schedule One hereto and the relevant space in Schedule One hereto recording any such payment shall be signed by or on behalf of the Company.

         On any redemption or purchase and cancellation of any of the Notes represented by this Permanent Global Note, details of such redemption or purchase and cancellation shall be entered by or on behalf of the Company in Schedule Two hereto and the relevant space in Schedule Two hereto recording any such redemption or purchase and cancellation shall be signed by or on behalf of the Company. Upon any such redemption or purchase and cancellation, the principal amount of this Permanent Global Note and the Notes represented by this Permanent Global Note shall be reduced by the principal amount so redeemed or purchased and canceled.

         The Notes represented by this Permanent Global Note were originally represented by a Temporary Global Note. Unless such Temporary Global Note was exchanged in whole on the issue hereof, such Temporary Global Note may be further exchanged, on the terms and conditions set out therein, for this Permanent Global Note. If any such exchange occurs following the issue hereof, the Company or its agent shall endorse Schedule Two hereto to reflect the increase in the aggregate principal amount of this Permanent Global Note due to each such exchange, whereupon the principal amount hereof shall be increased for all purposes by the amount so exchanged and endorsed.

         This Permanent Global Note may (under the circumstances set forth in the Conditions and the Final Terms, be exchanged, in whole, but not in part, for security-printed Definitive Notes and (if applicable) Coupons, Receipts and Talons in or substantially in the forms set out in Appendices B-3, B-4, B-5 and B-6, respectively, of the Agency Agreement (on the basis that all appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons, Receipts and Talons and the Final Terms (or the relevant provisions of the Final Terms) have been either endorsed on or attached to such Definitive Notes) in denominations of [Specified Currency and Specified Denomination] each. As specified in the Final Terms, such exchange may also require written notice being given to the Agent by Euroclear, Clearstream or such other relevant clearing agency on behalf of the holders of the Notes and/or the payment of certain costs, each of which shall be specified in the Final Terms. Such exchange, if any, will be made upon presentation of this Permanent Global Note by the bearer hereof on any day (other than a Saturday or a Sunday) on which banks are open for business in London at the principal office of the Agent in London, England; provided, however, the first notice given to the Agent by Euroclear, Clearstream and/or such other relevant clearing agency shall give rise to the issue of Definitive Notes for the total amount of Notes represented by this Global Note. The aggregate principal amount of Definitive Notes issued upon an exchange of this Permanent Global Note will be equal to the aggregate principal amount of this Permanent Global Note submitted by the bearer hereof for exchange (to the extent that such principal amount does not exceed the aggregate principal amount of this Permanent Global Note, as adjusted, as shown in Schedule Two hereto). On an exchange of the whole of this Permanent Global Note, this Permanent Global Note shall be surrendered to the Agent.

         Until the exchange of the whole of this Permanent Global Note as aforesaid, the bearer hereof shall in all respects be entitled to the same benefits as if it were the bearer of Definitive Notes, Coupons, Receipts and Talons in the form set out in Appendices B-3, B-4, B-5 and B-6, respectively, to the Agency Agreement.

         This Permanent Global Note is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.

         This Permanent Global Note shall not be valid unless authenticated by the Agent. This Permanent Global Note may be duly executed on behalf of the Company by manual or facsimile signature.

         IN WITNESS WHEREOF, the Company has caused this Permanent Global Note to be duly executed on its behalf.

Dated:                                          TOYOTA MOTOR CREDIT CORPORATION



                                      By:  _____________________________________
                                           George E. Borst
                                           President and Chief Executive Officer



FISCAL AGENT'S CERTIFICATE          ATTEST:
OF AUTHENTICATION
This is one of the Permanent
                                            --------------------------
Global Notes described in the               David Pelliccioni
within mentioned Agency Agreement           Secretary

By or on behalf of
  JPMORGAN CHASE BANK, N.A.
  as Fiscal Agent


By: ____________________________
         (Authorized Signatory)

                                  SCHEDULE ONE

                                     PART I

                                INTEREST PAYMENTS

                                                                                                Confirmation of
                                                 Total Amount                                   payment by or
Interest                  Date of                of Interest             Amount of              on behalf of
Payment Date              Payment                Payable                 Interest Paid          the Company

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

First                     ____________           ____________            ____________           ____________
Second                    ____________           ____________            ____________           ____________




                                  SCHEDULE ONE

                                     PART II

                              INSTALLMENT PAYMENTS

                                                                                                Confirmation of
                                                 Total Amount            Amount of              payment by or
                          Date of                of Installments         Installments           on behalf of
Payment Date              Payment                Payable                  Paid                  the Company

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

First                     ____________           ____________            ____________           ____________
Second                    ____________           ____________            ____________           ____________





                                  SCHEDULE TWO

                      SCHEDULE OF EXCHANGES OF A TEMPORARY
                      GLOBAL NOTE AND FOR DEFINITIVE NOTES
                  OR REDEMPTIONS OR PURCHASES AND CANCELLATIONS

         The following increases of this Permanent Global Note, exchanges of this Permanent Global Note for Definitive Notes or redemptions or purchases and cancellations of this Permanent Global Note have been made:

                          Increase in                                    Remaining amount
                          principal amount of    Part of principal       payable under this
                          this Permanent         amount of this          Permanent Global
                          Global Note due to     Permanent Global Note   Note following such
                          exchanges of a         exchanged for           exchange, or
Date of exchange, or      Temporary Global       Definitive Notes or     redemption or          Notation made by or
redemption or purchase    Note for this          redeemed or purchased   purchase and           on behalf of the
and cancellation          Permanent Global Note  and cancelled           cancellation           Company

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
============              ============           ============            ============           ============
============              ============           ============            ============           ============



                                 Appendix B-3--3

                                  APPENDIX B-3

                               DEFINITIVE NOTE OF
                         TOYOTA MOTOR CREDIT CORPORATION

         ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. (1)

                                          TOYOTA MOTOR CREDIT CORPORATION
                         (Incorporated under the laws of the State of California, U.S.A.)

                                  representing
               [Specified Currency and Principal Amount of Series]
                  EURO MEDIUM-TERM NOTES DUE [Year of Maturity]

                                 Series No. [ ]


                       The Notes represented by this Definitive Note have been
                      listed on the Official List and admitted for trading by The London Stock Exchange plc
(the "London Stock Exchange")(2)

         This Note is one of the series of notes of [Specified Currency and Principal Amount of Series] ("Notes") each of Toyota Motor Credit Corporation (the "Company"). References herein to the Conditions shall be to the Terms and Conditions of the Notes (the "Conditions") as set out in Appendix A to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Final Terms (the "Final Terms") (which are reproduced on the reverse hereof) and, in the event of any conflict between the provisions of the Conditions and the information set out in the Final Terms, the latter shall prevail. Words and expressions defined in the Conditions and the Final Terms and not otherwise defined herein shall have the same meanings when used herein.

         This Note is issued subject to, and with the benefit of, the Conditions and the Fifth Amended and Restated Agency Agreement dated as of September 30, 2005 (the "Agency Agreement," which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time), between the Company and JPMorgan Chase Bank, N.A. (the "Agent") and the other agents named therein; provided, however, that references to the Conditions shall mean the Conditions in effect on the date of issue of the Temporary Global Note that originally represented this Note and shall not be affected by any amendments to the Conditions which occur thereafter.

         For value received, the Company, subject to and in accordance with the Conditions, promises to pay to the bearer hereof on [each Installment Date the relevant Installment Amount] the [Maturity Date], or on such earlier date as the Notes may become due and repayable in accordance with the Conditions, the amount payable on redemption of this Note and to pay interest (if any) on the principal amount of this Note calculated and payable as provided in the Conditions.

         Title to this Note and to any Coupon, Talon or Receipt appertaining hereto shall pass by delivery. The Company may treat the bearer hereof as the absolute owner of this Note for all purposes (whether or not this Note shall be overdue and notwithstanding any notation of ownership or writing hereof or notice of any previous loss or theft thereof).

         This Note is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.

         This Note may be duly executed on behalf of the Company by manual or facsimile signature.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on its behalf.

Dated:                                 TOYOTA MOTOR CREDIT CORPORATION

                                       By:
                                          ---------------------------------
                                          George E. Borst
                                          President and Chief Executive Officer

FISCAL AGENT'S CERTIFICATE          ATTEST:
  AUTHENTICATION
This is one of the Notes
                                            -----------------------------------
described in the within                     David Pelliccioni
mentioned Agency Agreement                  Secretary

By or on behalf of
  JPMORGAN CHASE BANK, N.A.
  as Fiscal Agent

By:
    -------------------------------------------------
         (Authorized Signatory)

         [REVERSE OF NOTE - TERMS AND CONDITIONS OF THE NOTES]

                                 Appendix B-4--4

                                  APPENDIX B-4

                                 FORM OF COUPON

                                     PART A

(Face of Coupon)

                                          TOYOTA MOTOR CREDIT CORPORATION
                         (Incorporated under the laws of the State of California, U.S.A.)

               [Specified Currency and Principal Amount of Series]
                  EURO MEDIUM-TERM NOTES DUE [Year of Maturity]


                                 Series No. [ ]

                                     Part A

(Reverse of Coupon)

For Fixed Rate Notes:

This Coupon is payable to bearer, separately negotiable and    Coupon No. F
subject to the Terms and Conditions of the Note to which it    Coupon for [    ]
appertains                                                     due on [        ]
                                                               [20[       ]]
[SEAL]

ATTEST:                                        TOYOTA MOTOR CREDIT CORPORATION

By:                                       By:
    --------------------------------           -------------------------------
         Authorized Officer                    Authorized Officer


         ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.(1)

                                  APPENDIX B-4

                                 FORM OF COUPON

                                     PART B


(Face of Coupon)



ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.(1)



For Floating Rate, Dual Currency and Index Linked Notes:







Coupon for the amount due in accordance with the Terms and         Coupon No. F
Conditions of the said Notes.  This Coupon is payable to      Coupon due in [  ]
bearer, separately negotiable and subject to such Terms and          [20[     ]]
Conditions of the Note to which it appertains, under which it may become void before its due date.


[SEAL]

ATTEST:                                         TOYOTA MOTOR CREDIT CORPORATION

By:                                             By:
    ----------------------------------              ----------------------------
         Authorized Officer                           Authorized Officer

(Reverse of Coupon)

                ISSUING AND PRINCIPAL PAYING AGENT AND AGENT BANK



                            JPMorgan Chase Bank, N.A.
                                  Trinity Tower
                              9 Thomas More Street
                                 London E1W 1YT


                                  PAYING AGENT



                                         J.P. Morgan Bank Luxembourg S.A.
                                6 route de Treves
                              L-2633 Senningerberg
                          (Municipality of Niederanven)
                                   Luxembourg


and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Company and notice of which has been given to the Noteholders.

                                 Appendix B-5--2

                                  APPENDIX B-5

                                 FORM OF RECEIPT

(On the front)



ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.(3)



                                          TOYOTA MOTOR CREDIT CORPORATION
                         (Incorporated under the laws of the State of California, U.S.A.)



               [Specified Currency and Principal Amount of Series]
                  EURO MEDIUM-TERM NOTES DUE [Year of Maturity]





                                 Series No. [ ]

Receipt for the sum of [ ] being the installment of principal payable in accordance with the Terms and Conditions endorsed on the Note to which this Receipt appertains (the "Conditions") on [ ].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse of the Note to which this Receipt appertains (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

         This Receipt must be presented for payment together with the Note to which it appertains. The Company shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.



[SEAL]



ATTEST:                                        TOYOTA MOTOR CREDIT CORPORATION
By:                                            By:
   -------------------------------             ---------------------------------

         Authorized Officer                          Authorized Officer

                                              Appendix B-6--3

                                  APPENDIX B-6

                                  FORM OF TALON



(On the front)



ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.



                                          TOYOTA MOTOR CREDIT CORPORATION
                         (Incorporated under the laws of the State of California, U.S.A.)



               [Specified Currency and Principal Amount of Series]
                  EURO MEDIUM-TERM NOTES DUE [Year of Maturity]



                                 Series No. [ ]

On and after [ ] further Coupons [and a further Talon] appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Notes to which this Talon appertains.

[SEAL]

ATTEST:                                        TOYOTA MOTOR CREDIT CORPORATION

By:                                            By:
    ----------------------------                   ----------------------------
         Authorized Officer                              Authorized Officer

(Reverse of Talon)

                       ISSUING AND PRINCIPAL PAYING AGENT



                            JPMorgan Chase Bank, N.A.
                                  Trinity Tower
                              9 Thomas More Street
                                 London E1W 1YT


                                  PAYING AGENT



                                         J.P. Morgan Bank Luxembourg S.A.
                                6 route de Treves
                              L-2633 Senningerberg
                          (Municipality of Niederanven)
                                   Luxembourg


and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Company and notice of which has been given to the Noteholders.

                                               Appendix C--5

                                   APPENDIX C


                      FORM OF CALCULATION AGENCY AGREEMENT



                            Dated ____________, 20__

                         TOYOTA MOTOR CREDIT CORPORATION

                              U.S. $20,000,000,000

                             EURO MEDIUM-TERM NOTES







                          CALCULATION AGENCY AGREEMENT

                         TOYOTA MOTOR CREDIT CORPORATION

                               U.S.$20,000,000,000

                              EURO MEDIUM-TERM NOTE

                          CALCULATION AGENCY AGREEMENT


THIS AGREEMENT is made on __________, 20__ BETWEEN:

(1) TOYOTA MOTOR CREDIT CORPORATION of Torrance, California, U.S.A (the "Company"); and

(2) [name of calculation agent] (the "Calculation Agent", which expression shall include its successor or successors for the time being as calculation agent hereunder).

WHEREAS:

A. The Company has entered into the Fifth Amended and Restated Program Agreement with Merrill Lynch International, BNP Paribas, Credit Suisse First Boston (Europe) Limited, Dresdner Bank Aktiengesellschaft, J.P. Morgan Securities Ltd., Morgan Stanley & Co. International Limited, Nomura International plc, and UBS Limited, dated September 30, 2005 (the "Program Agreement"), under which $20,000,000,000 (or its equivalent in other currencies) in aggregate principal amount of Notes ("Notes") may be outstanding.

B. The Notes will be issued subject to and with the benefit of the Fifth Amended and Restated Agency Agreement, dated September 30, 2005 (the "Agency Agreement") among the Company, JPMorgan Chase Bank, N.A. (the "Agent," which expression shall include its successor or successors for the time being under the Agency Agreement) and J.P. Morgan Bank Luxembourg S.A. (the "Paying Agent," which expression shall include its successor or successors for the time being under the Agency Agreement).

NOW IT IS HEREBY AGREED that:
-----------------------

(1)      Appointment of the Calculation Agent

         The Company hereby appoints [name of calculation agent] as Calculation Agent in respect of the Notes listed in the Schedule hereto which are for the time being outstanding (the "Relevant Notes") for the purposes set out in Clause 2 below, all upon terms and conditions hereinafter mentioned.

(2)      Duties of Calculation Agent

(a) The Calculation Agent shall in relation to each series of Relevant Notes (each a "Series") perform all the functions and duties imposed on the Calculation Agent by the terms and conditions of the relevant Series (the "Conditions"). Without limiting the foregoing, the Calculation Agent shall calculate, to the extent applicable, the Rate of Interest, Interest Amount, Interest Payment Date, principal and all other amounts, rates and dates which are required to be determined or calculated under the Conditions for the Relevant Notes and shall communicate such calculations to the Company and the Agent as soon as practicable after such calculations are determined, but in any event, within time periods sufficient to enable the Agent to publish the results of such determinations in accordance with the terms of the Agency Agreement.

(3)      Expenses

         Except as provided in Clause 4 below, the Calculation Agent shall bear all expenses incurred by it in connection with its said services.

(4)      Indemnity

(a) The Company shall indemnify and keep indemnified the Calculation Agent against any losses, liabilities, costs, claims, actions or demands (including but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred by the Calculation Agent in disputing or defending any of the foregoing) which the Calculation Agent may incur or which may be made against it (excluding consequential losses and losses of profit) as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except such as may result from its own willful default, negligence or bad faith or that of its officers, directors or employees or any of them, or breach by it of the terms of this Agreement.

(b) The Calculation Agent shall indemnify and keep indemnified the Company against any losses, liabilities, costs, claims, actions or demands (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred by the Company in disputing or defending any of the foregoing) which the Company may incur or which may be made against it (excluding consequential losses and losses of profit) as a result of or in connection with the breach by the Calculation Agent of the terms of this Agreement or its willful default, negligence or bad faith or that of its officers, directors or employees or any of them.

(5)      Conditions of Appointment

         (a) In acting hereunder in connection with the Relevant Notes, the Calculation Agent shall not act as agent of the Company and shall not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Relevant Notes or the coupons (if any) appertaining thereto (the "Coupons").

         (b) In relation to each Series, the Calculation Agent shall be obliged to perform such duties and only such duties as are herein and in the Conditions specifically set forth and no implied duties or obligations shall be read into the Agreement or the Conditions against the Calculation Agent.

         (c) The Calculation Agent may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

         (d) The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Company or the Agent, or any notice, resolution, direction, consent, certificate, affidavit, statement, cable, telex or other paper or document which it reasonably believes, after making reasonable investigation of the same, to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Company.

         (e) The Calculation Agent, and any of its officers, directors and employees, may become the owner of, or acquire any interest in, any Notes or Coupons (if any) with the same rights that it or he or she would have if the Calculation Agent were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons (if any) or other obligations of the Company as freely as if the Calculation Agent were not appointed hereunder.

(6)      Termination of Appointment

         (a) The Company may terminate the appointment of the Calculation Agent at any time by giving to the Calculation Agent and the Agent at least 90 days prior written notice to that effect, provided that, so long as any of the Relevant Notes is outstanding, (i) such notice shall not expire less than 45 days before any date upon which any payment is due in respect of any Relevant Notes and (ii) notice shall be given in accordance with Condition 16 at least 30 days prior to any removal of the Calculation Agent.

(b) Notwithstanding the provisions of Subclause 6(a) above, if at any time (i) the Calculation Agent becomes incapable of action, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or if an administrator, liquidator or administrative or other receiver of it or of all or a substantial part of its property is appointed, or it admits in writing its inability to pay or meet its debts as they may become due or suspends payment thereof or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if any public officer takes charge or control of the Calculation Agent or of its property or affairs for the purpose of rehabilitation, administration or liquidation or (ii) the Calculation Agent fails duly to perform any function or duty imposed on it by the Conditions and this Agreement, the Company may forthwith without notice terminate the appointment of the Calculation Agent, in which event notice thereof shall be given to the holders of the Relevant Notes in accordance with Condition 16 of the Relevant Notes as soon as practicable thereafter.

         (c) The termination of the appointment pursuant to Subclause 6(a) or 6(b) above of the Calculation Agent hereunder shall not entitle the Calculation Agent to any amount by way of compensation but will be without prejudice to any amount then accrued and due.

         (d) The Calculation Agent may resign its appointment hereunder at any time by giving to the Company and the Agent at least 90 days prior written notice to that effect. Following receipt of a notice of resignation from the Calculation Agent, the Company shall promptly give notice thereof to the holders of the Relevant Notes in accordance with Condition 16 of the Relevant Notes.

         (e) Notwithstanding the provisions of Subclauses 6(a), 6(b) and 6(d) above, so long as any of the Notes is outstanding, the termination of the appointment of the Calculation Agent (whether by the Company or by the resignation of the Calculation Agent) shall not be effective unless upon the expiry of the relevant notice a successor Calculation Agent has been appointed.

         (f) Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor and the Company an instrument accepting appointment hereunder, and thereupon such successor Calculation Agent, without further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as the Calculation Agent hereunder.

         (g) If the appointment of the Calculation Agent hereunder is terminated (whether by the Company or by the resignation of the Calculation Agent), the Calculation Agent shall on the date on which such termination takes effect deliver to the successor Calculation Agent all records concerning the Relevant Notes maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release), but shall have no other duties or responsibilities hereunder.

         (h) Any corporation into which the Calculation Agent for the time being may be merged or converted or any corporation with which the Calculation Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion or consolidation shall forthwith be given to the Company and the Agent.

         (i) Upon the termination of the appointment of the Calculation Agent, the Company shall make all reasonable efforts to appoint a further bank or investment bank as successor Calculation Agent.

(7)      Notices

         Any notice or communication given hereunder shall be sufficiently given or served:

         (a) if delivered in person to the relevant address specified below and, if so delivered, shall be deemed to have been delivered at time of receipt; or

         (b) if sent by facsimile or telex to the relevant number specified below, shall be deemed to have been delivered upon transmission provided such transmission is confirmed by the answerback of the recipient (in the case of telex) or when an acknowledgment of receipt is received (in the case of facsimile):

         The Company:                   TOYOTA MOTOR CREDIT CORPORATION
                                         19001 South Western Avenue
                                         Torrance, California 90501
                                         Telephone:  (310) 468-4001
                                         Telefax:  (310) 468-6194
                                         Attention:  Corporate Manager, Treasury

         The Calculation Agent:
                                     -----------------------------------------

         or to such other address and/or telex number of which notice in writing has been given to the parties hereto in accordance with the provisions of this Clause 7.

(8)      Descriptive Headings

         The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

(9)      Counterparts

         This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one instrument.

(10)     Governing Law

         This Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.

         IN WITNESS WHEREOF, this Agreement has been entered into as of the day and year first above written.

                                             TOYOTA MOTOR CREDIT CORPORATION




                                        By:
                                           ------------------------------------
                                           George E. Borst
                                           President and Chief Executive Officer

                                           [NAME OF CALCULATION AGENT]




                                        By:
                                            -----------------------------------



                           SCHEDULE OF RELEVANT NOTES

                                                                                                Annotation
                                                                                                by
Series                                           Maturity                                       Calculation
Number                    Issue Date             Date                    Principal Amount       Agent

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------




                                               Appendix D--21

                                               Appendix D--1

                                   APPENDIX D

                       FORM OF OPERATING & ADMINISTRATIVE
                              PROCEDURES MEMORANDUM

Purchasers must confirm all trades directly with Toyota Motor Credit Corporation (the "Company") and the Agent.

1.       RESPONSIBILITIES OF THE AGENT

         The Agent will be responsible for the following:

         (1) in the case of Notes which are to be listed on a stock exchange (the "relevant Stock Exchange"), distributing to the relevant Stock Exchange such number of copies of the Final Terms as it may reasonably require;

         (2) where applicable, providing the Ministry of Finance of Japan with all required notifications and reports (including any monthly reports as to amounts, issue dates and other terms of each Tranche of Yen-denominated Notes); and

2.       RESPONSIBILITIES OF THE LISTING AGENT/ARRANGER/LEAD MANAGER/ DEALER

         (1) The Lead Manager/Dealer shall be responsible for preparing Final Terms (substantially in the form of Annex B hereto) to the Offering Circular giving details of the Notes to be issued and providing the Final Terms and a letter in the form set out in Annex C attached hereto to the Agent and the Company;

         (2) In the case of Notes to be listed on a relevant Stock Exchange, the Listing Agent/Arranger or Lead Manager will be responsible for the following:

                  (a) For Notes to be listed on the Paris Bourse, (i) obtaining the approval of the SBF to such listing and
                           (ii) publishing the notice legale relating to such Notes in the BALO; and

                  (b) in the case of all other Notes to be listed on a relevant Stock Exchange, ensuring compliance with the Prospectus Rules and the Listing Rules and obtaining all necessary approvals for listing the Notes on the relevant Stock Exchange. The Company recognizes with respect to this Clause 2(2)(b) its continuing obligation so long as any Notes under the Program are outstanding to apprise the applicable Dealers of any material adverse change in its consolidated financial position or its business operations.

3.       RESPONSIBILITIES OF THE COMPANY

(1) The Company shall execute and deliver the Final Terms to the Agent and the Lead Manager/Dealer.

4.       SETTLEMENT

         The settlement procedures set out in Annex A shall apply to each issue of Notes, unless otherwise agreed between the Company and the relevant Dealer or Dealers; with issues of Dual Currency or Index Linked Notes more time may be felt to be required to settle documentation which is not specifically included in the Agency Agreement.

         Trading Desk Information list is set out in Annex D.

                                     ANNEX A

SETTLEMENT PROCEDURES*                                             ***

Day                     Latest time               Action
No later than Issue     3:30 p.m.                 The Company or its designated
Date minus 3                                      agent may agree to terms with
                                                  one or more of the  Purchasers
                                                  for the issue and purchase of
                                                  Notes.  Once
                                                  agreement is reached, the
                                                  Company or its designated
                                                  agent telephones the Agent (to
                                                  be confirmed by the telex,
                                                  facsimile or email referred to
                                                  below) to instruct it to
                                                  prepare, complete,
                                                  authenticate and issue a
                                                  Temporary Global Note for each
                                                  Series of Notes which are to
                                                  be purchased by the relevant
                                                  Purchaser(s), giving details
                                                  of such Notes.
                        4:00 p.m.                 If  a  Purchaser  has  reached
                                                  agreement   with  the  Company
                                                  by telephone,  such  Purchaser
                                                  confirms the terms of the
                                                  agreement by sending to the
                                                  Company Final Terms
                                                  (substantially  in the form
                                                  set  out in  Annex  B) by
                                                  telex,  facsimile  or  email
                                                  together  with a letter in the
                                                  form set forth in Annex C and
                                                  copies the telex or facsimile
                                                  to the Agent.
                        5:00 p.m.                 The Company or its designated
                                                  agent confirms its
                                                  instructions  to
                                                  the Agent  (including,  in
                                                  the case of Floating Rate
                                                  Notes, for the
                                                  purposes of rate fixing) by
                                                  executing  the Final Terms
                                                  sent to the Company by the
                                                  Purchaser and  delivering
                                                  such executed copy of the
                                                  Final Terms to the Agent and
                                                  the  Purchaser by telex,
                                                  facsimile or email.

                                                  The Agent telephones each of
                                                  Euroclear, Clearstream or such
                                                  other relevant clearing agency
                                                  with a request for a common
                                                  code and ISM number, if
                                                  applicable, for each Series of
                                                  Notes agreed to be issued,
                                                  which Common Code and ISIN
                                                  numbers, if applicable, are
                                                  notified by the Agent by
                                                  telephone to the Company or
                                                  its designated agent and each
                                                  Purchaser which has reached
                                                  agreement with the Issuer. The
                                                  Agent also notifies the
                                                  relevant Stock Exchange by
                                                  telex, facsimile, email or by
                                                  hand of the details of the
                                                  Notes to be issued by sending
                                                  the Final Terms to the
                                                  relevant Stock Exchange.
Issue Date minus 2      3:00 p.m.                 In the case of Floating Rate
days                                              Notes or Index Linked
                                                  Interest Notes,the Agent
                                                  notifies  Euroclear,
                                                  Clearstream or such other
                                                  relevant clearing agency,
                                                  the Company, the relevant
                                                  Purchaser(s) and
                                                  the relevant Stock Exchange by
                                                  telex, facsimile or email of
                                                  the interest rate for the
                                                  first interest period (if
                                                  already determined). Where the
                                                  interest has not yet been
                                                  determined, this will be
                                                  notified in accordance with
                                                  this paragraph as soon as it
                                                  has been determined.
                                                  The relevant Purchaser(s)
                                                  instruct(s) Euroclear,
                                                  Clearstream or such other
                                                  relevant clearing agency to
                                                  debit its account and pay the
                                                  subscription price, against
                                                  delivery of the Notes, to the
                                                  Agent's account with
                                                  Euroclear, Clearstream or such
                                                  other relevant clearing agency
                                                  on the Issue Date and copies
                                                  the instructions to the Agent.
Issue Date minus 1      3:00 p.m.                 The Agent prepares and
                                                  authenticates  a Temporary
                                                  Global Note for each  Series
                                                  of Notes  which are to be
                                                  purchased  by the  relevant
                                                  Purchaser(s)  on the Issue
                                                  Date.  All  Temporary  Global
                                                  Notes are then  delivered by
                                                  the Agent to a common
                                                  depositary for Euroclear,
                                                  Clearstream  and/or such other
                                                  relevant  clearing agency
                                                  specified in the related Final
                                                  Terms and  instructions are
                                                  given by the Agent
                                                  to Euroclear,  Clearstream or
                                                  such other relevant  clearing
                                                  agency,as the  case  may be,to
                                                  credit  the  Notes
                                                  represented  by such
                                                  Temporary  Global Notes to the
                                                  Agent's  distribution
                                                  account.  The Agent  further
                                                  instructs  Euroclear,
                                                  Clearstream  or  such  other
                                                  relevant  clearing  agency,
                                                  as the case may be, to debit
                                                  from the distribution  account
                                                  the principal  amount of Notes
                                                  of each Series which each
                                                  Purchaser  has agreed to
                                                  purchase  and to credit  such
                                                  principal  amount to the
                                                  account of such Purchaser with
                                                  Euroclear,Clearstream  or
                                                  such  other  relevant
                                                  clearing  agency,   against
                                                  payment to the account of the
                                                  Agent of the  subscription
                                                  price for the relevant  Notes
                                                  for value on the Issue Date.
                                                  The Company,  the
                                                  Purchaser(s)   and  the  Agent
                                                  may  agree  to  arrange  for
                                                  "free delivery"  to be made
                                                  through  the  relevant
                                                  clearing  system  if
                                                  specified in the relevant
                                                  Final Terms.
Issue Date                                        Date Euroclear, Clearstream or
                                                  such other relevant clearing
                                                  agency, as the case may be,
                                                  debit and credit accounts in
                                                  accordance with instructions
                                                  received by them.
                                                  The Agent pays to the Company
                                                  the aggregate subscription
                                                  moneys received by it to such
                                                  account as the Company shall
                                                  notify to the Agent.
On or sub-sequent to                              The  Agent  notifies  the
the Issue Date                                    Company  of the  issue of
                                                  Notes  giving details  of
                                                  each  Temporary  Global  Note
                                                  and the  principal  sum
                                                  represented thereby.
                                                  Upon certification by the
                                                  participating Dealer or
                                                  Dealers to the Agent that the
                                                  distribution with respect to a
                                                  particular Tranche of Notes
                                                  has been completed, the Agent
                                                  shall determine and certify to
                                                  Clearstream, Euroclear or such
                                                  other relevant clearing agency
                                                  the applicable Exchange Date.

         Explanatory Notes to Settlement Procedures

(a) Each "Day" is a day on which banks and foreign exchange markets are open for general business in London (including dealings in foreign exchange and foreign currency deposits), counted in reverse order from the proposed Issue Date.

(b) The "Issue Date" must be a Business Day. For the purposes of this Memorandum, "Business Day" means a day which is both:

                  a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London; and

                  (i) in relation to Notes denominated in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial center of the country of the relevant Specified Currency (if other than London), or (ii) in relation to Notes denominated in euro, a day on which the TARGET system is open. Unless provided otherwise in the applicable Final Terms, the principal financial center of any country shall be as provided in the ISDA Definitions (except in the case of New Zealand and Australia, where the principal financial center will be as specified in the Final Terms).

(c) Times given are the approximate times for the taking of the action in question and are references to London time. Such times can be modified upon the mutual agreement of the Purchaser, the Agent and the Company.

(d) If at any time the Agent is notified by the Company or the relevant Stock Exchange that the listing of a Series of Notes has been refused or otherwise will not take place, the Agent shall immediately notify the Company, the Dealer and all the relevant Purchaser(s) (if not the Dealer).

                              ANNEX B TO APPENDIX D

                               FORM OF FINAL TERMS

    (TO BE COMPLETED BY THE LEAD MANAGER/DEALER AND EXECUTED BY THE COMPANY)

                               FINAL TERMS DATED
                         TOYOTA MOTOR CREDIT CORPORATION

                ISSUE OF [AGGREGATE NOMINAL AMOUNT OF TRANCHE] [TITLE OF NOTES]
                      UNDER THE U.S. $20,000,000,000
                      EURO MEDIUM-TERM NOTE PROGRAM

                            PART A--CONTRACTUAL TERMS

         Terms used herein shall be deemed to be defined as such for the purposes of the Conditions set forth in the Base Prospectus dated September 30, 2005 [and the Supplementary Prospectus dated]1 which [together], excluding all information incorporated by reference other than the Reports and any information included in any Supplementary Prospectus constitute[s] a base prospectus for the purposes of the Prospectus Directive (Directive 2003/71/EC) (the "Prospectus Directive"). This document constitutes the Final Terms of the Notes described herein for the purposes of Article 5.4 of the Prospectus Directive and must be read in conjunction with such Base Prospectus [as so supplemented], including all documents incorporated by reference therein. Full information on the Issuer and the offer of the Notes is only available on the basis of the combination of these Final Terms and the Base Prospectus. [The Base Prospectus [and] [the Supplementary Prospectus] [is] [are] available for viewing and copies may be obtained from the principal office in London, England of JPMorgan Chase Bank, N.A., the issuing and principal paying agent for the Notes, at Trinity Tower, 9 Thomas More Street, London E1W 1YT and at www.londonstockexchange.com.](2)

The following alternative language applies if the first Tranche of an issue which is being increased was issued under an Offering Circular/ Base Prospectus with an earlier date.

         Terms used herein shall be deemed to be defined as such for the purposes of the Conditions (the "Conditions") set forth in the Base Prospectus dated September 30, 2005 [and the Supplementary Prospectus dated]1, which [together], excluding all information incorporated by reference other than the Reports and any information contained in any Supplementary Prospectus, constitute[s] a base prospectus for the purposes of the Prospectus Directive, (Directive 2003/71/EC) (the "Prospectus Directive") save in respect of the Conditions which are extracted from the [Offering Circular] [Base Prospectus] dated [ ] [and the Supplementary [Offering Circular[s]] [Base Prospectus[s]] dated ]1 and are attached hereto. This document constitutes the Final Terms of the Notes described herein for the purposes of Article 5.4 of the Prospectus Directive and must be read in conjunction with the Base Prospectus dated September 30, 2005 [as so supplemented]1. Full information on the Issuer and the offer of the Notes is only available on the basis of the combination of these Final Terms and the Base Prospectus dated September 30, 2005 [and the [Offering Circular] [Base Prospectus] [and] [Supplementary Offering Circular[s]] [Supplementary Prospectus] dated ]1. [The [Offering Circular] [and] [Base Prospectus] [and [Supplementary Offering Circular[s]] [the Supplementary Prospectus][es]] are available for viewing and copies may be obtained from the principal office in London, England of JPMorgan Chase Bank, N.A., the issuing and principal paying agent for the Notes, at Trinity Tower, 9 Thomas More Street, London E1W 1YT and at www.londonstockexchange.com.](2)

[Include whichever of the following apply or specify as "Not Applicable" (N/A). Note that the numbering should remain as set out below, even if "Not Applicable" is indicated for individual paragraphs or sub-paragraphs.
Italics denote guidance for completing the Final Terms.]

[When completing any final terms, or adding any other final terms or information, consideration should be given as to whether such terms or information constitute "significant new factors" and consequently trigger the need for a supplement to the Base Prospectus under Article 16 of the Prospectus Directive.]

1.     (i) Issuer: Toyota Motor Credit Corporation (ii) Credit Support
       Providers: Toyota Motor Corporation
                                          Toyota Financial Services Corporation
2. [(i)] Series Number: [ ] [(ii) Tranche Number: [Delete if not applicable] (If fungible with an existing Series, details of that Series, including the date
       on which the Notes become fungible).]
3.     Specified Currency (or Currencies in the [ ] case of Dual Currency
       Notes):
4.     Aggregate Nominal Amount: [ ] [(i)] Series: [ ]
       [(ii) Tranche: [Delete if not applicable]
5.                                                 Issue Price: [ ] per cent of
                                                   the Aggregate Nominal Amount
                                                   [plus accrued interest from
                                                   [insert date] (in the case of
                                                   fungible issues
                                                   only, if applicable)]
6.     Specified Denominations: [ ](4) [ ]
7.     [(i)] Issue Date: [ ] [(ii)] Interest Commencement Date if [ ]
             different from the Issue Date:
8.                                                 Maturity Date: [specify date
                                                   or (for Floating Rate Notes)
                                                   Interest Payment Date falling
                                                   in or nearest to the relevant
                                                   month and year]
9.                                                 Interest Basis: [ % Fixed
                                                   Rate]
                                                   [[specify reference rate] +/-
                                                    % Floating Rate] [Zero
                                                   Coupon] [Index Linked
                                                   Interest] [Other (specify)]
                                                   (further particulars
                                                   specified below)
10.    Redemption/Payment Basis:(5)                [Redemption at par]
                                                   [Index Linked Redemption]
                                                   [Dual Currency]
                                                   [Partly Paid]
                                                   [Installment]
                                                   [Other (specify)]
11.                                                Change of Interest Basis or
                                                   [Specify details of any
                                                   provision for convertibility
                                                   of Notes Redemption/Payment
                                                   Basis: into another Interest
                                                   Basis or Redemption/ Payment
                                                   Basis]
12.                                                Put/Call Options: [Put
                                                   Option] [Call Option]
                                                   [(further particulars
                                                        specified below)]
13. [(i)] Status of the Notes: [Senior/[Dated/Perpetual]/ Subordinated] [(ii)] Nature of the Credit Support: See "Relationship of TMCC with TFS and TMC" in the Offering
                                                   Circular dated [          ].
       [(iii)]   [Date [Board] approval for [See "General
                 Information--Authorization" section of the Offering issuance of
                 Notes [and Credit Circular for all the relevant board approval dates for the Support] obtained: Program] / [(where Board (or similar) authorisation is required
                 for the particular Tranche of Notes or related Credit Support)
                 [    ] [and [    ], respectively]
14. Method of distribution: [Syndicated/Non-syndicated] PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE 15. FIXED RATE NOTE PROVISIONS (AND, TO THE [Applicable/Not Applicable]
       EXTENT APPLICABLE, DUAL CURRENCY NOTES, (If not applicable, delete the remaining sub-paragraphs of this INDEX LINKED REDEMPTION NOTES, PARTLY PAID paragraph) NOTES AND INSTALLMENT NOTES):
       (i) Fixed Rate[(s)] of Interest: [ ] per cent. per annum [payable [annually/semi-annually/quarterly/monthly] in arrear]
       (ii) Interest Payment Date(s): [ ] in each year [adjusted in accordance with [specify Business Day Convention and any Applicable Business Center(s) for the definition of "Business Day"]/not adjusted]
       (iii) Fixed Coupon Amount[(s)]: [ ] per [ ] in Nominal Amount
       (iv) Broken Amount(s): [Insert particulars of any initial or final broken interest amounts which do not correspond with the Fixed Coupon Amount[(s)]]
       (v) Fixed Day Count Fraction: [30/360] / [Actual/Actual (ICMA/ISDA)] / [other] (vi) Determination Dates: [ ] in each year (insert regular interest payment dates, ignoring issue date or maturity date in the case of a long or short first or last coupon (N.B. This will need to be amended in the case of regular interest periods which are not of equal duration.) (N.B. only relevant where Day Count Fraction is Actual/Actual ([ICMA])) [Not Applicable]
       (vii)     Other terms relating to the [Not Applicable/give details]
                 method of calculating interest for Fixed Rate Notes:
16. FLOATING RATE NOTE PROVISIONS (AND TO THE [Applicable/Not Applicable]
       EXTENT APPLICABLE, DUAL CURRENCY NOTES, (If not applicable, delete the remaining sub-paragraphs of this INDEX LINKED NOTES, PARTLY PAID NOTES AND paragraph) INSTALLMENT NOTES):
       (i)       Interest Period(s): [ ] (ii) Specified Interest Payment Dates:
                 [ ]
       (iii)     Business Day Convention: [Floating Rate Convention/ Following
                 Business Day Convention/ Modified Following Business Day
                 Convention/ Preceding Business Day Convention/ other (give details)]
       (iv)      Applicable Business Center(s) [London/specify others] for
                 purposes of "Business Day" definition:
       (v)       Manner in which the Rate(s) of [Screen Rate Determination/ISDA
                 Determination/other (give Interest and Interest Amount
                 details)] is/are to be determined:
       (vi)      Calculation Agent responsible [ ] for calculating the Rate(s)
                 of Interest and Interest Amount(s) (if not the Agent):
       (vii)     Screen Rate Determination:
                 --    Reference Rate:
                       (Either LIBOR, EURIBOR or other, although additional
                       information may be required if other-including any
                       amendment to fallback
                       provisions in the Conditions)
                 --   Applicable "Interest [Same as Condition
                      4(b)(iv)/(F)/specify other] Determination Date" definition
                      (if different from that in Condition 4(b)(iv)(F)):
                 --    Relevant Screen Page:
               (In the case of EURIBOR, if not Telerate 248 ensure it is a page which shows a composite rate)
       (viii) ISDA Determination:
                 --    Floating Rate Option:        [    ]
                 --    Designated Maturity:         [    ]
                 --    Reset Date:                  [    ]
       (ix) Margin(s): [+/-][ ] per cent per annum (x) Minimum Rate of Interest:
       [ ] per cent per annum (xi) Maximum Rate of Interest: [ ] per cent per annum (xii) Day Count Fraction: [ ] (xiii) Fall back provisions, rounding [ ]
                 provisions, denominator and any other terms relating to the method of calculating interest on Floating Rate Notes, if
                 different from those set out in the Conditions:
17. ZERO COUPON NOTE PROVISIONS [Applicable/Not Applicable]
                (If not applicable, delete the remaining sub-paragraphs of this paragraph)
       (i) Accrual Yield: [ ] per cent per annum (ii) Reference Price: [ ] (iii) Any other formula/basis of [ ]
                 determining amount payable:
       (iv)      Business Day Convention: [Following Business Day
                 Convention/Modified Following Business Day Convention/specify other]
       (v)       Applicable Business Centers for [London/specify others]
                 purposes of "Business Day" Definition:
       (vi)      Calculation Agent responsible [ ] for calculating the amount due (if not the Agent):
18. INDEX-LINKED INTEREST NOTE/OTHER [Applicable/Not Applicable]
       VARIABLE-LINKED INTEREST NOTE PROVISIONS
               (If not applicable, delete the remaining sub-paragraphs of this paragraph)
       (i) Index/Formula/other variable: [give or annex details] (ii) Calculation Agent responsible [ ]
                 for calculating the principal
                 and/or interest due (if not the
                 Agent):
       (iii) Provisions for determining [ ] Coupon where calculated by reference to Index and/or Formula and/or other variable:
       (iv) Interest Determination Date(s): [ ] (v) Provisions for determining [
       ]
                 Coupon where calculation by reference to Index and/or Formula and/or other variable is impossible or impracticable or
                 otherwise disrupted:
       (vi)      Interest Period(s) or other [ ] calculation periods:
       (vii)     Specified Interest Payment Dates: [ ]
       (viii)    Business Day Convention: [Floating Rate Convention/ Following
                 Business Day Convention/Modified Following Business Day
                 Convention/Preceding Business Day Convention/other (give
                 details)]
       (ix)      Applicable Business Center(s) [ ] for purposes of "Business
                 Day" definition:
       (x)       Minimum Rate of [ ] per cent per annum Interest/Interest
                 Amount:
       (xi)      Maximum Rate of [ ] per cent per annum Interest/Interest
                 Amount:
       (xii)     Day Count Fraction: [ ]
19. DUAL CURRENCY NOTE PROVISIONS(5) [Applicable/Not Applicable]
               (If not applicable, delete the remaining sub-paragraphs of this paragraph)
       (i)       Rate of Exchange/method of [give details] calculating Rate of
                 Exchange:
       (ii)      Calculation Agent, if any, [ ] responsible for calculating the principal and/or interest due (if not the Agent):
       (iii)     Provisions applicable where [ ] calculation by reference to
                 Rate of Exchange impossible or impracticable:
       (iv)      Person at whose option Specified [ ] Currency(ies) is/are
                 payable:
PROVISIONS RELATING TO REDEMPTION
20. CALL OPTION [Applicable/Not Applicable]
                 (If not applicable, delete the remaining sub-paragraphs of this paragraph)
       (i) Optional Redemption Date(s): [ ]
       (ii)      Optional Redemption Amount(s) of [ ] per Note of [ ] specified denomination each Note and method, if any, of calculation of such amount(s):
       (iii)     If redeemable in part: (a) Minimum Redemption Amount: [ ] (b)
                 Maximum Redemption Amount: [ ]
       (iv)      The applicable period for notice [Same as Condition
                 5(d)/specify other] to Noteholders (if different from that set out in Condition 5(d)):(6)
       (v)       The applicable period for notice [Same as Condition
                 5(d)/specify other] to the Agent (if different from that set out in Condition 5(d)):(6)
21. PUT OPTION [Applicable/Not Applicable]
                (If not applicable, delete the remaining sub-paragraphs of this paragraph)
       (i) Optional Redemption Date(s): [ ]
       (ii) Optional Redemption Amount(s) of [ ] per Note of [ ] specified denomination each Note and method, if any, of calculation of such amount(s):
       (iii) Notice period(6) [ ] (iv) Other details: [ ]
22.                                                FINAL REDEMPTION AMOUNT OF
                                                   EACH NOTE(5) [[ ] per Note of
                                                   [ ] specified denomination]
                                                   /[other]/[see Appendix]
       In cases where the Final Redemption Amount is Index-Linked or other variable-linked:
       (i) Index/Formula/variable: [give or annex details] (ii) Calculation Agent responsible [ ]
                 for calculating the Final
                 Redemption Amount:
       (iii) Provisions for determining Final [ ] Redemption Amount where calculated by reference to Index and/or Formula and/or other variable:
       (iv) Determination Date(s): [ ] (v) Provisions for determining Final [ ]
                 Redemption Amount where calculation by reference to Index
                 and/or Formula and/or other variable is impossible or
                 impracticable or otherwise disrupted:
       (vi)      Payment Date:
               [Include details if payments are made other than on the Maturity Date]
       (vii) Minimum Final Redemption Amount: [ ] (viii) Maximum Final Redemption Amount: [ ]
23.    EARLY REDEMPTION AMOUNT
       Early Redemption Amount(s) of each Note [ ] payable on redemption for taxation reasons or on event of default or other early redemption and/or the method of calculating the same (if required or if different from that set out in the Conditions):
GENERAL PROVISIONS APPLICABLE TO THE NOTES
24. Form of Notes: BEARER NOTES:
                                                   [Temporary global Note
                                                   exchangeable for a permanent
                                                   global Note which is
                                                   exchangeable for security
                                                   printed definitive Notes[only
                                                   if (as described more fully
                                                   in the Conditions) (a) there
                                                   should be an Event of
                                                   Default; (b) Euroclear,
                                                   Clearstream, Luxembourg and
                                                   any other relevant clearance
                                                   system are all no longer
                                                   willing or able to properly
                                                   discharge their
                                                   responsibilities and the
                                                   Agent and TMCC are unable to
                                                   locate a qualified successor;
                                                   (c) upon the election of
                                                   TMCC; or (d) upon 90 days
                                                   written notice of any
                                                   Noteholder, all as set forth
                                                   more fully in the
                                                   Conditions/Others (give
                                                   details)] [Temporary global
                                                   Note exchangeable for
                                                   security printed definitive
                                                   Notes on and after the
                                                   Exchange Date.]
25. Financial Center(s) or other special [Not Applicable/give details. Note that this item relates to the provisions relating to Payment Dates: date and place of payment, and not interest period end dates, to which items 15 (ii), 16(iv) and 18(ix) relates]
26. Talons for future Coupons or Receipts to [Yes/No. If yes, give details] be attached to definitive Notes (and dates on which such Talons mature):
27. Details relating to Partly Paid Notes: [Not Applicable/give details] amount of each payment comprising the Issue Price and date on which each payment is to be made [and consequences (if any) of failure to pay, including any right of the Issuer to forfeit the Notes and interest due on late payment]:
28. Details relating to Installment Notes: [Not Applicable/give details] amount of each installment, date on which each payment is to be made:
29.    Whether the Notes will be subject to [Yes/No]
       redenomination or exchange into euro:       (if yes, specify particular
                                                   provision(s) applicable in
                                                   full)
30.    Further Issues and Consolidation:           [TMCC may from time to time,
                                                   without the consent of the
                                                   holders of Notes, Receipts or
                                                   Coupons of this Series,
                                                   create and issue further
                                                   Notes of this
                                                   Series having the same terms
                                                   and conditions as the Notes
                                                   (or the same terms and
                                                   conditions save for the first
                                                   payment of interest thereon
                                                   and the Issue Date thereof)
                                                   so that the same shall be
                                                   consolidated and form a
                                                   single Series with the
                                                   outstanding Notes and
                                                   references in the Conditions
                                                   to "Notes" shall be construed
                                                   accordingly.]
31. Other final terms: [Not Applicable/give details]
                                                   (When adding any other final
                                                   terms consideration should be
                                                   given as to whether such
                                                   terms constitute "significant
                                                   new factors" and consequently
                                                   trigger the need for a
                                                   Supplementary
                                                   Prospectus--under Article 16
                                                   of the Prospectus Directive.)
DISTRIBUTION
32.              (i) If syndicated, names and [Not Applicable/give names,
                 addresses and underwriting addresses of Managers and
                 commitments] underwriting commitments: (Include names and
                 addresses of entities agreeing to underwrite
                                                   the issue on a firm
                                                   commitment basis and names
                                                   and addresses of the entities
                                                   agreeing to place the issue
                                                   without a firm commitment or
                                                   on a "best efforts" basis if
                                                   such entities are not the
                                                   same as the Managers.)
       (ii)      Date of Syndicate Purchase [ ] Agreement:
       (iii)     Stabilizing Manager(s) (if any): [Not Applicable/give name] 33.
                 If non-syndicated, name and address of [Not Applicable/give name and address]
       Dealer:
34. Total commission and concession: [ ] per cent. of the Aggregate Nominal Amount 35. Additional selling restrictions: Selling restrictions, including those applicable to the United
                                                   States and United Kingdom are
                                                   set out in the Offering
                                                   Circular and Appendix B to
                                                   the Fifth Amended and
                                                   Restated Program Agreement
                                                   dated September 30, 2005 [and
                                                   the Syndicate Purchase
                                                   Agreement dated [ ], among
                                                   the Dealers and the Company.]
PART B--OTHER INFORMATION
36. [RISK FACTORS
                                                   Additional product specific
                                                   risk factors which are not
                                                   covered under "Risk Factors"
                                                   in the Offering Circular
                                                   [Give details. N.B. If any
                                                   such additional risk factors
                                                   are to be included,
                                                   consideration should be given
                                                   as to whether they constitute
                                                   "significant risk factors"
                                                   and consequently trigger the
                                                   need for a Supplementary
                                                   Prospectus under Article 16
                                                   of the Prospectus
                                                   Directive.][Not Applicable.]
37.    LISTING
       (i) Listing: [London/Luxembourg/other (specify)/None] (ii) Admission to trading: [Application has been made for the Notes to be admitted to trading on [the Gilt Edged
                                                   and Fixed Interest Market of
                                                   the London Stock Exchange]
                                                   [other] with effect from [
                                                   ].] [Other] [Not Applicable.]
                                                   (Where documenting a fungible
                                                   issue need to indicate that
                                                   original securities are
                                                   already admitted to trading.)
38.    RATINGS
       Program Ratings:                            For information on Program
                                                   Ratings, see "General
                                                   Information--Credit Ratings"
                                                   in the Offering Circular
                                                   dated[            ].
                                                   [The Notes to be issued have
                                                   been rated:
                                  [S & P: [ ]]
                                                   [Moody's: [    ]]
                                                   [[Other]: [    ]]
                                                   [Need to include a brief
                                                   explanation of the meaning of
                                                   the ratings if an explanation
                                                   different from that contained
                                                   in the Offering Circular has
                                                   previously been published by
                                                   the rating provider.] (The
                                                   above disclosure should
                                                   reflect the rating allocated
                                                   to Particular Notes where the
                                                   issue has been specifically
                                                   rated.].)
39.    [NOTIFICATION
                                                   The Financial Services
                                                   Authority [has been requested
                                                   to provide/has
                                                   provided--include first
                                                   alternative for an issue
                                                   which is contemporaneous with
                                                   the establishment or update
                                                   of the Program and the second
                                                   alternative for subsequent
                                                   issues] the[include names of
                                                   competent authorities of host
                                                   Member States] with a
                                                   certificate of approval
                                                   attesting that the Base
                                                   Prospectus has been drawn up
                                                   in accordance with the
                                                   Prospectus Directive.]
40. [INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE [ISSUE/OFFER]
                                                   Need to include a description
                                                   of any interest, including
                                                   conflicting ones, that is
                                                   material to the issue/offer,
                                                   detailing the persons
                                                   involved and the nature of
                                                   the interest. [Give details]
                                                   [Not applicable] May be
                                                   satisfied by the inclusion of
                                                   the following statement:
                                                   "Save as discussed in
                                                   "Subscription and Sale" in
                                                   the Offering Circular, so far
                                                   as TMCC is aware, no person
                                                   involved in the offer of the
                                                   Notes has an interest
                                                   material to the offer."]
41. REASONS FOR THE OFFER, ESTIMATED NET PROCEEDS AND TOTAL EXPENSES
       [(i)      Reasons for the offer             As set forth in "Use of
                                                   Proceeds" in the Offering
                                                   Circular dated
                                                   September 30, 2005.
                                                   (See "Use of Proceeds"
                                                   wording in Base Prospectus--
                                                   if reasons for offer
                                                   different from making profit
                                                   and/or hedging certain risks
                                                   will need to include those
                                                   reasons here.)]
       [(ii)] Estimated net proceeds:
                                                   (If proceeds are intended for
                                                   more than one use will need
                                                   to split out and present in
                                                   order of priority. If
                                                   proceeds insufficient to fund
                                                   all proposed uses state
                                                   amount and sources of other
                                                   funding.)
       [(iii)]                                     Estimated total expenses:
                                                   [Include breakdown of
                                                   expenses (e.g. legal fees,
                                                   listing fees, commissions).]
                                                   (If the Notes are derivative
                                                   securities to which Annex XII
                                                   of the Prospectus Directive
                                                   Regulation applies it is only
                                                   necessary to include
                                                   disclosure of net proceeds
                                                   and total expenses at (ii)
                                                   and (iii) above where
                                                   disclosure is included at (i)
                                                   above.)
42. [FIXED RATE NOTES ONLY--YIELD
       Indication of yield:                        [The yield is the internal
                                                   rate of return of the cash
                                                   flows over the duration of
                                                   the Notes assuming an initial
                                                   amount of[]% and
                                                   final amount of []%]
                                                   [Include alternative method
                                                   of calculating yield in
                                                   summary form.]
                                                   As set out above, the yield
                                                   is calculated at the Issue
                                                   Date of the basis of the
                                                   Issue Price. It is not an
                                                   indication of future
                                                   yield.]
43. [FLOATING RATE NOTES ONLY--HISTORIC INTEREST RATES
                                                   Details of historic
                                                   [LIBOR/EURIBOR/other]
                                                   rates can be obtained
                                                   from [Telerate].]
                                                   [Give other details]
                                                   [Not Applicable]
44. [INDEX-LINKED OR OTHER VARIABLE-LINKED NOTES ONLY--PERFORMANCE OF INDEX/FORMULA/OTHER VARIABLE, EXPLANATION OF EFFECT ON VALUE OF INVESTMENT AND ASSOCIATED RISKS AND OTHER INFORMATION CONCERNING THE UNDERLYING AND
       POST ISSUANCE INFORMATION
                                                   [Need to include details of
                                                   where past and future
                                                   performance and volatility of
                                                   the index/formula/other
                                                   variable can be obtained and
                                                   a clear and comprehensive
                                                   explanation of how the value
                                                   of the investment is affected
                                                   by the underlying (including
                                                   market or settlement
                                                   disruption events that affect
                                                   the underlying) and the
                                                   circumstances when the risks
                                                   are most evident. Include a
                                                   description of any adjustment
                                                   rules with relation to events
                                                   concerning the underlying.
                                                   Where the underlying is an
                                                   index need to include the
                                                   name of the index and a
                                                   description if composed by
                                                   the Issuer and if the index
                                                   is not composed by the Issuer
                                                   need to include details of
                                                   where the information about
                                                   the index can be obtained.
                                                   Where the underlying is a
                                                   security, the name of the
                                                   ISIN or other identification
                                                   code. Where the underlying is
                                                   a basket of underlyings,
                                                   disclosure of the relevant
                                                   weightings. Where the
                                                   underlying in an interest
                                                   rate, need to include a
                                                   description of the interest
                                                   rate. Where the underlying is
                                                   not an index/underlying
                                                   security/basket/ interest
                                                   rate need to include
                                                   equivalent information.*]
                                                   [Give details] [Not
                                                   Applicable] [The Issuer does
                                                   not intend to provide
                                                   post-issuance information on
                                                   the underlying] [Give
                                                   details]
45. [DUAL CURRENCY NOTES ONLY--PERFORMANCE OF RATE[S] OF EXCHANGE AND EXPLANATION OF EFFECT ON VALUE OF INVESTMENT
                                                   [Need to include details of
                                                   where past and future
                                                   performance and volatility of
                                                   the relevant rate[s] can be
                                                   obtained and a clear and
                                                   comprehensive explanation of
                                                   how the value of the
                                                   investment is affected by the
                                                   underlying and the
                                                   circumstances when the risks
                                                   are most evident.]

                                                   [Give details]
                                                   [Not Applicable]

OPERATIONAL INFORMATION
46. ISIN Code: [Give details] [Not Applicable] 47. Common Code: [Give details] [Not Applicable] 48. Any clearing system(s) other than [Not Applicable/give name(s) and number(s)]
       Euroclear Bank S.A./N.V. and Clearstream
       Banking Societe Anonyme and the relevant identification number(s):
49. Delivery: Delivery [against/free of] payment 50. Names and addresses of additional Paying [Give details] [Not Applicable]
       Agent(s) (if any):

[LISTING AND ADMISSION TO TRADING APPLICATION

These Final Terms comprise the final terms required to list and have admitted to trading the issue of Notes described herein pursuant to the U.S. $20,000,000,000 Euro Medium Term Note Program of Toyota Motor Credit Corporation.]

RESPONSIBILITY

The Issuer accepts responsibility for the information contained in these Final Terms. [ has been extracted from. The Issuer confirms that such information has been accurately reproduced and that, so far as it is aware, and is able to ascertain from information published by, no facts have been omitted which would render the reproduced inaccurate or misleading.]

Signed on behalf of the Issuer:

By:
Duly authorised
cc: JPMorgan Chase Bank, N.A.

[GRAPHIC OMITTED]
                                               Appendix D--21

                                               Appendix D--1

(1) Only include details of a Supplementary Offering Circular/Base Prospectus in which the Conditions have been amended for the purposes of all future issues under the Program.

(2) Article 14.2 of the Prospectus Directive provides that a Base Prospectus is deemed available to the public when, inter alia, made available (i) in printed form free of charge at the offices of the market on which securities are being admitted to trading; or (ii) at the registered office of the Issuer and at the offices of the financial intermediaries placing or selling the securities, including Paying Agents; or (iii) in an electronic form on the Issuer's website. Article 16 of the Prospectus Directive requires that the same arrangements are applied to Supplementary Prospectuses.

(3) In the transitional phase it is most likely that the "original" offering document containing the Conditions will not be a Prospectus Directive compliant prospectus whereas the "current" offering document will be.

(4) Section 6: Add the following language if the Program allows for issues of securities with a maturity of less than one year and the issuer is not an authorised person permitted to accept deposits or an exempt person under the UK Financial Services and Markets Act 2000. Delete square-bracketed text for issuers incorporated in the UK or within S 418 FSMA. The issue of securities with a maturity of less than one year by such issuers, where the issue proceeds are to be accepted in the United Kingdom, or, in the case of issuers incorporated in the UK or within S 418 FSMA, will be subject to S 19 FSMA unless their denomination is (pound)100,000 or more (or its equivalent in other currencies) and they are only issued to "professionals" within Article 9(2)(a) of the Financial Services and Markets Act (Regulated Activities) Order 2001:

         Notes [(including Notes denominated in Sterling) in respect of which the issue proceeds are to be accepted by the issuer in the United Kingdom or whose issue otherwise constitutes a contravention of S 19 FSMA and] which have a maturity of less than one year must have a minimum redemption value of (pound)100,000 (or its equivalent in other currencies).

         Add appropriate provisions to terms and conditions if included.

(5) If the Final Redemption Amount is less than 100% of the nominal value the Notes will be derivative securities for the purposes of the Prospectus Directive and the requirements of Annex XII to the Prospectus Directive Regulation will apply.

(6) If setting notice periods which are different to those provided in the terms and conditions, issuers are advised to consider the practicalities of distribution of information through intermediaries, for example, clearing systems and custodians, as well as any other notice requirements which may apply, for example, as between the issuer and its fiscal agent or any trustee.

* Required for derivative securities to which Annex XII of the Prospectus Directive Regulation applies. See footnote 5 above.

                                     ANNEX C

                      FORM LETTER FROM LEAD MANAGER/DEALER




[Date]


To:      [Issuer]
c.c.:    [Agent]



                                    [ISSUER]
                   [Title of relevant tranche of Notes (specifying type
                    of Notes] issued pursuant to the U.S.$20,000,000,000 Euro
                           Medium-Term Note Program
                       of Toyota Motor Credit Corporation


We hereby confirm the agreement for the issue to us of [describe issue] Notes due [ ] (the "Notes") under the above Program pursuant to the terms of issue set out in the Final Terms which we are faxing herewith.

[The selling commission in respect of the Notes will be [ ] per cent. of the nominal amount of the Notes and will be deductible from the net proceeds of the issue.]

The Notes are to be credited to [Euroclear/Clearstream] account number [ ] in the name of [Name of Dealer].

Please confirm your agreement to the terms of issue by signing and faxing to us a copy of the Final Terms in the form attached hereto.

For and on behalf of [Name of Dealers].


By:
         --------------------------------------------
         Authorized signatory

                                     ANNEX D

                            TRADING DESK INFORMATION

                                   THE COMPANY

                         TOYOTA MOTOR CREDIT CORPORATION
                           19001 South Western Avenue
                           Torrance, California 90501
              Telephone No: (310) 468-4001; Fax No: (310) 468-6194
                     Attention: Corporate Manager, Treasury

                                   The Dealers

  MERRILL LYNCH INTERNATIONAL           BNP PARIBAS
  Merrill Lynch Financial Centre        10 Harewood Avenue
  2 King Edward Street                  London EC2M 2RH
  London EC1A 1HQ                       Telephone: 0207 595 2000
  Telephone: 0207 995 3995              Telefax: 0207 595 2555
  Telefax: 0207 995 2968                Attn: Euro Medium Term Note Desk
  Attn: EMTN Trading and Distribution
  Desk

  CREDIT SUISSE FIRST BOSTON            DRESDNER BANK AKTIENGESELLSCHAFT
  (EUROPE) LIMITED                      Jurgen-Ponto-Platz 1
  One Cabot Square                      60301 Frankfurt am Main
  London E14 4QJ                        Federal Republic of Germany
  Telephone: 0207 888 4021              Telephone: 0207 475 4375
  Telefax: 0207 905 6128                Telefax: 0207 475 5843
  Attn: MTN Trading                     Attn: MTN-Desk

  J.P. MORGAN SECURITIES LTD.           MORGAN STANLEY & CO. INTERNATIONAL
  125 London Wall                       LIMITED
  London EC2Y 5AJ                       25 Cabot Square
  Telephone: 0207 779 3469              Canary Wharf
  Telefax: 0207 777 9153                London E14 4QA
  Attn: Euro Medium Term Note Desk      Telephone: 0207 677 7799
                                        Telefax: 0207 677 7999
                                        Attn: Debt Capital Markets--Head of
                                        Transaction Management Group

  NOMURA INTERNATIONAL PLC              UBS LIMITED
  Nomura House                          100 Liverpool Street
  1 St. Martin's-le-Grand               London EC2M 2RH
  London EC1A 4NP                       Telephone: 0207 567 2479
  Telephone: 0207 521 5652              Telefax:  0207 568 3349
  Telefax: 0207 521 2616                Attn:  MTNs and Private Placements
  Attn: MTN Trading

                                   APPENDIX E

                                FORM OF THE NOTES

         Each Tranche of Notes will initially be represented by one or more temporary global Notes, without receipts, interest coupons or talons, which will be delivered to a common depositary for Euroclear and Clearstream, Luxembourg.

         While any Note is represented by a temporary global Note, payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will be made against presentation of the temporary global Note only to the extent that certification of non-U.S. beneficial ownership (in the form set out in the temporary global Note) has been received from Euroclear or Clearstream, Luxembourg. Interests in the temporary global Note will be exchangeable for interests in a permanent global Note and/or for security printed definitive Notes (as specified under "Terms and Conditions of the Notes" and in the applicable Final Terms) not earlier than the date (the "Exchange Date") which is 40 days after completion of the distribution of the relevant Tranche, provided that certification of non-U.S. beneficial ownership has been received. No interest or principal payments will be made on a temporary global Note after the Exchange Date.

         Payments of principal or interest (if any) in respect of a permanent global Note will be made through Euroclear and Clearstream, Luxembourg, against presentation or surrender, as the case may be, of the permanent global Note without any requirement for further certification. A permanent global Note will be exchangeable in whole, but not in part, for security printed definitive Notes with, where applicable, receipts, interest coupons and talons attached not earlier than the Exchange Date under certain limited circumstances set forth under "Terms and Conditions of the Notes". If a portion of the Notes continue to be represented by the temporary global Note after the issuance of definitive Notes, the temporary global Note shall thereafter be exchangeable only for definitive Notes, subject to certification of non-U.S. beneficial ownership. Unless specified in the applicable Final Terms, investors shall have the right to require the delivery of definitive Notes; provided, however, that such delivery may be conditioned on written notice, as specified in the applicable Final Terms, from Euroclear or Clearstream, Luxembourg (as the case may be) acting on instructions of the holders of interest in the temporary or permanent global Note and/or on the payment of costs in connection with the printing and distribution of the definitive Notes. No definitive Note delivered in exchange for a permanent or temporary global Note shall be mailed or otherwise delivered to any locations in the United States of America in connection with such exchange. Temporary and permanent global Notes and definitive Notes will be issued by JPMorgan Chase Bank, N.A., as issuing and (unless specified otherwise in the applicable Final Terms) principal paying agent and, unless specified otherwise in the applicable Final Terms, as calculation agent (the "Agent", which expression includes any successor agents or any other Calculation Agent specified in the applicable Final Terms) pursuant to a Fifth Amended and Restated Agency Agreement dated as of September 30, 2005 (the "Agency Agreement"), and made between TMCC, the Agent and the other paying agents named therein (together with the Agent, the "Paying Agents", which expression includes any additional or successor paying agents).

         If specified in the applicable Final Terms, other clearance systems capable of complying with the certification requirements set forth in the temporary global Note may be used in addition to or in lieu of Euroclear and Clearstream, Luxembourg, and any reference herein to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include such other additional or alternative clearing system.

         If specified in the applicable Final Terms, TMCC may use market standard definitions in the terms and conditions of any Notes, including those published by the International Swaps and Derivatives Association.

         Temporary and permanent global Notes and definitive Notes will be issued in bearer form only. The following legend will appear on all global Notes, definitive Notes, receipts and interest coupons for Notes with a maturity of more than 183 days:

         "Any United States person (as defined in the Internal Revenue Code of the United States) who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code."

         The sections referred to in such legend provide that United States Noteholders, with certain exceptions, will not be entitled to deduct any loss on Notes, receipts or interest coupons and will not be entitled to capital gains treatment of any gain on any sale, disposition or payment of principal in respect of Notes, receipts or interest coupons.

         The following legend is required by the United States information reporting and backup withholding rules and will appear on all global Notes, definitive Notes, receipts and interest coupons for Notes with maturities at issuance of 183 days or less:

         "By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder)."

APPLICABLE FINAL TERMS

         Set out below is the form of Final Terms which will be completed for each Tranche of Notes issued under the Program.

[See Annex B to Appendix D (Form of Operating & Administrative Procedures Memorandum) for the Final Terms.]